NEUBERGER BERMAN MANAGEMENT LLC

COMPLIANCE POLICIES

Prepared in response to Fidelity Investments Request For Proposal

(Dated July 2010)

This document is supplemental information to the RFP responses and Summary Compliance Policy and Procedure document (prepared for Sub-Advised relationships) previously submitted. This Compliance Manual is prepared primarily for NBM’s proprietary funds, certain topics and descriptions of functional responsibilities may not be applicable to investment advisers that retain NBM as a sub-adviser to their registered investment companies (e.g. third-party investment portfolios).

NBM represents that the information contained herein is accurate as of the date specified.

TABLE OF CONTENTS

Chapter 1:	Introduction…………………………………………………………….	3
Chapter 2:	General Overview……………………………………………………...	4
Chapter 3:	Authorized Signatures………………………………………..............	9
Chapter 4:	Code of Ethics………………………………………………………….	10
Chapter 5:	Regulatory Reporting Requirements…………………………………...	12
Chapter 6:	Portfolio Management Practices……………………………………….	13
Chapter 7:	Trading Practices……………………………………………………….	21
Chapter 8:	Proxy Voting…………………………………………………………...	40
Chapter 9:	Class Actions…………………………………………………………...	43
Chapter 10:	Pricing of Securities……………………………………………………	44
Chapter 11:	Maintenance and Retention of Books and Records……………………	46
Chapter 12:	Protection of Non-Public Information………………………………….	47
Chapter 13:	Gifts and Entertainment………………………………………………..	52
Chapter 14:	Business Continuity…………………………………………………….	54
Chapter 15:	Regulation S-P [Privacy]……………………………………………….	55
Chapter 16:	Regulatory Inspections…………………………………………………	56
Chapter 17:	Potential Conflicts with Side by Side Management (Long/Short)..……	57
Exhibit 1	Glass Lewis Proxy Voting Guidelines…………………………………

CHAPTER 1: INTRODUCTION

Neuberger Berman Management LLC (“NBM” or the “Firm”) complies with and subscribes to sound investment principles and practices and the highest ethical and fiduciary standards. It is NBM’s intent to ensure full conformity with the rules and regulations of the governing bodies to which the Firm is subject. These include the Investment Advisers Act of 1940 (“Advisers Act”) and the Investment Company Act of 1940 (“ICA”) and the rules and regulations there under as well as all other relevant federal and state regulations This manual is intended as a comprehensive guide to the maintenance of a meaningful and substantive investment management compliance program. It sets forth the principal statutes and rules governing the regulation of investment advisers and investment companies (also referred to in this manual as mutual funds or “Funds”). In short, this manual seeks to provide guidelines for many of the practices and procedures which often give rise to compliance complications.

This manual cannot and does not cover completely all of the possible issues and factual circumstances which may arise in relation to the Firm’s investment advisory business. If you have any questions regarding a policy or procedure described herein or any legal or compliance matter, please direct your questions to the NBM Legal and Compliance Department.

Periodic Review and Monitoring

The Legal & Compliance Department is responsible for assisting management in ensuring that employees comply with all Neuberger Berman compliance policies and procedures. Accordingly, the Legal & Compliance Department has the authority to review all business transactions, records and activities, and is charged with maintaining and enforcing all Neuberger Berman policies and procedures including those adopted by NBM. All employees are expected to cooperate with any reviews conducted by the Compliance Department as well as those of any designee (e.g., Internal Audit Department or any third party Consultant hired to conduct such review), and to provide assistance where appropriate.

CHAPTER 2: GENERAL OVERVIEW

Regulatory Authority:  Investment Company Act Rule 38a-1

2.1

COMPLIANCE POLICIES AND PROCEDURES

Employees should be familiarized with the Neuberger Berman Management LLC (“NBM”) compliance policies and procedures concerning their professional conduct under applicable regulatory frameworks. Compliance is the responsibility of each employee at the Firm. This manual generally describes investment-related legal requirements, but does not address every compliance issue that might arise.

2.2

ROLE OF THE CHIEF COMPLIANCE OFFICER

Rule 38a-1 under the Investment Company Act (“ICA”) requires the Funds to designate an individual to serve as their Chief Compliance Officer (“Fund CCO”).1 The Fund CCO is responsible for developing and administering the Funds’ compliance program and functions as the compliance arm of the mutual fund Board The Fund CCO administers this compliance program through established controls, monitoring and correction that are consistent with the policies and procedures adopted by the Funds, their Board and/or specific federal regulation.

As the individual who enforces a fund firm’s compliance culture, the Fund CCO promotes the importance of complying with policies, procedures and regulations and also provides the necessary reinforcement on those persons who are not meeting their compliance obligations.2 The SEC observed that the Fund CCO should be “competent and knowledgeable regarding the federal securities laws and should be empowered with full responsibility and authority to develop and enforce appropriate policies and procedures for the fund.”3 The Fund CCO reviews and reports to the Board on how NBM and other Service Providers are complying with applicable laws, rules, industry best practices, internal policies and procedures and any special mandates from the Board.

The Fund CCO is empowered with full responsibility and authority to develop and enforce appropriate policies and procedures for the Funds and to compel compliance with the policies and procedures. This includes the responsibility for:

•

the independent oversight of the activities of NBM and the other Service Providers;

•

assisting NBM in the ongoing design, management, implementation, and oversight of the compliance function as it relates to the Funds;

•

monitoring events to ensure that any corrective actions to address compliance issues are implemented; and

•

advising NBM of any changes in laws, regulations, SEC staff interpretations or industry best practices that may necessitate a modification of its compliance policies and procedures.

1

In addition, Rule 206(4)-7 separately requires registered investment advisers to appoint a CCO.

2

Speech of Paul Roye, Directors of SEC’s Division of Investment Management, to the Mutual Fund Directors Forum, Jan. 7, 2004

3

Adopting Release, supra note 5 at text accompany fn. 75.

The Fund CCO reports to the Board and recommends corrective actions and remedies to address compliance deficiencies. In addition, the Fund CCO meets separately with the Independent Trustees/Directors of the Funds at least once a year in an executive session, without Fund management, to discuss issues with respect to the Funds’ compliance program.4

2.3

THE COMPLIANCE PROGRAM

As the SEC registered investment adviser to the Funds, NBM is subject to Rule 206(4)-7 of the Investment Advisers Act (Advisers Act) as well as Rule 38a-1 of the ICA. Rule 206(4)-7 requires an adviser to adopt and implement written policies and procedures reasonably designed to prevent violation of the Advisers Act by the adviser or any of its supervised persons.5 An adviser must consider its fiduciary and regulatory obligations under the Advisers Act and adopt policies and procedures appropriate to address them.6 Since NBM is the adviser to registered investment companies, its policies and procedures will primarily address those activities it performs on behalf of such investment companies. Thus, the substance of many of  the investment adviser policies and procedures of NBM will be similar, if not identical, to those that are required by Rule 38-1 for registered investment companies.

Rule 38a-1 requires all registered investment companies to (1) adopt and implement written policies and procedures reasonably designed to prevent violations of the federal securities laws by a Fund, including policies and procedures that provide for the oversight of compliance by each investment adviser, principal underwriter, administrator and transfer agent of the Funds (collectively referred to throughout as “Service Providers”); (2) obtain the approval of the Board, including a majority of the trustees who are not “interested persons” of the Funds, as that term is defined in Section 2(a)(19) of the ICA (“Independent Trustees”), and, at least annually, review the adequacy and effectiveness of those policies and procedures; and (3) designate a Chief

Compliance Officer (“CCO”) to be responsible for administering those policies and procedures.7

The purpose of the Funds’ compliance program is to fulfill these requirements.

Annually, the Fund CCO must (1) review the policies and procedures of the Funds and each of their Service Providers and (2) prepare a written report to the Boards that address, at a minimum:

4

The SEC has stated, “The executive session creates an opportunity for the chief compliance officer and the independent [trustees] to speak freely about any sensitive compliance issues of concern to any of them, including any reservations about the cooperativeness or compliance practices of Funds’ management.” SEC Release IC-26299, at Section II(C)(2) (Dec 17, 2003).

5

A supervised person is defined as any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

6

See IA Release 2204 Final Rule: Compliance Programs of Investment Companies and Investment Advisers

7

See Final Rule: Compliance Programs of Investment Companies and Investment Advisers, Rel. No. IC- 26299 (December 17, 2003).

•

the operation of the policies and procedures of the Funds and their Service Providers, including, but not limited to, the adequacy and effectiveness of the implementation of the Funds’ and Service Providers’ policies and procedures;

•

a discussion of any changes in laws, regulations, SEC staff interpretations or industry best practices that may necessitate a modification to the Fund compliance program;

•

any material changes made to those policies and procedures since the date of the last report, including any material changes based on significant changes to Federal securities laws or regulations or as otherwise deemed appropriate;

•

any “material” changes to the policies and procedures recommended as a result of the annual review; and

•

each “material compliance matter” that occurred since the date of the last report. In this regard, Rule 38a-1 defines a “material compliance matter” as:

any compliance matter about which the fund’s board of directors would reasonably need to know to oversee the funds’ compliance, and involves, without limitation: (i) a violation of the Federal Securities Laws by the fund or its service providers or (officers, directors, employees and agents thereof,

(ii) a violation of the policies and procedures of the fund [or its service providers, or (iii) a weakness in the design or implementation of the policies and procedures of the fund or its service providers.8

Reviews and reports may be conducted more frequently than annually at the discretion of the Fund CCO and the Boards.

2.4

Annual Compliance Assessment

The Compliance Department is responsible for monitoring compliance with the adopted policies and procedures of the Funds and is assisted in fulfilling this requirement by the Fund Administration Department and State Street’s Fund Accounting Department. Periodic portfolio compliance monitoring is conducted within the Fund Administration Department. To the extent that material issues or matters are identified as part of Fund Administration’s monitoring, these items are then escalated to the Compliance Department which is responsible for ensuring prompt resolution. In addition to providing regular advice to the business in its conduct of day to day activities, the Compliance Department’s direct monitoring and surveillance functions include the administration of the Funds’ Code of Ethics, administration and reporting to third party sub- advised clients and any specialized reports or information that are developed to assist in the review and evaluation of new and/or existing products or processes.

The Fund Administration Department is responsible for conducting certain daily, weekly and monthly compliance reviews and monitoring. Fund Administration performs Fund surveillance relating to investment guidelines and portfolio limitations outlined in each Fund’s prospectus and statement of additional information, as well as requirements under the ICA and the Internal

8

Rule 38a-1(e)(2).

Revenue Code, and portfolio and security valuation. Fund Administration is assisted in conducting its monitoring by State Street’s Fund Accounting Department, which provides certain portfolio reporting as well as account information that is used by Fund Administration in its review and report preparation.

Fund Administration provides the Compliance Department and, in many instances, members of the portfolio management team with regular notification of the results of the compliance tests performed. In the event of a suspected material compliance violation, the Compliance Department will generally follow up with the appropriate person(s) to determine whether a violation occurred and, if so, ensure that the violation is corrected promptly and determine whether the violation suggests a need to revise or add policies or procedures. In addition, Fund Administration works with the Compliance Department to ensure that the requirements of the policies and procedures which they monitor are understood and interpreted correctly.

The Funds’ Chief Compliance Officer has established a risk-based annual compliance program to monitor the adequacy of the policies and procedures of the Funds and of the Fund’s investment adviser, principal underwriter, administrator, and transfer agent as well as the effectiveness of their implementation.

Neuberger Berman Group LLC’s Internal Audit Department periodically performs audit examinations in conjunction with an evaluation of a Firm-wide risk assessment that includes operational and regulatory risks. Audits of mutual fund areas include but are not necessarily limited to, portfolio management processes, direct marketing activities, and third party payments.

2.5

Chief Compliance Officer Reports

The Chief Compliance Officer of the Neuberger Berman Group of Funds will provide, no less frequently than annually, a written report to the Board of Trustees/Directors that, at a minimum addresses: (i) the operation of the policies and procedures of the Funds and each investment adviser, principal underwriter, administrator and transfer agent of the Funds; (ii) any material changes made to the policies and procedures since the last CCO report; (iii) any material changes made to the policies and procedures recommended as a result of the annual review; and (iv) each material compliance matter that occurred since the date of the last CCO report.

At least once each year, the CCO will meet in executive session with the Funds’ Boards without the presence of Neuberger Berman management or interested directors. Material compliance issues will always be brought to the attention of the Boards immediately, and not deferred until the annual report.

2.6

BUSINESS OVERVIEW AND STRUCTURE

The Legal and Compliance Department is divided into two groups: the Legal Department and Compliance Department. The Fund CCO is located within the Compliance Department of Neuberger Berman Management LLC. Nevertheless, the Fund CCO directly reports into the Deputy General Counsel of Neuberger Berman Group LLC (NBG). The Deputy  General Counsel reports to the Chief Legal Officer (“CLO”) of NBG. The CLO reports to the CEO of NBG.

The Fund CCO manages the resources devoted to the CCO function. Resources are allocated from the Legal and Compliance Department to the Fund CCO on an as needed basis. The Fund CCO may delegate any of her responsibilities to various designees as appropriate as long as she remains primarily responsible for compliance oversight and administration.

In addition to the Legal and Compliance Department, NBG also has an Internal Audit Department, which conducts periodic reviews and evaluations of the policies, procedures and processes of NBM and its NBG affiliates. The personnel in each of these departments work closely and consult with one another on a continuous basis. The Internal Audit function at NBG is co-headed by two Senior Vice Presidents. It is standard procedure within the Firm that audit reports made by the Internal Audit Department will generally be delivered to an appropriate counterparty in the Legal and Compliance Department. Consistent with this policy, whenever the Internal Audit Department makes a report concerning the Funds, or an aspect of NBM or NBG operations that affects or relates to the Funds, the Fund CCO will be provided with a copy of that report.

CHAPTER 3: AUTHORIZED SIGNATORIES

Various relationships (such as custody, portfolio trading, securities lending) require signatories who have been authorized by the Boards to execute documents and issue instructions. The Boards approve such individuals annually or more frequently as necessary. The Corporate Secretary in coordination with the Fund Administration Department is responsible for securing such approvals and making sure staff changes are reflected in the records of the mutual funds.

CHAPTER 4: CODE OF ETHICS

Regulatory Authority: Investment Company Act Section 17(j), Rule 17j-1, Section 36(a); Investment Advisers Act Rule 204A-1 and Rule 204-2(a)(12); FINRA Regulations (refer to the NBM Written Supervisory Procedures for additional details via the Legal and Compliance Department intranet through “myNeuberger”)

NBM is a registered investment adviser and provides advice to registered investment companies (“Funds”) and also serves as the principal underwriter to the NBM Group of Funds. As a result, NBM is required by the above referenced regulations to adopt a written Code of Ethics (“Code”) and to institute procedures reasonably necessary to prevent violation of its policies. To the extent there are affiliated entities within Neuberger Berman Group LLC that serve as sub-investment adviser to any investment company under NBM, these entities would be subject to the NBM Group of Funds Code of Ethics (the “NBM Code”). All personnel at NBM are considered Access Persons9 and are required upon employment and annually thereafter to certify that they have read and understand the NBM Code, recognize that they are subject to it and have complied with it. Violations of the NBM Code are reported on a quarterly basis to the Ethics and Compliance Committee (“Committee”) of the Boards of Directors/Trustees of the NBM Group of Funds.

The Compliance Department is responsible for annual certifications, and reports violations to the Committee.

As an employee of NB and/or an Access Person of the Funds, you should read the NBM Code carefully and ensure that you comply with its requirements. For a full description of the NBM Code, please access the Legal and Compliance Department intranet through “myNeuberger”. If you have any questions regarding the NBM Code or any Neuberger Berman policy, please contact the Compliance Department..

In particular, it should be noted that:

•

Investment personnel are required to maintain their covered accounts at Neuberger Berman. Non-investment personnel are required to maintain their covered accounts at Neuberger or Fidelity Investments (with prior written approval from the Compliance Department).

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Pre-Clearance: All trades are pre-cleared by the Neuberger Berman trading desk and monitored by the Compliance Department.

•

Same Day Blackout Period. Investment Persons (as defined in the NBM Code) may not execute a securities transaction on a day during which any NBM mutual fund has a pending buy or sell order in that same security, until that order is executed or withdrawn.

9 An Access Person is any Advisory Person of a Fund or of a Fund's investment adviser. Since NBM’s primary business is as an investment adviser to Funds, all of NBM’s directors, officers, and general partners and all of a Fund's directors, officers, and general partners are presumed to be Access Persons of the Fund.

•

Holding Period: All employee and employee related accounts are subject to a 30-day holding period for each covered security holding and this is calculated on a last in first out basis.

•

Affiliated Mutual Fund Holding Period: Certain employees who make or participate in making recommendations regarding the purchase or sale of fund portfolio securities, or obtain information regarding such transactions, are subject to a 60-day holding period for shares of the NBM Funds or shares of third party funds that are sub-advised by NBM.

•

“Price Restitution”: If any Investment Person purchases or sells an equity security and within 7 calendar days prior to or 3 days business days subsequent to that purchase or sale a Related Mutual Fund makes a trade in that security (same direction), then the Related Mutual Fund gets the benefit of the more favorable price per share.

•

Gifts: All employees are prohibited from giving or receiving any gift of more than $100 in value to or from any person or entity that does business with or on behalf of a fund in any calendar year.

•

Quarterly Reporting: Access persons are required to make quarterly reports of securities transactions to the Compliance Department.

•

Insider Trading: Employees may not engage in nor facilitate any other person to engage in any security transaction while the employee is in possession of material nonpublic information regarding the security or the issuer of the security.

Securities transactions by NBM personnel are monitored by the Compliance Department. In addition to the Code of Ethics adopted by the mutual funds, securities transactions are scrutinized in accordance with procedures outlined within this manual and in the Neuberger Berman, LLC Compliance Manual.

In addition to the NBM Code, Neuberger Berman has also adopted a Code of Conduct, which governs the activities of all employees and ensures that everything we do in connection with our work at Neuberger Berman will be, and should be, measured against the highest possible standards of ethical business conduct. Trust and mutual respect among employees and our clients are the foundation of our success.

CHAPTER 5: REGULATORY REPORTING REQUIREMENTS

5.1

SECTION 13(D), 13(G) FILINGS

Regulatory Authority: Securities Exchange Act of 1934 Section 13(d) and 13(g);

Under the Exchange Act, every beneficial owner (an entity with voting or disposition power) of more than 5% of any registered class of a voting equity security (including any “group” of entities even if no single entity owns more than 5%) must file a report with the SEC pursuant to either Section 13(d) or 13(g). Neuberger Berman Management LLC (“NBM”) filings are made under Section 13(g), which applies to situations where the acquisition is made in the ordinary course of business (e.g. by an investment adviser for its clients’ portfolios rather than for the purpose of changing or influencing the control of the issuer). Filings are due forty-five days after the end of a calendar year, unless acquisitions exceed 10%, in which case a filing must be made within ten days after the end of the month in which ownership exceeded 10%. If thereafter ownership changes by more than 5%, an amended filing must be made. If ownership is reduced to 5% or less at the end of a year, a final amendment must be filed within 45 days after year-end.

The NB LLC Compliance Department includes the mutual funds in the “group” filing it makes for the Neuberger Berman enterprise under these rules. NBM signs a “joint filing agreement” when combined beneficial ownership for funds of over 5% exists; if an individual fund acquires over 5%, the fund also signs.

5.2

FORM 13(F)

Regulatory Authority: Securities Exchange Act of 1934 Section 13(f);

NBM may be required to file with the SEC under Section 13(f) of the Exchange Act to report holdings of exchange traded or NASDAQ listed securities for discretionary accounts; filings are due within forty-five days after the end of the calendar year and each calendar quarter. The NB LLC Compliance Department is responsible for the tracking and aggregation of ownership to make these filings for all Neuberger entities.

5.3

SEMI-ANNUAL AND ANNUAL REPORTS

Regulatory Authority: Investment Company Act Section 30(a) and Rule 30a-3; Section 30(b) and Rule 30b-1;  Sarbanes-Oxley Sections 302, 407, 906;

5.3.1

Shareholder Reporting

Every registered investment company must send its shareholders, within 60 days after the end of each semi-annual fiscal period, financial reports as listed in Section 30(d) of the ICA; the year-end annual reports must be audited. The Marketing and Fund Administration Departments work together in generating such reports and the Legal Department review certain of the disclosures contained in these documents (e.g., Management Discussion & Analysis). The Fund Administration Department is responsible for interfacing with the auditors on a regular basis prior to publication. The Audit Committee meets with the independent auditors, reviews financial reports and ensures the quality of the financial reports. The Legal Department files the reports with the SEC within 10 days of distribution.

5.3.2

Form N-SAR Filing

The Fund Administration Department reviews a report on Form N-SAR produced for filing with SEC by State Street Bank and Trust Company, the Funds’ third party administrator and custodian. The report is filed with the SEC within 60 days after the end of the Fund’s fiscal year and at each semi-annual fiscal period. The reports are filed electronically by outside law firms under supervision of the Legal Department for each registered investment company.

5.3.3

Form N-CSR / Form N-Q

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002 (the “Act”), and in order to facilitate the certifications required there under, NBM has formed a Disclosure Controls and Procedures Committee (the “Committee”.) The Committee has a disclosure controls process designed to ensure that Form N-CSR and Form N-Q are correctly recorded, processed, summarized and reported on a timely basis.

NBM has prepared a Certification Checklist for use in connection with each Form N-CSR and Form N-Q filing. The checklist must be completed at each Fund’s disclosure period and must be signed by representatives from NBM’s Legal, Fund Administration, Marketing, and Performance Analytics Departments prior to signoff by the President and Chief Financial Officer of each Fund.

In the event of a significant deficiency in the design and operation of internal controls over financial reporting, the Committee will meet to deliberate the operational effectiveness of such internal controls and implement corrective procedures to remedy the deficiency and to mitigate a reoccurrence.

CHAPTER 6: PORTFOLIO MANAGEMENT PRACTICES

6.1

PORTFOLIO COMPOSITION

Regulatory Authority: Investment Company Act Sections: 8(b) and 13; Section 5(b)(1) and Rule 5b-3 there under; Rule 13a-1; Rule 23c-3(b)(10); Section 18; Section 19 and Rules 19a-1 and 19b-1; Rule 144A under the Securities Act of 1933

6.1.1

Fund Investment Objectives

Funds offered for sale to the public and potential investors have to be provided with information covering a variety of topics including a fund’s investment objectives, methodology, and restrictions. For open-end funds, this information is contained in the prospectus and statement of additional information (SAI) which is updated at least annually and more frequently as necessary. For closed-end funds, this information is provided in a prospectus that is provided at the time of the original offering and typically not updated thereafter. It is extremely important that portfolio managers work with the Legal Department to continuously ensure that material risks associated with fund investments are disclosed in the Fund’s prospectus and/or SAI and that the funds are continuously managed consistent with the practices and restrictions described in fund prospectuses and SAIs. The potential consequences of not doing so could result in class action suits.

Portfolio managers are directly responsible for knowing, and managing each mutual fund portfolio in strict accordance with fund offering documents and applicable laws, rules and regulations.

A Fund should only engage in activities and transactions that are disclosed in its prospectus and/or SAI. If a transaction or activity is not described in the prospectus or SAI, it should generally be considered to be prohibited. Please contact the NBM Compliance Department if you are uncertain as to whether or not a particular transaction or activity is permitted.

Most of the portfolio guidelines disclosed in the Fund’s prospectus and/or SAI are monitored by the Fund Administration Department and/or State Street. The Fund Administration Department uses a matrix of various portfolio compliance procedures as a guide to determine the frequency during which each test will be performed (e.g, daily, weekly, monthly or quarterly), identify whether Fund Administration or State Street initially performs the test, and to determine the review/supervisory structure necessary after the initial testing.

6.1.2

Investment Restrictions

The fund prospectuses and SAI’s contain most, but not all, of the restrictions applicable to the securities and transactions which the portfolios may use to attempt to reach their objectives. In addition to such policies and restrictions pertaining to the Fund, the considerations indicated below are also applicable.

6.1.3

Diversification

In order for a Fund to be classified as a “diversified” investment company under the ICA, a Fund must have:

•

At the time of purchase, at least 75% of the value of its total assets are invested in securities of any issuer other than securities issued or guaranteed by the U.S. Government or any of its agencies (U.S. Government and Agency Securities) or securities issued by other investment companies and that no more than 5% of the total assets are invested in the securities of any one issuer or hold more than 10% of the outstanding voting securities of such issuer.

•

The remaining 25% of the fund’s total assets may be invested such that more than 5% of total assets may be invested in a single issuer at the time of purchase.

•

If the 25% total assets is exceeded due to market appreciation of securities or fund assets decrease, no further purchases of positions (within this 25% bucket) may be made and no additional investments in a single issuer representing 5% or more of total assets may be made. There is no requirement that securities must be sold.

•

If the 25% total asset is exceeded due to purchases of securities, the  portfolio manager must take immediate action to rectify the condition.

Some Funds may have more restrictive standards or may impose other tests that limit the Fund’s ability to invest in a specific issuer or type of issuer. The Fund’s prospectus and/or SAI should be consulted for additional information.

For a Fund to be classified as a “non-diversified” investment company under the ICA, a Fund must meet certain requirements:

•

IRS requirements govern this type of fund.

•

At tax quarter end, at least 50% of total assets must be invested so that no more than 5% of total assets are invested in the securities of any one issuer.

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The remaining 50% total assets may be invested so that no more than 5% (but no more than 25%) of total assets are invested in the securities of any one issuer.

•

These requirements do not apply to U.S. government securities, cash and certain cash equivalents, but do apply to repurchase agreements.

•

If a non-diversified fund is managed as a diversified fund continuously for more than three years, the SEC considers that fund to have become diversified and the fund must be managed accordingly. A shareholder vote is required for that fund to become non-diversified again.

The Fund Administration Department and State Street perform reviews daily, weekly, and monthly and provide periodic reports to the Compliance Department and/or portfolio managers. The reports cover topics such as: security diversification limitations, industry and sector concentration limitations and Rule 2a-7 monitoring for money market funds.

6.1.4

Industry Concentration

Generally, a maximum of 25% of a Fund’s total assets may be invested in a particular industry. Some Funds may elect to concentrate in a particular industry or group of industries, industrial development bonds or securities within a single state or foreign country. This practice and associated risks are to be disclosed in the Fund’s prospectus or SAI as applicable.

Industry concentration limits do not apply to securities of U.S. governmental issuers including state and municipal issuers. Funds that invest primarily in tax-exempt or other governmental obligations are nonetheless required to adopt an industry concentration policy. This policy will apply to investments in taxable obligations of non-governmental issuers (e.g. temporary defensive investments in money market instruments or taxable industrial revenue bonds), if any. There may also be other carve outs to industry classifications if and as specifically disclosed in the Funds’ offering documents.

The Fund Administration Department reviews daily, weekly, and monthly reports to monitor industry concentration limitations.

6.1.5

Industry Classification

Equity Securities - A trade report produced from the MacGregor Order Management System is verified by the Fund Administration Department when the report is received (T +1) for any new securities purchased. The security description and corresponding industry classification are reviewed. Bloomberg is used to verify the description and industry classification. If the order management system has been updated to reflect a new description, the supervisor or manager in the Fund Administration Department must approve the update. If the order management system has been updated for a new industry, an email must be sent to the Portfolio Manager or Portfolio Manager’s assistant to verify the classification. A copy is also sent to all supervisors on the emails sent to the Portfolio Manager & Assistants.

Fixed Income Securities - For all new purchases, the Fund Administration Department retrieves an industry classification from Bloomberg following the same procedures as above. These industries are then input into the Fund’s sector reports. State Street utilizes the sector report to test industry diversification.

6.1.6

Illiquid Securities

Generally, Funds may not purchase any securities if, as a result, more than 15% of assets (10% for Funds that operate as money market funds pursuant to ICA Rule 2a-7) would be invested in illiquid securities. Illiquid securities are securities that cannot be expected to be sold or disposed of within seven days in the ordinary course of business for approximately the price at which they are valued by the Fund. These may include unregistered or other restricted securities and repurchase agreements maturing in greater than seven days. Illiquid securities may also include commercial paper under section 4(2) of the 1933 Act, and Rule 144A securities (restricted securities that may be traded freely among qualified institutional buyers pursuant to an exemption from the registration requirements of the securities laws);

these securities are considered illiquid unless NB Management, acting pursuant to guidelines established by the Fund Trustees, determines they are liquid. Most such securities held by the funds are deemed liquid. Generally, foreign securities freely tradable in their principal market are not considered restricted or illiquid even if they are not registered in the U.S.. Illiquid securities may be difficult for a Fund to value or dispose of due to the absence of an active trading market. The sale of some illiquid securities by the Funds may be subject to legal restrictions that could be costly to the Funds.

6.1.7

Leverage Through Derivatives

Each fund may engage in transactions that have the effect of leverage. Leverage creates an opportunity for increased total return but, at the same time, creates special risk considerations. According to the SEC, certain trading practices may involve leveraging of a mutual fund’s assets and potential violations of Section 18 of the ICA. To avoid this, funds are required to properly segregate (or earmark at the Fund’s custodian)10 for certain types of investments (futures contracts, when-issued securities, dollar rolls, reverse repo agreements, long/short forward currency contracts, short sales, uncovered call/put options.

The SEC has reasoned that a segregated account will function as a practical limit on the amount of leverage that an investment company may undertake and assure the availability of adequate funds to meet the obligations arising from such transactions. Acceptable forms of segregation are cash, liquid debt securities, and liquid equity securities. Liquid securities are defined as securities that can be sold within seven days at approximately the price at which they are valued. The Funds are required to properly segregate or earmark at the Fund’s custodian for certain types of investments as discussed below. Failure to do so could cause a fund to violate its prospectus. Each Fund’s segregated/earmarked securities are disclosed in the notes to the financial statements in the semi-annual and annual shareholder reports, as well as the total segregation being listed in each Fund’s N-SAR.

Types of investments that require segregation/earmarking of assets include:

A.

Futures Contracts

B.

When-Issued Securities Purchases

C.

Dollar Rolls (TBA purchases)

D.

Reverse Repurchase Agreements

E.

Long and Short Forward Currency Contracts

F.

Short Sales

G.

Sales of Put Options

H.

Sales of Call Options

I.

Swap Agreements

Even when the Funds are authorized to engage in such transactions, the existence of appropriate segregation or cover arrangements with State Street should be confirmed before the action is taken. The Fund Administration Department monitors these requirements and designate appropriate securities for segregation on the trading report. To determine the amount to segregate, choose a security with a market value slightly larger than the purchase

10

Generally assets are not physically moved out of the Fund’s account at the custodian bank, rather there are specific assets within the fund’s account that are designated as coverage for any senior security held by the Fund.  This is termed “earmarking” of an asset and is done in lieu of the physical segregation of assets.

price of the transaction for which segregation is needed (at least 102% of the purchase price for stock loan segregation).

State Street’s Fund Administration Department is then responsible for monitoring the designated securities on a daily basis to ensure minimum segregation requirements are being met. They will send a spreadsheet via email each business day to the Fund Administration Department indicating whether or not the Fund is in compliance. If more segregation is required, it is the Fund Administration Department’s responsibility to designate additional securities. If a portfolio manager wants to sell a security that is subject to segregation, the Fund Administration Department will substitute another suitable security to segregate.

6.1.8

Money Market Funds – Weighted Average Maturity (WAM)

For purposes of determining its dollar-weighted average maturity, each Fund calculates the remaining maturity of variable and floating rate instruments as provided in Rule 2a-7. In calculating its dollar-weighted average maturity and duration, each Fund is permitted to treat certain adjustable rate securities as maturing on a date prior to the date on which the final repayment of principal must be unconditionally made.

For a Municipal Money Fund, the Fund Administration Department utilizes a WAM report to determine the daily WAM. This report tracks the securities’ maturity dates, coupon rates, yield to maturity, par amounts, discount, premium, interest, amortized cost, original trade dates and settlement dates, original cost, days left from original trade date to maturity and days left from settlement date to maturity. WAM is manually updated daily by the Fund Administration Department for all transactions (busy, sells, maturities and corporate actions).

6.2

PORTFOLIO LIMITATIONS / RESTRICTIONS

Regulatory Authority:  Investment Company Act Section 35 and Rule 35d-1; Rule 12(d)(1); Rule 12(d)(3);

6.2.1

Regulated Industry Limits

Certain regulatory agencies limit ownership of regulated companies and impose requirements if limits are exceeded. A group of related mutual funds could trigger such requirements. The relevant industries include radio and TV broadcasting, airlines, banks, savings and loan associations, public utilities, gambling casinos and insurance. The Legal and Compliance Department monitors overall ownership percentages for these entities since all Neuberger Berman related accounts are affected.

6.2.2

Investment Companies [12d-1]

Section 12(d)(1) of the Investment Company Act prohibits the acquisition by one investment company of another investment company’s securities in excess of 3% of the voting stock of the other investment company, securities in excess of more 5% in value of the total assets of the acquiring investment company, or securities of other investment companies totaling more than 10% in value of the total assets of the acquiring company. This prohibition also applies to a sale to an investment company of investment company securities that exceed these percentage limits by another investment company, underwriter or registered broker- dealer. State Street monitors the investments in its money market funds daily to test compliance in that area. The Fund Administration Department reviews monthly compliance reports from State Street to monitor Fund compliance with Section 12(d)(1).

6.2.3

Broker-Dealers and Investment Advisers [12d-3]

Section 12(d)(3) of the Investment Company Act prohibits the investment by one investment company in the securities of brokers, dealers, underwriters or investment advisers. Rule 12d3-1 under the ICA provides an exemption applicable to those entities which in their most recent fiscal year derived less than 15% of gross revenues from securities related activities, or if that level of income is exceeded, the acquiring investment company does not own more than 5% of the equity securities or 10% of principal amount of debt of the entity and the investment company has no more than 5% of its total assets in the securities of the entity. This exemption is not applicable to affiliated broker-dealers or investment advisers.

The NBM Compliance Department works with the Equity Research Department and Fixed Income Credit Research staff to periodically update the Rule 12(d)(3) list. The Fund Administration Department and the NBM Compliance Department monitor these limits on a regular basis.

6.2.4

Fund Name Test [Rule 35d-1]

Section 35(d) of the Investment Company Act prohibits misleading or deceptive  fund names. Funds with a name that suggest a particular investment, industry, or geographic focus must invest at least 80% of assets in that type of investment. A Fund’s name must be consistent with its investment objective and practices. Concentration of assets (at all times, not just at the time of investment) is required whenever a fund’s name implies that it will be invested primarily in a particular industry, state, region, country, security type, quality range, and maturity range. “Concentration of assets” generally means at least 80% of total assets under normal circumstances but this minimum may be higher based on prospectus requirements.

The Fund Administration Department monitor the requirements of Rule 35d-1, namely that 80% of the net assets of a fund with a name that suggests a certain investment style be invested consistent with that name, for those Neuberger Berman advised and sub-advised funds. Warning levels and Funds that fall below 80% are flagged by Fund Administration personnel and a notification is made to the NBM Compliance Department and the respective portfolio management team. Portfolio managers of Funds that fall below the 80% threshold are also advised that all new purchases must be within the 80% bucket until compliance has been restored.

6.3

WINDOW DRESSING AND PORTFOLIO PUMPING

Portfolio pumping refers to the practice where the portfolio manager buys shares of stock the Fund already owns near the end of a reporting period for the purpose of artificially inflating the Fund’s performance results.

NBM strictly prohibits any portfolio manager from engaging in portfolio pumping (and other manipulative practices) designed to bolster a fund’s performance.

Window dressing refers to the practice where the portfolio manager buys and sells securities in the Fund shortly before the date as of which a Fund’s holdings are publicly disclosed, to convey an impression that the fund had invested in companies that have had strong performance during the reporting period.

NBM strictly prohibits any portfolio manager from engaging in the practice of window dressing (and other manipulative practices) that convey an impression that the Fund has been investing in companies that have had strong performance during the reporting period. The NBM Compliance Department conducts periodic portfolio reviews of the transactional activity in the mutual funds in order to test for possible portfolio pumping and/or window dressing.

CHAPTER 7: TRADING PRACTICES

7.1

ORDER PLACEMENT

Regulatory Authority: Investment Company Act Rule 31a-1 and Rule 31-a-2; and Investment Advisers Act Rule 204-2

7.1.1

Authorization to Place Orders

Only persons assigned to an account’s portfolio management team or person granted investment discretion with respect to an account may submit orders to buy or sell securities for that account. Such persons can determine which securities (or any other investment) will be bought or sold for that particular account.

Except as otherwise provided in a business group’s procedures, only traders (including portfolio managers with trading responsibilities) are authorized to place orders directly with counterparty broker-dealers, provide indications of interest to counterparty broker-dealers, or otherwise to negotiate with counterparty broker-dealers. Except where their discretion is limited by the client, traders also have sole discretion to select counterparty broker-dealers with which to execute transactions. Equity and fixed income traders may only select counterparties from their respective approved broker-dealer lists. All counterparty broker- dealers must be approved for use prior to trade execution. Upon approval, the counterparty broker-dealer will be placed on the appropriate approved broker-dealer list. The Operational Risk Department conducts a risk-based analysis of the counterparty broker-dealer before final approval can be granted.

7.1.2

Submission of Orders

All orders must be initiated by giving instructions over an official order placement system, unless such system is unavailable in which case orders via e-mail or otherwise in writing may be acceptable. Portfolio managers are responsible for ensuring that their order instructions are accurately communicated to traders and executed consistent with their instructions. Changes to a trade order must also be appropriately documented.

7.1.3

Order Entry

Order information must be documented in the appropriate order entry system [either a paper trade ticket, automated system or e-mail] for each order. The individual who places the order is responsible for ensuring accurate completion of the order form. Traders should reject orders not placed in accordance with policy. Generally, equity securities orders are placed via Merrin and fixed income trades are generally sent via either Bloomberg POMS or Actum.  Unless otherwise indicated on the order, all orders are presumed to be discretionary.

Required order details for all transactions include but are not limited to:

•

Transaction type [buy / sell / etc.]

•

Share quantity / principal amount / face amount / market value

•

Security identifier [e.g., Cusip, SEDOL, or ISIN]

•

Date order is being entered

•

Recommended by [person who initiated the trade]

•

From [Person preparing ticket if other than person who recommended the order]

•

Security name description

•

Client name and/or fund account number

•

Executing broker

•

Directed broker and number [if applicable]

•

New issue [ if applicable]

7.1.4

Verifying Executed Transactions

Portfolio managers [or a designee] are responsible for reviewing executed transactions promptly to verify that all orders were executed in accordance with their instructions as well as properly authorized.

7.2

BEST EXECUTION

Regulatory Authority: Investment Advisers Act Section 206; Section 17(e)(1) of the IC Act; Section 28(e) of the Securities Exchange Act of 1934; FINRA Rule 2320

NBM, as an investment adviser to mutual funds, has a fiduciary duty to seek best execution when executing securities transactions for it clients. Since mutual fund brokerage commissions are fund assets, investment advisers have a conflict of interest when such commissions (“soft dollars”) are used to obtain brokerage and research services that they would otherwise pay for themselves in cash (“hard dollars”). The availability of soft dollars creates an incentive for advisers to use broker-dealers to obtain soft dollar research rather than for trade execution quality. Section 17(e)(1) of the ICA requires fund advisers to obtain only soft dollar services that are “brokerage and research” services under Section 28(e) of the Securities Exchange Act. Section 28(e) permits an adviser to pay more than the lowest commission rate in order to receive research services from a broker-dealer so long as the adviser determines in good faith that the amount of the commission was reasonable in relation to the value of the brokerage and research services received. The SEC and other securities regulators have emphasized that it is  an important responsibility of broker-dealers and investment advisers to seek the most favorable terms reasonably available in order to achieve best execution for clients.

Although the concept of best execution is varied, there are a number of common factors that the Firm must consider in making a decision to select a particular market or electronic system to effect client trades. Additionally, while the Firm is not exclusively restrained by price considerations in satisfying best execution obligations, there are a number of other factors the Firm must consider in making the most optimal decision for their clients. These factors include:

•

The size of the customer order

•

The trading characteristics of the security involved (e.g. volatility, relative liquidity, and pressure on available communications).

•

The availability of information on other markets.

•

The availability of economic access to other markets.

•

The cost and operational difficulty of achieving an execution in a particular market center.

The Firm is also required to make periodic evaluations about the quality and effectiveness of execution from different markets or market makers trading a security. The SEC recognized that it would be impractical for brokers to make order routing decisions at the time of receipt of every single order. As a result, periodic evaluations have been recognized as sufficient evidence of due diligence in monitoring and evaluating best execution. The periodic evaluations should address the following items, as appropriate:

•

Identification of broker-dealers used to effectuate trading;

•

Commission rates or spreads paid;

•

Total commissions and value of securities executed that are allocated to each broker- dealer;

•

Portfolio turnover rates;

•

Price improvement opportunities across markets

•

Procedures for handling limit orders and likelihood of execution

•

Accessibility of competing systems and costs

•

Confidentiality of trades

•

Speed of execution and

•

Ability to handle orders of certain sizes

NB LLC and NBM employ an external third party vendor for its various business units to provide a quantitative statistical analysis of our executions. Results from the analysis are provided to the Chief Investment Officer of NB LLC and NBM for review. In  addition, Neuberger Berman has a Transactions Committee (“Committee”) chaired by the Head Equity Trader which meets periodically (at least quarterly) and includes senior management from the various Neuberger Berman business lines (Private Asset Management, Mutual Funds as well as the Chief Compliance Officers for the business areas, etc.). The Committee is responsible for evaluating execution data supplied from the vendor. Any instances noted where superior execution was not provided to our customers, will be discussed with the appropriate Firm personnel including but not limited to traders and managers.

In addition to the above, the Board of Trustees of the mutual funds have established a Joint Portfolio Transaction and Pricing Committee which meets at least annually with NBM and Neuberger Berman LLC managers and the Head Equity Trader to review commission rates, trading efficiency, soft dollar practices, commission policy, ECN/ATS trades, and stock loan activity. Records maintained by the NBM Fund Administration Department and other areas of the Firm assist the Committee in its reviews.

7.3

ALLOCATION OF BROKERAGE

Neuberger Berman considers a variety of factors when selecting brokers, focusing on evaluating a counterparty broker-dealer’s ability to obtain the best price for the Funds, including a counterparty broker’s:

(i)

ability to minimize total trading costs;

(ii)

level of trading expertise;

(iii)

infrastructure;

(iv)

ability to provide other ad hoc information or services; and

(v)

ability to provide services to accommodate special transaction needs.

Neuberger Berman’s trading desk and portfolio managers participate in the process for selecting brokers. On a quarterly basis, portfolio managers (including those for the Funds) are asked to complete a survey regarding those brokers other than Neuberger Berman (and its affiliates) whom they believe have provided beneficial research to indicate in percentage terms the level of brokerage commissions that they believe should be directed to such brokers in consideration of the research services received. The portfolio managers’ votes are “weighted” to reflect the relative amount of commissions the brokers have generated in the previous quarter. Neuberger Berman research analysts also participate in this process. Neuberger Berman compiles and reviews this survey and develops a formula that is used for the quarter following the survey. In addition, portfolio managers are given discretion to direct trades involving up to 10% of the value of their vote (that is, the weighting referred to above) in commissions over a three-month period for a specific trade, to a specific broker, for specific information, subject to best execution.

Additional considerations in selecting counterparty brokers include, for example: OTC stocks for which Neuberger Berman would use a market maker; major blocks that are available on the “other side” of an order; brokers that are in the market flow for a particular order; and regional firms that can be useful where there is a thin or regional market for a particular stock.

7.4

SOFT DOLLAR ARRANGEMENTS

Regulatory Authority: Section 28(e) of Securities and Exchange Act of 1934;

7.4.1

Section 28(e) Safe Harbor

Section 28(e) of the Exchange Act establishes a safe harbor that allows investment advisers to use client funds to purchase “brokerage and research services” for their managed accounts under certain circumstances without breaching their fiduciary duties to clients.

The SEC has defined soft dollar practices as arrangements under which products or services other than execution of securities transactions are obtained by an adviser from or through a broker-dealer in exchange for the direction by the adviser of client brokerage transactions to the broker-dealer. An individual or firm must exercise “investment discretion” over an account, as defined in Section 3(a)(35) of the Exchange Act, in order to use client commissions to obtain research under Section 28(e) of the Exchange Act (“Section 28(e)”).

Investment managers have a fiduciary duty to their funds and managed accounts to seek to obtain “best execution” for transactions placed on their behalf. Failure to seek to obtain best execution may result in a violation by investment managers of federal securities laws. Section 28(e) of the Securities Exchange Act of 1934, as amended provides a “safe harbor” from a breach of fiduciary duty for investment managers or other fiduciaries exercising investment discretion who use commission generated on trades for their funds and managed accounts to obtain research and brokerage services provided by an executing broker.

To avail itself of the safe harbor, investment managers or other fiduciary must determine in good faith that the commission charged by the executing broker is “reasonable” in relation to the value of the research and brokerage services provided by such broker and that such services benefit overall the fiduciary’s funds and managed accounts.

Subject to the overall requirement of obtaining best price and execution, Neuberger Berman may take into account research and other brokerage services received when trading departments effect transactions for the Funds through unaffiliated brokers in which they “pay up”, i.e. the commissions charged may be greater than the amount another broker might charge, if NBM determines in good faith that the amount of those commissions is reasonable in relation to the value of the brokerage and research services provided by the broker. Section 28(e) under the Exchange Act provides a “safe harbor” for arrangements of this type; however, the safe harbor applies solely to brokerage commissions and not to the spread or mark-up in principal transactions except for certain “riskless principal” trades on Nasdaq.

As a matter of practice Neuberger Berman pays soft dollars for research products in limited instances, subject to its receiving best execution. Business is not directed to brokers who sell fund shares. Neuberger Berman does not pay for or receive payments for order flow.

With regard to the use of brokers, a factor in the allocation of brokerage is Neuberger’s evaluation of the quality of the brokers’ research, meaning the extent to which such brokerage benefits some or all accounts. For purposes of evaluating such research, points are awarded in several categories and the allocation for brokerage business is made based upon the number of points each broker receives. Research is often received on an unrequested basis from brokers who are not awarded points. Often research received from others is not used. Brokers who are not being rewarded for research are sometime used in the interest of securing best execution.

The types of research received includes all standard forms of research, including but not limited to current and historical data concerning particular companies, industries and the financial economy as a whole, as well as information and opportunities, risks and trends, and analysis involving special situations. Research services furnished by brokers through which Neuberger effect transactions may be used for the benefit of all of clients and not solely for the benefit of the particular client whose transactions were effected by the broker providing such services.

7.4.2

Products That Are Eligible For Payment Using Soft Dollars

Only “brokerage and research” products and services may be paid for with soft dollars under Section 28(e). Such products and services include:

•

advice rendered either directly or through publications about the value or availability of securities or the advisability of investing in securities;

•

reports and analysis concerning issuers, industries, trends, and the performance and portfolio strategies of managed accounts; and

•

brokerage services involved in effecting a transaction in securities such as clearance, settlement, and custody services.

The  following  products  may  generally  be  obtained  by  a  portfolio  manager  [or  other fiduciary] with soft dollars generated by transactions for its funds and managed accounts:

•

quote systems such as Bloomberg;

•

research services;

•

financial  newspapers,  journals,  and  other  publications  to  be  used  for  a  research function;

•

computer hardware11 and software related to research;

•

fees for conferences related to research and investment decision-making12; and

•

research consultants, provided that the invoices clearly describe the consulting services being supplied as related to investment research.

7.4.3

Products Ineligible for Soft Dollars

The following products and services may not be obtained or paid for by a portfolio manager with soft dollars within the safe harbor:

•

overhead items such as office space, typewriters, furniture, and photocopy machines;

•

any expenses connected to the products or services of the portfolio manager, including that portion of conference fees attributable to topics relating to marketing;

•

transportation or room and board;

•

any membership dues;

•

any expenses involving entertainment such as flights, tickets to events, and meals;

•

any personal times such as electronic appliances, cellular phones, and items typically given as gifts.

7.4.4

Allocation of Costs of Mixed-Use Products

If a product or service may serve both as a research and non-research function,  the portfolio manager must make a reasonable allocation of the percentage of the service that will be used in the investment decision-making process. Only that portion of the product used for investment decision-making may be paid for with soft dollars. Prior written approval of the Compliance Department is required for any mixed-use services.

Some products which may have a mixed use include:

•

Computer hardware or software – A particular piece of computer hardware or specific software program may be used for both research and general office and administrative functions.

•

Quotation equipment – Such equipment may be used to follow price movements in order to make investment decisions or may be used for an administrative function such as preparing reports to funds or managed accounts.

11

There is generally a mixed-use component to most computer hardware such that any determination as to the eligibility for soft dollars should be made the Compliance Department.

12

The fees would not include any attendant expenses such as flight, hotel and meals. Prior written approval of the Compliance Department is required for any soft dollar fees applied to conferences related to research and investment decision-making.

•

Conferences – A conference may have seminars on both investment strategies as well as seminars regarding marketing of advisory services. Costs associated with a conference such as airfare, lodging, recreation, and meals may not be soft-dollared, regardless of the topics to be covered at the conference.

•

Computer Consultants – A computer consultant may help to select, install, and maintain programs and hardware that will be used both for research and administrative functions.

7.5

TRANSACTION WITH AFFILIATES

Regulatory Authority:

Investment Advisers Act Section 206(3); Investment Company Act Section 17(a) and Rule 17a-7; Section 17(d) and Rule 17d-1; Section 17(e) and Rule 17e-1;

7.5.1

Cross Transactions [17a-7]

Where appropriate and permitted by Rule 17a-7 of the ICA, NBM or any affiliated person may act as investment adviser to a registered investment company and another client / fund (“cross transaction”). When it does so, no commissions may be charged and the transaction shall be completed at the “current market price” as defined in the Rule. The Boards determine quarterly whether such cross transactions, if any, were accomplished in compliance with the procedures adopted pursuant to the Rule.

Rule 17a-7 requires that:

1.

The transaction is a purchase or sale, for no consideration other than cash payment against prompt delivery of a security for which market quotations are readily available.

2.

The transaction is effected at the independent current market price, which is defined as the last sale price for that security reported in the consolidated transaction reporting system or the average of the highest current independent bid and lowest current independent offer for such security if there are no reported transactions that day.

3.

The transaction is consistent with the written investment guidelines approved by an independent plan fiduciary.

4.

No brokerage commission, fee (except customary transfer fees), or other remuneration is paid in connection with the transaction.

5.

An independent plan fiduciary approves procedures (and any changes) pursuant to which such purchase or sale transactions may be effected for the plan, which are reasonably designed to provide that all of the foregoing conditions have been complied with, and is provided with a report no less frequently than quarterly designed to enable the independent plan fiduciary to determine that all purchases and sales made during the preceding quarter were effected in compliance with the approved procedures.

6.

The investment manager maintains and preserves permanently a written copy of the procedures and maintains and preserves for a period of not less than six years a written record of the transactions effected pursuant to the exemption.

7.5.2

Agency Cross Transactions

NBM is subject to restrictions under the Investment Advisers Act involving trading between investment advisory and broker-dealer clients.13 Under certain circumstances, agency cross trades may be permitted, if prior approval from the Compliance Department has been granted.

From time to time the Funds may engage in trading activity which constitutes agency cross transactions pursuant to Rule 206(3)-2 under the Investment Advisers Act. These transactions have been authorized by the Boards of the Funds and are monitored by a member of the Boards. In such transactions, NB LLC or an affiliate acts as broker and receives a commission while NBM serves as investment adviser with discretion for one side of the transaction. Neither Neuberger Berman nor any affiliate may provide any investment advisory services to both sides of an agency cross transactions. NB LLC or an affiliate, may not engage in any transaction for the Funds in which (a) they buy or sell securities to a Fund from their own accounts, (b) a Fund is a purchaser when NB LLC or any affiliate is participating in a distribution of the security, or (c) a Fund is a seller when NB LLC or any affiliate is participating in a tender offer for the security.

Pursuant to the written consent signed by NB LLC, NBM and the Funds, NB LLC will send to a participating Fund, at or before the completion of the transaction, a confirmation which includes:

(i)

a statement of the nature of such transaction,

(ii)

the date the transaction took place,

(iii)

acknowledgment that the Fund has the right to terminate its written consent at any time by written notice to NB LLC or NBM,

(iv)

an offer to furnish upon request, the time when such transaction took place, and

(v)

an offer to furnish upon request the source and amount of any other remuneration received or to be received by Neuberger Berman or any affiliate and any other person relying on the Rule in connection with the transaction.

NB LLC has also agreed, among other things, that it will send to each Fund at least annually a written statement or summary identifying the total number of such transactions during the period since the date of the last such statement or summary, and the total amount of all commissions or other remuneration received or to be received by any person relying on the Rule in connection with such transactions during the period.

7.5.3

Affiliated Broker Transactions [17e-1]

With respect to transactions effected on a securities exchange, Rule 17e-1 under the ICA, permits an affiliated broker to receive commissions, fees or other remuneration for effecting transactions on behalf of an affiliated investment company, provided that (i) such commissions,  fees  or  other  remuneration  are  reasonable  and  fair  compared  to  the

13

NBM is a limited purpose broker-dealer and thus does not maintain client accounts nor does it execute securities trades on the behalf of its RIC clients. All securities trading is done through an affiliate, NB LLC, which is a full service broker-dealer firm.

commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities and (ii) the transactions are effected pursuant to procedures established by the board of the investment company.

The Rule 17e-1 Procedures (“Procedures”) adopted by the Boards of the NB Group of Funds (“Fund” or “Funds”) allow a fund to effect transactions in portfolio securities, futures contracts and options thereon through an affiliated person. The Procedures generally provide that NBM, as investment adviser, determine whether using an affiliated broker or futures commission merchant will be favorable to the Fund. In making such a determination, NBM considers such factors as: the investment commissions which are contemporaneously being charged to the Fund by other brokers in connection with comparable transactions, the size and difficulty of executing the order, and the price and execution (which should be at least as favorable as that available from an unaffiliated broker in comparable transactions).

7.5.4

Identification of Affiliated Entities / Persons

Under the ICA, an “affiliated person” of another person is defined as:

•

Any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

•

Any  person  5%  or  more  of  whose  outstanding  voting  securities  are  directly  or indirectly owned, controlled, or held with power to vote, by such other person;

•

Any  person  directly  or  indirectly  controlling,  controlled  by,  or  under  common control with, such other person;

•

Any officer, director, partner, co-partner, or employee of such other person;

•

If such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

•

If such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

Various provisions of the ICA either prohibit or restrict transactions between the Funds and their affiliated persons. These provisions, in particular, Section 17 of the Act, are designed to prevent Fund affiliates from overreaching or engaging in self-dealing [i.e. taking advantage of their unique position to engage in transactions that benefit the affiliate to the detriment of a Fund and its shareholders].

To prevent violations of these provisions, the Funds must be able to promptly and accurately identify their affiliated persons [“first-tier affiliates” and, where applicable, affiliated persons of their first-tier affiliates [“second-tier affiliates”].

Section 2(a)(3) of the ICA provides that any company 5% of whose shares are held by a fund is an “affiliated person” of that fund. If a portfolio held 5% of a broker-dealer’s voting shares, no principal transactions would be possible with that dealer. This usually causes no problems for the NBM portfolios because of the large float of such issuers. It is more likely to occur with other types of issuers. When it does occur it triggers certain reporting requirements in the financials, and raises certain issues regarding transactions with affiliates under Section 17 of the ICA.

Conversely, the same issues may arise when an entity or a person owns 5% or more of a portfolio. Record ownership of fund shares alone, however, does not necessarily result in affiliation. The facts of the relationship must be considered.

In any case, holdings approaching 5% of an issuer or a fund should be scrutinized carefully. The Fund Administration Department monitors share ownership of issuers in the portfolios, and the Legal and Compliance Department monitors overall holdings to guard against the possibility that there may be transactions with and among affiliates. The Shareholder Operations Department monitors the transaction activities of fund shareholders.

7.6

RESTRICTED SECURITIES LIST AND WATCH LIST

Regulatory Authority: Investment Company Act 12(d)(3) and Rule 12d3-1; 1933 Act Rule 144A;

7.6.1

Restricted Securities List

The Restricted Securities List (“Restricted List”) is a list of securities that are subject to restrictions in advisory, research, sales, trading, and other activities. A security may be placed on the Restricted List for a number of reasons, including the avoidance of any possible appearance of misusing material, non-public information with respect to publicly announced but uncompleted transactions relating to securities underwriting and distributions.

The Neuberger Berman [NB] Restricted List is comprised of securities in which the normal trading of the mutual funds, NBM and its employees is prohibited or subject to specified restrictions. Though the Restricted List is distributed quite extensively within Neuberger Berman, its composition is generally considered confidential and should not be shared with others outside the Firm. The Compliance Department maintains the list of securities that are subject to trading restrictions or monitoring in accordance with the Code of Ethics adopted by the mutual funds, NBM, and NB LLC. The Restricted List can be accessed via the Legal and Compliance Department intranet at “myNeuberger”.

Employees are responsible for checking the Restricted List prior to engaging in any securities transaction for any fund and/or account, soliciting any securities transaction for any fund and/or account or disseminating any research to clients. Unless an employee has obtained advanced approval from Compliance, an employee must comply with all Restricted List restrictions, as set forth on the instructions accompanying the Restricted List.

7.6.2

Watch List

The Watch List is a highly confidential list of securities whose issuers the Firm may have received material, non-public information or whose issuers have retained the Firm  for advice.  The Watch List also contains securities with respect to which the Firm otherwise has determined that there is a reason to monitor activities. The Watch List is ordinarily used to facilitate the monitoring of research, sales and trading activities in those securities without restricting any of these activities. Access to the Watch List is permitted only on a need-to- know basis.

Neuberger Berman maintains a confidential “Watch List” of securities which may be sensitive because of the receipt of non-public material information or for other reasons. While trading in securities on the Watch List is not prohibited, transactions are monitored to detect any unusual activity.

7.6.3

Rule 144A Securities

The SEC has adopted Rule 144A under the 1933 Act, which is designed  to  facilitate efficient trading among institutional investors by permitting the sale of certain unregistered securities to qualified institutional buyers. Rule 144A transactions may only be effected for the accounts of Qualified Institutional Buyers [QIB] as defined in Rule 144A. Rule 144A affords QIB status to a number of entities, but typically requires that these entities have in excess $100 million investable assets. It is Neuberger Berman’s policy that we verify an account’s status as a QIB prior to soliciting any 144A transaction. Prior to executing a Rule 144a transaction, the offering circular must be submitted to the Legal Department for review and approval. The Legal and Compliance Department must be consulted should there be any questions regarding Rule 144A transactions.

To the extent privately placed securities held by a Fund qualify under Rule 144A, and an institutional market develops for those securities, the Fund likely will be able to dispose of the securities without registering them under the 1933 Act. To the extent that institutional buyers become, for a time, uninterested in purchasing these securities, investing in Rule 144A securities could have the effect of increasing the level of a Fund’s illiquidity. NBM, acting under guidelines established by the Fund Trustees, may determine that certain securities qualified for trading under Rule 144A are liquid.

7.7

ORDER AGGREGATION AND ALLOCATION

Regulatory Authority: Investment Advisers Act Section 206; Investment Company Act Section 36(a)

7.7.1

Order Aggregation

Orders for the same security are aggregated, where possible, regardless of whether the orders are aggregated at the portfolio manager level or at the trading desk level. No order may be aggregated unless it has been determined that aggregation is consistent with the duty to seek best execution for the clients to whom the order relates. Orders that are aggregated will be assigned the average price obtained. Generally, orders for the same security received within a reasonable period of time are aggregated at the appropriate trading desk.

If the purchase or sale of a security is determined to be in the best interest of the Funds, NBM may, but is not obligated to, aggregate the securities to be sold or purchased on behalf of the Funds to obtain favorable execution to the extent permitted by applicable law and regulations.    The  transactions  will  be  allocated  by  NBM  or  Neuberger  Berman  LLC according to one or more methods designed to ensure that the allocation is equitable and fair. Such transactions may include all investment clients of Neuberger Berman, including private, institutional, and mutual fund accounts, as well as advisory accounts in which affiliated persons may have an interest.

Generally, the amount of securities to be purchased or sold for each account participating in the aggregate order is designated prior to trade execution, except in situations of simultaneous trades, where trade orders and trade execution occur simultaneously, then the allocation must be made immediately after purchase. If an aggregated order is not completely filled, the order will typically be allocated on a pro-rata basis to all accounts participating in the order promptly. The allocation methodology used in certain transactions may vary depending upon various factors, including the type of investment, the number of shares purchased or sold, the size of the account and the amount of available cash or the size of an existing position in an account. Aggregated orders effected each day are average priced.

7.7.2

Allocation of Equity Securities

The allocation of equity investment opportunities by a portfolio management team must be made in a fair and equitable manner among its accounts. The decision may include consideration of the client’s needs and investment objectives, including factors such as, but not limited to, the client’s goals, investment guidelines, instruction to the adviser available cash, liquidity requirements, odd lot positions, minimum allocations, specialized strategies, risk characteristics of the investment, tax considerations, industry, sector and country weightings and regulatory restrictions. Allocation decisions must never be based upon account performance or fee structure.

Allocations shall be made utilizing objective criteria unrelated to price or performance including, but not limited to the following:

•

investment objective

•

suitability

•

investment guidelines

•

investment restrictions

•

cash available

•

cost basis

•

sector exposure

•

industry exposure

•

position % of the portfolio

•

other holdings in the portfolio

This portfolio information can be obtained via various systems within the Firm. Allocations may not be made based in whole or in part upon post execution market fluctuation.

In instances where a complete fill is not obtained or certain accounts are being excluded from an execution as well as when the portfolio manager does not wish to use the “pro-rata” methodology, the portfolio manager must indicate (e.g. trade ticket) the type of allocation methodology used to evidence their rationale as to why certain accounts are being allocated shares while other accounts are being excluded from the allocation. Each portfolio manager is required to document the allocation method used for each block order prior to sending it to the trading desk for execution.

The NBM Compliance Department and Asset Management Guideline Oversight (AMGO) Department conducts a periodic review of equity trade allocations across a portfolio manager’s books of business (e.g. funds, separate accounts, etc.) for a specified period to ensure the consistency of methodologies and documentation.

7.7.3

Allocation of Fixed Income Securities

Notwithstanding the procedures described above relating to the allocation of equity securities, because the Firm is required to report all transactions in corporate debt securities within 15 minutes of execution, to the NASD’s Trade Reporting and Compliance Engine [TRACE] system, all portfolio managers are required to provide a full allocation at the time a corporate bond order is placed with the Fixed Income Trading Desk. The Fixed Income Trading Desk has been instructed not to accept any order without an allocation. The Firm’s Trade Support Group, is responsible for inputting and monitoring the submission of corporate debt transactions executed by the Firm.

7.7.4

Trade Rotation

Trade rotation is the process whereby equity accounts with similar investment strategies and similar investment objectives are treated in the same manner regardless of their business “sleeve” during order execution. All sleeves of business should be consistently treated in the same fashion as any other sleeve managed by the same portfolio manager over the course of time. Firm policy requires that on a regular basis, portfolio managers’ rotate their trades that are submitted to the trading desk for each sleeve. In trade rotation, there are essentially 2 sleeves of business. Mutual funds, institutional separate accounts, wrap accounts, and private asset management (PAM) accounts all represent one sleeve while MAG represents the other. Orders for each line of business within a sleeve must be submitted in aggregate with each sleeve’s transaction being submitted to its respective trading desk. Orders may not be submitted to the trading desk in smaller orders (as part of a larger order).

Portfolio managers are responsible for documenting the appropriateness of their trade rotation and conducting periodic reviews to ensure documentation is maintained in their files.

The NBM Compliance Department and Asset Management Guideline Oversight Group (AMGO) performs periodic reviews to ensure trade rotation is being implemented consistently across the applicable portfolio management teams.

7.8

NEW ISSUE ALLOCATION

Regulatory Authority:  FINRA Rule 2790; Investment Company Act Rule 10f-3

Securities issued in initial public offerings (“IPOs”) frequently are in great demand and available only in limited quantities.  Moreover, IPOs often trade at a premium shortly after issuance.

Because these factors subject IPOs to potential abuse, IPOs must be allocated carefully and in a manner that treats all advisory accounts fairly. Allocation procedures should have a rational basis and be consistently followed. Generally IPOs that may be purchased only from broker- dealers other than those affiliated with NB and should be allocated among all accounts pursuant to these procedures.

NBM must follow detailed procedures when allocating shares in equity initial public offerings (“Equity Allocation Securities”) and secondary offerings. The factors taken into account in allocating shares of IPOs include whether the account’s investment objectives fall primarily within the market capitalization of the issuer of securities to be allocated, cash available and legal restrictions of the account. Once those requirements are met, shares are generally allocated on a pro-rata basis, based on total assets of participating portfolio managers, and thereafter based on size of the account under management.

7.8.1

IPOs of Equity Securities

A.

General

1.

Under normal circumstances, 70% of shares in equity initial public offerings available to NB LLC are allocated to mutual funds advised or sub-advised by NBM and other institutional accounts and approximately 30% will go to non-institutional accounts managed by NB LLC. For these purposes, a client (including registered investment companies) is generally considered to be an institutional account if it: (a) pays Neuberger Berman an investment advisory fee based on Neuberger Berman’s institutional fee schedule and is serviced by the institutional segment of Neuberger Berman’s business; (b) is a registered investment company (or series thereof) advised or sub-advised by Neuberger Berman; or (c) is an unregistered investment company determined by the Chief Investment Officer and CCO of Neuberger Berman LLC to be considered an institutional account.

2.

In addition to other factors that portfolio managers consider in evaluating the suitability of investments for clients, with respect to equity allocation securities, the portfolio managers shall specifically consider market: a) small capitalization; b) mid- capitalization; c) large capitalization.

3.

Allocations of Equity Allocation Securities can only go to those accounts that: a) The portfolio managers have determined are suitable for the allocation. b) In the case of institutional accounts with cash available, cash that will be available on the settlement date will count in determining cash available; c) Do not have investment or legal restrictions inconsistent with purchasing the equity IPO; d) In the case of institutional accounts, have investment objectives and programs that primarily fall within the specific market capitalization requirements as indicated in section A.2 above; e) In the case of non-institutional accounts, have investment objectives and programs consistent with the specific market capitalization as indicated in section A.2 above.

For purposes of these procedures, accounts that meet the foregoing conditions are considered “Appropriate Accounts”.

4.

Those portfolio managers who are interested in purchasing Equity Allocation Securities  for  their  clients  shall  place  an  order  with  the  Equity  Trading  Desk indicating: (a) how many shares they want to purchase; and (b) which accounts are Appropriate Accounts.

5.

Client accounts that trade away from Neuberger Berman may be ineligible for IPOs.

6.

Once an allocation is made to an account, the portfolio manager will not be permitted to decline to purchase the stock for the client unless there is good cause and the portfolio manager obtains the approval of the Compliance Department.

B.

Institutional Accounts (including Mutual Funds)

1.

Shares will be allocated to participating portfolio managers on a pro-rata basis (based upon the total assets within their portfolio).

2.

Within the universe of Appropriate Accounts of each participating portfolio manager an allocation is made by the McGregor Trade Order Management System on a pro- rata basis (based on the size of the equity portion of the account), with a minimum of 100 shares, unless the portfolio manager has received prior written approval from the Chief Investment Officer and the Compliance Department to allocate in another manner. In the event that a pro rata allocation among the portfolio manager’s Appropriate Accounts will result in a de minimis allocation to such accounts, the Chief Investment Officer and Compliance Department will be consulted to establish an alternate means of allocating shares in a fair and equitable manner. The allocation among such portfolio manager’s Appropriate Accounts may be the Compliance Department.

3.

If after allocation in accordance with the foregoing, a portion of 70% of the Neuberger Berman allocation has not been placed in institutional accounts, then the balance will go to non-institutional accounts.

C.

Non-Institutional Accounts

1.

Within the universe of Appropriate Accounts, an allocation is made by a computer program on a random basis. Portfolio managers must obtain the prior written consent of the Compliance Department if they propose that any clients be excluded from the random selection process. The targeted computer allocation for participating accounts is generally equal to 1% of the equity billing portion of the account, with a minimum of 100 shares.

2.

If a participating account is selected by the computer program, the portfolio manager may request permission from the Compliance Department to re-allocate an account’s specific allocation to other accounts, such as related family account.

3.

If after allocation in accordance with the foregoing, a portion of 30% of the Neuberger Berman allocation has not been placed in non-institutional accounts, then the balance will to institutional accounts.

7.8.2

Secondary Offerings of Equity Securities

Secondary offerings of equity securities are allocated pro rata in accordance with the size of the indication of interest submitted by the portfolio manager (or, in the case of a client-

directed order, the client). Any exceptions require the prior approval of the Chief Investment Officer and the Compliance Department.

7.8.3

Fixed Income Securities

1.

Portfolio managers shall determine which accounts have investment objectives and programs consistent with the purchase of Fixed Income Allocation Securities (“Suitable Accounts”). Portfolio managers who are interested in purchasing Fixed Income Allocation Securities shall place an order with the Fixed Income Trading Desk indicating (a) the value of securities they want to purchase, and (b) which accounts are Suitable Accounts.

2.

Fixed Income Allocation Securities received by Neuberger Berman are allocated to Suitable Accounts on a pro rata basis (based upon the assets in such accounts).

3.

Accounts managed by the Neuberger Berman High Yield Group generally receive specific allocations of high yield Fixed Income Allocation Securities directly from dealers and are therefore excluded from receiving high yield Fixed Income Allocation Securities under the foregoing procedures. Any high yield Fixed Income Allocation Securities received by the Neuberger Berman High Yield Group are allocated to Suitable Accounts managed by the High Yield Group on a pro rata basis (based upon the assets in such accounts).

7.8.4

Review and Exceptions

1.

The Compliance Department is responsible for monitoring and interpreting these policies.

2.

Any exceptions to these policies require the prior written approval of the Compliance Department, in conjunction with the Chief Investment Officer.

7.8.5

Securities Trades During an Underwriting Syndicate

From time to time, the investment companies for which NBM serves as adviser or sub- adviser may purchase securities in an underwriting syndicate in which an affiliate or an affiliate of a sub-advised client that is a participating member. As a member of such syndicate, the affiliated underwriter purchases for its own account a portion of the new security being issued and then resells such security to institutional and other brokerage customers. NBM would not permit the sale of underwriting allocations from any affiliate to any NBM advised investment companies. There also would not be any fees or commissions charged from the transaction unless otherwise permitted by law or regulation. In addition, NB LLC may act as agent of NBM in purchasing syndicate issues from underwriters, without receiving fees or commissions for the transaction from the investment companies, unless otherwise permitted by law.

Rule 10f-3 of the ICA allows the funds to acquire securities during a syndicated underwriting where an affiliate is a member of the syndicate, subject to certain limitations. Purchases that meet the following conditions are permitted:

•

Securities must be 1933 Act registered [or fall into other permitted categories];

•

Securities must be purchased prior to the end of the first day on which any sales are made at a price that is not more than other purchasers paid;

•

Firm commitment underwriting arrangements;

•

Fund may not purchase securities from an affiliated underwriter;

•

A  fund  and  all  private  accounts  over  which  the  fund’s  adviser  has  investment discretion may not purchase more than 25% of principal amount being offered;

•

Funds with sub-advisers may be excluded from the 25% limit where the sub-adviser is not a member of a syndicate or affiliated with one;

•

Fund’s board must approve procedures reasonably designed to ensure with the 1940 Act requirements.

The fund and any other funds or accounts over which the adviser or sub-adviser exercises investment discretion do not purchase in aggregate more than 25% of the offering of the same class or series.

The Fund is prohibited from buying or acquiring any security during an underwriting or selling syndicate if the principal underwriter of the security is an officer, director, member of an advisory board, investment adviser or employee of the fund or it is an affiliated person of any such person.

7.9

TRADING ERRORS

Trading errors include, but are not limited to, transactions inconsistent with regulatory requirements, fund prospectuses and client mandates, and incorrect trade instructions given to the executing broker. Examples of trade errors include:

•

Execution of a buy order instead of a sale order (or vice versa);

•

Execution of an incorrect security;

•

Buying or selling the wrong number of shares;

•

Executing a market order instead of a limit order;

•

Delays in entering an order for an account;

•

Execution of a duplicate trade;

•

Trading of a security that is on the Neuberger Berman restricted list; or

•

Purchasing of a security that violates fund or client investment guidelines.

Errors must be resolved in the best interest of fund or client accounts. Trade errors require immediate market action to correct the situation (in order to minimize market risk) and prompt notification of appropriate parties.

7.9.1

General Guidelines for Correction of Trade Errors

Trade error must be corrected as soon after discovery as reasonably practicable, consistent with the orderly disposition (and/or acquisition) of the securities in question. Failure to respond quickly after the discovery of the trade error could expose the Firm to additional risk and may compound the error and any loss to the fund or client.

Anyone who discovers a trade error must immediately notify his/her supervisor and discuss possible corrective action. The supervisor or his/her designee is responsible for ensuring the error is immediately reported to appropriate management. The supervisor must immediately notify the appropriate trading desk so that corrective market action may be taken. All errors must be accompanied by a written explanation of the error. At a minimum, documentation of the error must include all trade details, account identification, a complete description of the error and how it was resolved, the gain/loss, and evidence of approval by the employee’s immediate supervisor. The trading desk will enter any orders necessary to correct a trade error through the Firm’s error account. Error accounts may only be used to correct an error caused by the Firm. Transactions booked to an error account should be closed out promptly to minimize loss to Neuberger Berman.

7.9.2

Escalation and Reporting of Trade Errors

Any error must be reported promptly (e.g. no later than 24 hours after detection) by the person or unit detecting the error to the supervisor of the employee responsible for the breach or error.

Errors with potential losses or that affect the NAV of a fund must be reported promptly to the Fund CCO or Designee, the CAO, and the most senior officer for the unit.

Errors of an extraordinary nature (e.g. having a significant risk, franchise or otherwise, to Neuberger Berman or its funds and clients) must also be reported promptly by the appropriate supervisor of the employee responsible for the error to the most senior business head and the Fund CCO.

Fund trade errors are presented and reviewed at the Error Review Committee meeting administered by the Asset Management Guideline Oversight group. The Error Review Committee, which is made up of individuals from multiple business units, reviews and evaluates errors for root cause, their impact to the Firm and clients, and for remedial action.

7.9.3

Record Keeping Requirements

Each department is responsible for documenting every error, its processing, rectifying and taking corrective action to prevent recurrence of errors. All error transactions must be accompanied by a written explanation of the error regardless of the error amount. The following information must be included:

a)

Account name;

b)

Source of the error;

c)

Security description, including identifier;

d)

Responsible party;

e)

Detailed description of the error;

f)

Date the error occurred, identified, and corrected;

g)

Details of the investigation and follow-up action;

h)

Description of the steps taken to resolve the error;

i)

Amount of the loss or gain that resulted from the error;

j)

Status of the error;

k)

Preventive steps that could be implemented to mitigate a similar recurrence.

Documentation related to the error must be retained for at least a period of six years, the first two years on-site in an easily accessible place.

7.10

DIRECTED BROKERAGE

Regulatory Authority:  Investment Advisers Act Section 206(2)

The funds do not use directed brokerage to compensate brokers for sale of fund shares. On a periodic basis the Compliance Department will perform trend analysis reviews to test for apparent conflicts in this area.

CHAPTER 8: PROXY VOTING

Regulatory Authority: Investment Company Act Rule 30a-2; Rule 30b1-4 and Form N-PX; ICA Section 20 and Rule 20a-1; Regulation 14A; Exchange Act Section 14 and Rule 14a-13; 14b-1; 14b-2;

Neuberger Berman (“Neuberger”) is generally responsible for voting proxies on behalf of client accounts.14 This includes accounts managed by any Neuberger Berman affiliates for which proxy voting authority has been assigned (e.g., NB LLC and NBM). NBM votes proxies on behalf of the NB Group of Funds as well as on behalf of any third party sub-advised fund portfolios; unless the sub-advised portfolio specifically reserves the right to vote proxies and expressly preclude Neuberger from taking action. NBM maintains proxy voting policies and procedures for both the Socially Responsive and Non-Socially Responsive funds.

Neuberger understands that proxy voting is an integral aspect of investment management. Accordingly, Neuberger conducts proxy voting with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.

The Neuberger Proxy Committee’s responsibilities include: developing, authorizing, implementing and updating Neuberger’s policies and procedures; overseeing the proxy voting process; and engaging and overseeing any third-party vendors as voting delegate to review, monitor and/or vote proxies. The members of the Proxy Committee will be appointed periodically and will include the Chief Investment Officer, a senior portfolio manager, and senior members of the Legal and Compliance and Portfolio Administration Departments. The committee shall meet as frequent as is necessary or appropriate to fulfill its responsibilities.

In addition to the duties described above, Neuberger believes that the following policies and procedures are reasonably expected to ensure that proxy matters are conducted in the best interest of clients, in accordance with its fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.

In instances where Neuberger does not have authority to vote client proxies, it is the responsibility of the client to instruct the relevant custodian bank or banks to mail proxy material directly to such client. Notwithstanding, in those instances where Neuberger has voting authority, it will comply with specific client directions, whether or not such client directions specify voting proxies in a manner that is different from Neuberger’s policies and procedures.

There may be circumstances under which Neuberger may abstain from voting a client proxy because of cost implications (e.g., non-U.S. securities). In evaluating whether to vote proxy proposals relating to foreign securities, Neuberger must weigh the costs and benefits and make an informed decision as to whether voting a given proxy proposal is prudent and solely in the interests of the clients and, in the case of ERISA clients, the plan’s participants and beneficiaries. In these circumstances, Neuberger’s ultimate decision will weigh the effect the proxy vote, either

14 Proxy voting authority is generally designated to Neuberger Berman via the Investment Management Agreement that is executed between the client and a particular Neuberger Berman entity.

by itself or together with other votes, is expected to have on the value of the client’s investment and whether this expected effect would outweigh the cost of voting.

8.1

RESPONSIBILITY AND OVERSIGHT

Neuberger has engaged Glass Lewis to handle all aspects of proxy voting, including research of proposals, voting of shares held by clients and the maintenance of records as to those votes. Neuberger has adopted Glass Lewis’ proxy voting guidelines (see “Proxy Voting Guidelines”) in addition to its firm specific proxy voting policies and procedures (“NB Procedures”). Neuberger has also adopted Glass Lewis’ proxy voting guidelines as they relate to the Socially Responsive Fund. The NB Procedures permit a portfolio manager to vote shares in a manner inconsistent with Glass Lewis’ guidelines with the approval of Neuberger Berman’s Proxy Committee, which must first determine that there are no conflicts of interest.

Glass Lewis also assists Neuberger and the Funds with their obligation to file Form N-PX on an annual basis and maintains the proxy voting records on a website accessible from nb.com in compliance with the SEC’s proxy voting rules. Both Glass Lewis and the Neuberger Proxy Committee work together to oversee and administer the proxy voting process, however, Neuberger maintains final authority and fiduciary responsibility with regard to proxy voting.

8.2

PROXY VOTING GUIDELINES

Neuberger has determined that, except as set forth below, proxies will be voted in accordance with the recommendations contained in the applicable Glass, Lewis & Co. Proxy Paper Voting Guidelines, as in effect from time to time. A summary of the current applicable Glass Lewis guidelines is attached as Exhibit 1. Except as set forth below, in the event the foregoing proxy voting guidelines do not address how a proxy should be voted, the proxy will be voted in accordance with Glass Lewis proxy voting guidelines.

In the event that there is no Glass Lewis recommendation, the Proxy Committee will follow the procedures set forth below in the Conflicts of Interest Section. Additionally, there may be instances where the Chief Investment Officer, a portfolio manager or other Neuberger investment professional (“NB Investment Professional”) believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the foregoing proxy voting guidelines or in a manner inconsistent with Glass Lewis guidelines. In such circumstances, the procedures outlined in the section on Conflicts of Interest, will be followed.

8.3

PROXY VOTING PROCEDURES

Generally, Neuberger will vote client proxies in accordance with a client’s specific request even if it is in a manner inconsistent with NB Procedures. Such specific requests must be expressed in writing by the individual client or by an authorized officer, representative or named fiduciary of a client. The Proxy Committee has recommended Glass Lewis as Neuberger’s voting delegate to: research and make voting recommendations in accordance with the proxy voting guidelines stated above; vote and submit proxies in a timely manner; handle other administrative functions of proxy voting; maintain records of proxy statements and provide copies if such proxy statements promptly upon request; maintain records of votes cast.

Except in unique instances where clients have expressly retained voting authority, Neuberger will instruct custodians of client accounts to forward all necessary proxy statements and materials received in relation to client accounts, to Glass Lewis.

Nonetheless, Neuberger retains final authority and fiduciary responsibility for proxy voting.

8.4

CONFLICTS OF INTEREST

As stated above, Neuberger has engaged as its voting delegate to vote proxies in accordance with the guidelines stated above. Neuberger believes that this process is reasonably designed to address material conflicts of interest that may arise between Neuberger and a client as to how proxies are voted.

In circumstances where a NB Investment Professional believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the proxy voting guidelines described above or in a manner inconsistent with Glass Lewis recommendations, such NB Investment Professional will contact a member of the Proxy Committee and complete and sign a questionnaire in the form adopted from time to time.

CHAPTER 9: CLASS ACTIONS

From time to time issuers held in the various fund portfolios are involved in lawsuits which allege that the issuers’ shareholders, as a class, have been subjected to loss as a result of corporate activity. Class actions are generally time-sensitive.

NBM has arrangements with Securities Class Action Services, LLC (“SCAS”) to provide class action notification, tracking, and claims filing services on behalf of the Funds. Notifications of possible inclusion in a class are generally received by SCAS who is responsible for filing proofs of claims. All proceeds from processed claims are booked when State Street receives the check and deposits it to the appropriate fund.

CHAPTER 10: PRICING OF SECURITIES

Regulatory Authority:  Investment Company Act Sections 2(a) (41) and,Rule 2a-4

NBM has the responsibility for correctly valuing securities held by its proprietary Funds, pursuant to procedures adopted by the Funds’ Board of Directors and Trustees and guidance provided by the SEC and the accounting industry. The Funds’ Pricing Procedures govern the valuation of portfolio securities of the U.S. registered Funds. State Street Bank & Trust Company acts as custodian and fund accounting agent for the Funds and performs a variety of functions, including pricing the Funds’ investments on a daily basis in accordance with specific guidelines provided by NBM and calculating each Fund’s net asset value on a daily basis. The Pricing Procedures describe the steps taken to arrive at the daily prices for Fund securities, including when authorized pricing vendors or established market makers do not provide prices or quotes and securities are “fair valued.”

NBM is not obligated contractually to assume responsibility for the valuation/ pricing of securities held in Sub-Advised portfolios for which NBM is engaged as the sub-adviser.  Upon reasonable request, NBM will provide valuation assistance to the Sub-Adviser’s Valuation Committee and/ or designated contact.

Each Fund uses an independent pricing service to value its equity portfolio securities (including options). The independent pricing service values equity portfolio securities (including options) listed on the NYSE, the American Stock Exchange or other national securities exchanges, and other securities for which market quotations are readily available, at the last reported sale price on the day the securities are being valued. The independent pricing service values foreign equity securities at the last reported sale price on the principal exchange or in the principal OTC market in which such securities are traded, as of the close of regular trading on the NYSE on the day the securities are being valued. Securities traded primarily on the Nasdaq Stock Market (“Nasdaq”) are normally valued by the independent pricing service at the Nasdaq Official Closing Price (“NOCP”) provided by Nasdaq each business day. The NOCP is the most recently reported price as of 4:00:02 p.m., Eastern time, unless that price is outside the range of the “inside” bid and asked prices (i.e., the bid and asked prices that dealers quote to each other when trading for their own accounts); in that case, Nasdaq will adjust the price to equal the inside bid or asked price, whichever is closer. Because of delays in reporting trades, the NOCP may not be based on the price of the last trade to occur before the market closes.

If there is no reported sale of a security on a particular day, the independent pricing service may value the security based on reported market quotations. If a valuation is not available from an independent pricing service, each Fund seeks to obtain quotations from principal market makers. If quotations are not readily available, securities are valued by a method that the Fund Trustees believe accurately reflects fair value.

Each Fund uses an independent pricing service to value its debt securities. Valuations of debt securities provided by an independent pricing service are based on readily available bid quotations, or if quotations are not available, by methods which include considerations such as: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. If a valuation is not available from an independent pricing service, each Fund seeks to obtain quotations from principal market makers. If quotations are not readily available, securities are valued by a method that the Fund Trustees believe accurately reflects fair value.  Each  Fund  periodically  verifies  valuations  provided  by  the  pricing  services.  Short-term securities with remaining maturities of less than 60 days may be valued at cost which,  when combined with interest earned, approximates market value.

Each Fund’s foreign security prices are furnished by independent quotation services and expressed in local currency values. Foreign security prices are translated from the local currency into U.S. dollars using the exchange rate as of 4:00 p.m., Eastern time. The Board has approved the use of Interactive Data Pricing and Reference Data, Inc. (“Interactive”) to assist in determining the fair value of the Fund’s foreign equity securities when changes in the value of a certain index suggest that the closing prices on the foreign exchanges may no longer represent the amount that the Fund could expect to receive for those securities. In this event, Interactive will provide adjusted prices for certain foreign equity securities using a statistical analysis of historical correlations of multiple factors.

If, after the close of the principal market on which a security is traded, and before the time the Fund’s securities are priced that day, an event occurs that NB Management deems likely to cause a material change in the value of such security, the Fund Trustees have authorized NB Management, subject to the Board’s review, to ascertain a fair value for such security. Such events may include circumstances in which the value of the U.S. markets changes by a percentage deemed significant. Under the 1940 Act, the Funds are required to act in good faith in determining the fair value of portfolio securities. The SEC has recognized that a security’s valuation may differ depending on the method used for determining value. The fair value ascertained for a security is an estimate and there is no assurance, given the limited information available at the time of fair valuation, that a security’s fair value will be the same as or close to the subsequent opening market price for that security.

If NB Management believes that the price of a security obtained under a Fund’s valuation procedures (as described above) does not represent the amount that the Fund reasonably expects to receive on a current sale of the security, the Fund will value the security based on a method that the Fund Trustees believe accurately reflects fair value. Numerous factors may be considered when determining the fair value of a security, including available analyst, media or other reports, trading in futures or ADRs and whether the issuer of the security being fair valued has other securities outstanding.

CHAPTER 11: MAINTENANCE AND RETENTION OF BOOKS AND RECORDS

Regulatory Authority: IAA Rule 204-2; ICA Rule 31a-1 and Rule 31a-2; Exchange Act Rules 17a-3 and 17a-4;

11.1

RECORDKEEPING REQUIREMENTS

The Investment Company Act of 1940 (“ICA”) and the Investment Advisers Act of  1940 (“IAA”) require NBM to maintain certain specified records. . Investment Advisers Act records must be maintained for five years from the end of the fiscal year during which the last entry was made, the first two years in an appropriate office of the investment adviser. Certain Investment Company Act records must be kept permanently, and others for six years from the end of the fiscal year in which any transactions occurred, the first two years in an easily accessible place.

NBM is required to keep its books and records in accordance with the requirements of federal and state securities laws, rules and regulations, as well as those of the self-regulatory bodies of which it is a member. NBM is responsible for establishing policies and procedures surrounding the retention of the Firm’s books and records, including defining records which must be retained, organization, location, and retention and destruction of records. Neuberger Berman has utilized the services of Diversified Information Technologies for the storage of hard copy business records stored prior to the winter 2004 and Iron Mountain Incorporated for the retention and retrieval of both hard copy documents and electronic mail storage created after that date. Iron Mountain provides a recognized WORM equivalent storage medium. The Legal & Compliance Department should be consulted before any of the Firm’s books and records are purged.

The Corporate Accounting, Fund Administration, Marketing, and Legal and Compliance Departments maintain various segments of the required records, including but not limited to the following:

Department	Records Retention

Legal

Corporate charters, declarations of trust, by-laws and other documents establishing funds, investment advisory contracts, Board of Trustee/Directors meeting notices and minutes, fund committee meeting records, shareholder meeting proxy notices, minutes and records, and other Board of Trustee/Directors related records.

Legal and External Fund Counsel (with respect to registration statements and post-effective amendment filings thereto)

Fund registration statements and post-effective amendments, state securities law notice filings, FINRA filings for fund advertising, securities registrations of NBM and its employees, third part agreement (TPA) contracts and other documents regarding arrangements entered into by NBM and the funds.

Fund Administration	Financial records of the funds, including investment transactions, pricing records, communications with fund

Department	Records Retention
custodians, and tax filings.
Marketing	Copies of advertising and sales literature and financial data supporting such items.
Finance Department	Financial records and tax filings of NBM.
Compliance	Compliance program

In addition to hard copy, records may be stored on photographic film or through computer storage media if such records are arranged and indexed to permit immediate location of any particular record, paper copies can be readily produced, copies of the records are maintained offsite, procedures for the protection of computer records are in place, and facilities are maintained to permit viewing and hard copy enlargements of photographic records.

11.2

ELECTRONIC RECORDKEEPING

Funds and their investment advisers are subject to the recordkeeping provisions of the ICA and the IAA. The recordkeeping rules require that a fund or its adviser, to the extent it keeps and maintains electronic records:

•

Arrange and index the records in a way that permits their easy location, access, and retrieval;

•

Provide promptly upon request by regulators or the Fund: a) a legible, accurate, and complete copy of the record in the medium and format in which it is stored; b) a legible, accurate, and complete printout of the record; and c) means to access, view, and print the records; and

•

Separately store, for the required time period, a duplicate copy of the record on any medium allowed under the ICA and IAA.

CHAPTER 12: PROTECTION OF NON-PUBLIC INFORMATION

Regulatory Authority: Securities Exchange Act of 1934: Rule 10(b)(5); Investment Advisers Act: Section 204A

NBM has a vital interest in its reputation and in the integrity of the securities’ markets. Insider trading by employees can destroy that reputation and integrity. The Firm is committed to complying with the Securities Exchange Act of 1934 and the Investment Advisers Act of 1940 (and all rules and regulations there under) in preventing insider trading and will discipline any employee who engages in this illegal practice. These procedures are an integral part of the Firm’s compliance efforts and must be adhered to. The prohibition against insider trading is straightforward – if an employee is in possession of material non-public information about a company or the market for a company’s shares, the employee must either publicly disclose the information to the marketplace and until such public disclosure is made refrain from trading. Generally, disclosure is not an option and the effect is to require an individual to refrain from trading. This area of the law is ever-expanding to include almost all activity by anyone who acts upon information, no matter how innocently obtained, which is not generally available to the public. The Firm’s policy with regard thereto is set forth below.

It is the duty of the NB LLC Compliance Department to oversee and monitor for insider trading. The NB LLC Compliance Department should be consulted in all instances where a person feels that he or she might be in possession of material, non-public information that has not been publicly disseminated. The NB LLC Compliance Department has a procedure and system in place to monitor trading, to help ensure that no trading occurs on the basis of material, non- public information. These procedures are maintained in the NB LLC Compliance Department.

12.1

CHINESE WALLS

12.1.1 Inside Information

Neuberger Berman has established and enforced written policies and procedures reasonably designed, taking into consideration the nature of its investment advisory business, to prevent the misuse of material, nonpublic information in violation of the Adviser’s Act and/or the Securities Exchange Act of 1934 (or the rules and regulations there under) by it or any if its affiliated investment advisers including NBM.

Inside information is information which would be considered “material and non-public” and which would influence an investor's decision to buy or sell securities.

The policies provide employees with guidance as to what constitutes material, non-public information, however, it is not always clear what “material” and “non-public” mean, so employees are strongly encouraged to consult with the Compliance Department if they are unclear or believe they may have inside information.

12.1.2. Material

Information is generally considered to be “material” if there is a substantial likelihood that a reasonable investor would consider it important in deciding how to act. If the information has influenced your investment decision, it would undoubtedly be considered material. In addition, information that, when disclosed, is likely to have a direct effect on the stock’s price should also be treated as material.

Some examples of information that is likely to be deemed material include:

•

dividend increases or decreases

•

earnings estimates

•

changes in previously released earnings estimates

•

significant expansion or curtailment of operations

•

a significant increase or decline in orders

•

significant merger or acquisitions

•

tender offers

•

proposals or agreements

•

significant new products or discoveries

•

extraordinary borrowing

•

major litigation

•

liquidity problems

•

extraordinary management developments

•

tender offers

•

purchase or sale of substantial assets

•

bankruptcy

12.1.3 Non-Public Information

Information is non-public when it has not been publicly disseminated in a manner making it available to investors generally. Information is public once it has been publicly and broadly disseminated, such as when it is reported in widely disseminated news services and/or publications, via public filings with the Commission or by press release, and investors have had a reasonable time to react to the information. Once the information has become public, it may be traded on freely.

Employees who are in possession of any "material inside information" that has not been publicly disseminated are prohibited from:

a.

Disclosing such information or any conclusions based thereon to any other person within or outside the firm, except to the Legal and Compliance Department;

b.

Purchasing  or  selling  securities  for  their  own  accounts,  insider  accounts  or accounts over which they exercise discretion;

c.

Soliciting customer’s orders to either purchase or sell the securities; “Solicited Orders” include all orders where the inducement to purchase or sell comes from within Neuberger Berman and includes orders in discretionary accounts initiated by an employee of the Firm.

12.1.4 Disclosure

Whenever possible, a wise course of action would be to encourage the public company to publicly disseminate any information which might be deemed to be inside information as soon as possible. Once the information has been publicly disseminated, the trading restrictions no longer apply.

12.1.5 Contacts With Public Companies

Employees may come into possession of material non-public information through friends, relatives, co-workers, industry colleagues and through contacts with public companies. “Contacts” with public companies refers to all relationships, conversations, or meetings with a public company, including its directors, officers, investor relations personnel or other agents. In the ordinary course of business, employees may have contact with such persons. Accordingly, employees must be aware of their obligations with respect to the acquisition of inside information, inadvertently or otherwise, at all times.

Consistent with regulations, Neuberger Berman policy, NBM’s fiduciary obligations and best practice, Neuberger Berman prohibits its employees from becoming directors of public companies. Exceptions can only be made with the prior approval of the Legal and Compliance Department and the Executive Management Committee.

12.1.6. Regulation Fair Disclosure

In order to prevent selective disclosure by issuers to certain analysts and investors of material, non-public information, Regulation Fair Disclosure (“Reg FD”) mandates that material information be disseminated in a broad, non-exclusionary manner.

NBM employees must ensure that they do not disclose material, non-public information concerning Neuberger Berman or any of its affiliates, to analysts, investors or the media. The Legal and Compliance Department generally include a discussion of Regulation FD during its annual compliance training sessions.

12.1.7 Rumors

Employees are prohibited from circulating rumors in any manner whatsoever. Circulating a rumor includes repeating a rumor by any means such as verbally, in print or electronically, to any person, including family, friends and colleagues, even strangers. Discussion of unsubstantiated information that is published in widely circulated public media is permitted only when its sources and unsubstantiated nature are disclosed.

12.2 PORTFOLIO HOLDINGS DISCLOSURE

NBM must treat all investors and potential investors in registered mutual funds in a fair and equitable manner. Information about portfolio holdings must never be shared with non- employees or with investors and potential investors, unless it is done in accordance with Firm policy.   SEC Regulation FD deals with disclosure of non-public information by issuers (or anyone acting on their behalf) to investors or securities professionals.15 Its objective is to prevent the "selective disclosure" of material non-public information to securities professionals and investors before that information has been disseminated to the general public.

Regulation FD requires that if a publicly traded company discloses material non-public information to investors or to securities market professionals, then the company must disclose the information simultaneously (for intentional disclosures) and must disclose promptly for any unintentional disclosure.

Regulation FD applies to NBM’s closed end funds which trade in the secondary market like a stock on either the American Stock Exchange and/or New York Stock Exchange, as well as to the issuers of any underlying securities holdings of the NBM Group of Funds to the extent issuer communications are made to securities professionals of Neuberger Berman.

It is the policy of NBM to prohibit the disclosure of information about portfolio holdings of the Funds, before the portfolio holdings are publicly disclosed to any outside parties (the “Potential Recipients”) unless such disclosure is consistent with a Fund’s legitimate business purposes and is in the best interests of its shareholders.

Disclosure of portfolio holdings may be requested only by an officer of NBM or an officer of the Fund by completing a holdings disclosure form. The completed form must be submitted to the President or Senior Vice President of NBM (who may not be the officer submitting the request) for review and approval. If the Proposed Recipient is an affiliated person of the Funds or NBM, the reviewer must ensure that the disclosure is in the best interests of Fund shareholders and that no conflict of interest exists between the shareholders and the Funds or NBM. Following this approval, the form is submitted to the Legal and Compliance Department or to the Fund CCO for review, approval and processing.

Neither the Funds, NBM nor any affiliate of either may receive any compensation or consideration for the disclosure of portfolio holdings, although usual and customary compensation may be paid in connection with a service delivered, such as securities lending. Each Allowable Recipient must sign a non-disclosure agreement before they may become an Approved Recipient. Pursuant to a duty of confidentiality set forth in the non-disclosure agreement, Allowable Recipients are (1) required to keep all portfolio holdings information confidential and (2) prohibited from trading based on such information. In consultation with the Fund’s CCO, the Board of Trustees reviews the Funds’ portfolio holdings disclosure policy and procedures annually to determine their effectiveness and to adopt changes as necessary.

15 Regulation FD only applies to senior officials of the company and any other officer, employee or agent who regularly communicates with securities analysts and investors. Senior officials of a company include directors, executive officers, investor or public relations personnel or other persons with similar functions.

CHAPTER 13: GIFTS AND ENTERTAINMENT

Regulatory Authority: FINRA Rules 2820, 2830, and 3060; NYSE Rule 350

All NBM employees are prohibited from providing business gifts or entertainment that are excessive or inappropriate or intended to inappropriately influence recipients. Accepting gifts or entertainment from clients, prospective clients, employees or agents of clients, outside vendors, suppliers, consultants, and other persons or entities with whom NBM does business may also create actual or apparent conflicts of interest with our duties as a fiduciary.

NBM does not prohibit an employee from accepting all business-related gifts or entertainment. However, neither an employee, employee’s immediate family, nor other household members may accept any gift or entertainment that is significant in value or that impairs, or appears to impair, an employee’s ethics, loyalty to the NBM, or ability to exercise sound judgment. Furthermore, an employee may not accept gifts or entertainment that are, or may be perceived as being, compensation from someone other than NBM. An employee may not solicit gifts or entertainment, and an employee may not give any gifts or entertainment to anyone who solicits from him or her.

Other public or private institutions may have their own internal rules regarding the acceptance of gifts or entertainment by their employees and other representatives. Be aware that institutions with whom you deal with may have certain additional restrictions.

If an employee is unsure whether a gift or certain business entertainment would be considered excessive or inappropriate, the employee should contact his or her immediate supervisor or the Compliance Department.

13.1

ACCEPTING/GIVING GIFTS AND GRATUITIES

NBM is a FINRA member firm and there are Neuberger Berman affiliates that are also FINRA members. As a result, the gifts policy complies with NYSE Rule 350 and FINRA Rule 3060 which provide for an annual $100 maximum on gifts and gratuities. As with all gifts, they should not be given to influence or give the appearance of inappropriately influencing the recipient.

Employees must obtain the approval of their immediate supervisor and the Compliance Department prior to giving or receiving any gift, from or to, any person or entity, who is in any way related to the Firm’s business, other than family members. Such gifts shall not exceed $100 per person, per year, without approval by the Compliance Department. This rule covers gifts of service and/or the use of facilities that would be valued at $100 or above. With limited exceptions, gifts of any value to Exchange personnel are prohibited. This requirement applies to gifts to or from clients, public companies, financial institutions, exchanges and brokerage firms other than Neuberger Berman. Employees should complete the Gifts and Gratuities Approval Form) in its entirety and submit the form to their supervisor and the Legal and Compliance Department for approval. The form can be accessed via the Legal and Compliance intranet through “myNeuberger”.

13.2

ENTERTAINMENT

Entertainment is defined as an event or venue where at least one Firm employee must accompany a client to any entertainment venue otherwise; it is considered a gift and will be subject to the $100 gift standard. All employees, wherever located, are prohibited from providing business entertainment that are excessive or inappropriate or intended to inappropriately influence recipients. The Firm prohibits providing business entertainment that are excessive or inappropriate or intended to cause such employees/representatives to act against the best interests of their employer, the client they represent or those to whom they owe a fiduciary duty.

Employees are not permitted to entertain in public or private facilities that discriminate against and/or present a hostile or uncomfortable environment for our clients or employees. Under this policy, the following forms of entertainment are not acceptable:

•

Clubs featuring exotic dancers, including topless or nude dancers or topless or nude “host”/”hostesses”;

•

Neuberger-branded events at venues that have stated policies that restrict membership or use based on race, gender, religion or other protected characteristics.

Entertainment expenses for clients and other third parties are reimbursable provided that they are customary and necessary expenses for conducting business. NBM reserves the right to withhold reimbursement of entertainment expenses that are inappropriate or excessive.

CHAPTER 14: BUSINESS CONTINUITY

Regulatory Authority: Investment Company Act Rule 38a-1; Investment Advisers Act Rule 206(4)-7

Business Continuity is defined as an organization-wide plan for activity performed by an organization to ensure that critical business functions will be available to customers, regulators, and other entities that must have access to those functions as well as ensure the ongoing viability and continuity of the organization. The adopting release for Rules 38a-1 under the ICA and 206(4)-7 under the Advisers Act includes business continuity plans among the policies and procedures that investment companies and investment advisers are expected to have in place in order to meet their compliance obligations under the rules. NBM believes that an investment adviser’s fiduciary duty to its clients includes the obligation to take steps to protect the clients’ interests from being placed at risk as a result of an inability to provide advisory services after a business disruption or a disaster. Business continuity is sometimes confused with disaster recovery, but they are separate functions and activities. Disaster recovery is a subset of business continuity and is generally focused on process, policies and procedures related to preparing for recovery or continuation of technology infrastructure critical to an organization after a natural or human-induced disaster whereas a business continuity plan includes planning for non-IT related aspects such as key personnel, facilities, crisis communication and reputation protection.

The NB Business Continuity Plan (BCP) details the preparations for a disaster occurring in any one or more of NB’s principal office locations in North America. It is coordinated with Firm- wide continuity of business directives, which are intended to create consistency across the Firm’s businesses. The stated objectives of the BCP include minimizing the probability of business interruptions by integrating safeguards into business-as-usual operations, and ensuring prompt restoration of normal operations following any interruption that occurs.

The BCP designates a core team, the members of which serve as a control center in the event of an incident, as well as disaster recovery managers and coordinators in each location to assist the core team. These persons are named individually, and the lists are updated regularly. An emergency communications system is in place to coordinate actions in a disaster situation, including central dial-in numbers with pre-arranged meeting times. The BCP provides alternative office locations, inventorying the maximum capacity of each and providing different contingency plans depending on which primary NB office or offices are disabled.

The BCP categorizes the different types of possible outages, assesses the probability of each, and establishes containment strategies to minimize the impact of the business interruption. The plan includes contingencies for differing lengths of interruption. Business-critical staff is identified, together with ways of assuring that essential technology can be maintained during an interruption. Non-electronic backup records and safekeeping procedures further support the information technological safeguards.

The BCP is updated and tested at least annually to ensure reliability of applications and database servers, and that all business areas can meet their recovery time objectives. The results of testing and suggestions for improvement are tracked and communicated to the appropriate oversight office using a variety of software tools and tracking mechanisms described in the BCP.

CHAPTER 15: REGULATION S-P [PRIVACY]

Regulatory Authority: Regulation S-P and state privacy laws

Neuberger Berman collects and maintains non-public, personal information16 (“NPI”) from its clients, mutual fund shareholders and employees in connection with delivering the financial products and services we offer to these individuals. Neuberger Berman’s privacy policy states that we do not share any NPI with unaffiliated third parties, except in instances permitted by law, where a joint marketing agreement exists, or with other companies who perform administrative services on our behalf. In addition, each Fund’s underwriting agreement provides that NBM and its affiliates can use the list of shareholders to market other Funds, products or services, subject to terms and conditions established by the Funds’ independent trustees. Neuberger Berman maintains physical, electronic and procedural safeguards to protect the NPI of its clients and employees. Neuberger Berman also maintains legal agreements with State Street Bank and Trust Company, Boston Financial Data Services and other service providers to protect the mutual fund shareholder NPI maintained by those firms. Before any NPI is disclosed by the Firm, the Privacy Officer must approve the disclosure and ensure that the disclosure is consistent with Firm policy. In addition, the Privacy Officer must confirm that the proper confidentiality agreement or contractual provisions are in place as well as sufficient physical and electronic safeguards exist for the disclosure. All firm employees with access to NPI are expected to adhere to our strict security and confidentiality policies. Neuberger Berman also maintains an online privacy policy that applies to data collected. For additional details to the privacy policy, please access the Legal and Compliance intranet via “myNeuberger”.

The Privacy Officer of NBM is Andrew Davalla (646) 497 - 4674.

16 NPI refers to an individual’s first name or first initial and last name plus unencrypted data such as: social security number; or, driver’s license number or state identification number; or, account number, credit card number, or debit card number, combined with any password, security or access code.

CHAPTER 16: REGULATORY INSPECTIONS

The Legal and Compliance Department has primary responsibility for responding to inspections or investigation requests from outside regulators and coordinating the participation of other departments. In addition, the Legal and Compliance Department oversee certain other inspections as described elsewhere in this Manual. NBM employees contacted in writing or by phone by outside regulators and/or agencies must immediately direct the correspondence and/or call immediately to the Legal and Compliance Department.

CHAPTER 17: POTENTIAL CONFLICTS WITH SIDE BY SIDE MANAGEMENT (LONG/SHORT)

17.1

LONG / SHORT MANAGEMENT

Side-by-side managed products may include product which take both long and short positions, so called “long/short” management. In contrast to taking a long position in a stock, when a manager sells a stock short, the manager is doing so with the expectation that the stock will decline in value. Depending on a number of conditions, including, but not limited to, the stock’s liquidity and general economic conditions, shorting a security is generally assumed to have the effect of adversely impacting its price. Consequently, managers who manage long/short products may have a potential conflict of interest were they to short a security in which they were also long for another client and/or product. Therefore, as a general rule, the managers are prohibited from executing transactions which would place them in both a long and short position in the same security. However, NBM has adopted procedures which would permit such transactions, under certain circumstances and with the approval of NBM’s Office of the Chief Investment Officer.

17.1.1

LONG SHORT FUND MONITORING

17.1.1.1

PRE-TRADE COMPLIANCE

The portfolio manager is not allowed to hold a short security position in the Long Short Fund when the same security is long in his Long-only book and vice versa without a pre- approval/approval from the CIO or designee.

If the Long Short Fund holds a short position of the same security which are long in the Long-only books, the portfolio manager must request CIO pre-approval by sending an e- mail request to the CIO, and Compliance before the trade order is submitted for execution. The CIO should receive the pre-approval either via e-mail, instant messaging or verbally before the trade is sent for execution. By the end of the day, all verbal pre-approvals must be accompanied by an e-mail or instant messaging notification from the CIO or designee confirming the time the verbal pre-approval was granted and any other relevant information. The CIO pre-approval should be sent to the portfolio manager and Compliance. Pre-approvals will be effective until all shares within that trade order have been executed.

17.1.1.2

POST-TRADE COMPLIANCE

A T+1 Override Report is generated from MacGregor for post-trade compliance monitoring if a blocked order was overridden. Compliance will reconcile e-mails received from the portfolio manager and pre-approval e-mails received from the CIO/designee in determining compliance with procedures. Compliance will investigate and determine whether trades that have violated pre-trade compliance rules should subsequently be reversed. Compliance will maintain records for reconciliations, trade reversals and other relevant supporting documentation associated with the post-trade monitoring.

EXHIBIT 1

Proxy Paper Guidelines

2010 Proxy Season

United States

AN OVERVIEW OF THE GLASS LEWIS APPROACH TO PROXY ADVICE

1

Contents

I. . A Board of Directors That Serves the Interests of Shareholders 4

Election of Directors

4

Independence

4

Voting Recommendations - Board Independence

6

Committee Independence

6

Independent Chairman

6

Performance

7

Voting Recommendations - Performance

7

Audit Committees and Performance

8

Standards for Assessing the Audit Committee

8

Compensation Committee Performance

10

Nominating and Governance Committee Performance

13

Board- level Risk Management Oversight

15

Experience

15

Voting Recommendations - Director Experience

15

Other Considerations

16

Conflicts of Interest

16

Size of the Board of Directors

17

Controlled Companies

17

Independence Exceptions

17

Size of the Board of Directors

18

Audit Committee Independence

18

Mutual Fund Boards

18

Declassified Boards

19

Mandatory Director Retirement Provisions

20

Director Term and Age Limits

20

Requiring Two or More Nominees per Board Seat

21

Shareholder Access

21

Majority Vote for the Election of Directors

21

The plurality vote standard

22

Advantages of a majority vote standard

22

II. . Transparency and Integrity of Financial Reporting 23

Auditor Ratification

23

Voting Recommendations on Auditor Ratification

23

Pension Accounting I ssues

24

III. I . The Link Between Compensation and Performance 25

Full Disclosure of Executive Compensation

25

Advisory Vote on Executive Compensation (“ Say- on- Pay ”)

25

Limits on Executive Compensation

26

Limits on Executive Stock Options

26

Equity- Based Compensation Plans

27

2

Option Exchanges

28

Performance- Based Options

28

Option Backdating, Spring- Loading, and Bullet- Dodging

29

162 ( m) Plans

29

Director Compensation Plans

30

IV. Governance Structure and the Shareholder Franchise 31

Anti- Takeover Measures

31

Poison Pills ( Shareholder Rights Plans)

31

NOL Poison Pills

31

Fair Price Provisions

32

Reincorporation

32

Authorized Shares

33

Advance Notice Requirements for Shareholder Ballot Proposals

34

Voting Structure

34

Cumulative Voting

34

Supermajority Vote Requirements

35

Transaction of Other Business

35

Anti- Greenmail Proposals

35

Mutual Funds: Investment Policies and Advisory Agreements

35

V. Environmental, Social and Governance Shareholder Initiatives 37

Governance

37

Right of Shareholders to Call a Special Meeting

37

Right of Shareholders to Act by Written Consent

38

Board Composition

38

Compensation

39

Severance Agreements

39

Advisory Vote on Executive Compensation (“ Say- on- Pay ”)

39

Bonus Recoupments (“ Clawbacks”)

40

Linking Executive Pay to Social Criteria

41

Environment

41

Climate Change, Green House Gas Emission Disclosure Proposals

41

Sustainability

42

Sustainable Forestry

42

Social I ssues

43

Non- Discrimination Policies

43

Mac Bride Principles

43

Human Rights

44

Military and US Government Business Policies

44

Foreign Government Business Policies

44

Health Care Reform Principles

45

Tobacco

45

Reporting Contributions and Political Spending

45

Animal Welfare

46

I. A Board of Directors That

Serves the Interests of Shareholders

ELECTION OF DIRECTORS

The purpose of Glass Lewis’ proxy research and advice is to facilitate shareholder voting in favor of governance structures that will drive performance, create shareholder value and maintain a proper tone at the top. Glass Lewis looks for talented boards with a record of protecting shareholders and delivering value over the medium- and long-term. We believe that boards working to protect and enhance the best interests of shareholders are independent, have directors with diverse backgrounds, have a record of positive performance, and have members with a breadth and depth of relevant experience.

Independence

The independence of directors, or lack thereof, is ultimately demonstrated through the decisions they make. In assessing the independence of directors, we will take into consideration, when appropriate, whether a director has a track record indicative of making objective decisions. Likewise, when assessing the independence of directors we will also examine when a director’s service track record on multiple boards indicates a lack of objective decision-making. Ultimately, we believe the determination of whether a director is independent or not must take into consideration both compliance with the applicable independence listing requirements as well as judgments made by the director.

We look at each director nominee to examine the director’s relationships with the company, the company’s executives, and other directors. We do this to evaluate whether personal, familial, or financial relationships (not including director compensation) may impact the director’s decisions. We believe that such relationships make it difficult for a director to put shareholders’ interests above the director’s or the related party’s interests. We also believe that a director who owns more than 20% of a company can exert disproportionate influence on the board and, in particular, the audit committee.

Thus, we put directors into three categories based on an examination of the type of relationship they have with the company:

Independent Director – An independent director has no material financial, familial or other current relationships with the company, its executives, or other board members, except for board service and standard fees paid for that service. Relationships that existed within three to five years1 before the inquiry are usually considered “current” for purposes of this test.

In our view, a director who is currently serving in an interim management position should be considered an insider, while a director who previously served in an interim management position for less than one year and is no longer serving in such capacity is considered independent. Moreover, a director who previously served in an interim management position for over one year and is no longer serving in such capacity is considered an affiliate for five years following the date of his/her resignation or departure from the interim management position. Glass Lewis applies a

1   NASDAQ originally proposed a five-year look-back period but both it and the NYSE ultimately settled on a three-year look-back prior to finalizing their rules. A five-year standard is more appropriate, in our view, because we believe that the unwinding of conflicting relationships between former management and board members is more likely to be complete and final after five years. However, Glass Lewis does not apply the five-year look back period to directors who have previ- ously served as executives of the company on an interim basis for less than one year.

three-year look back period to all directors who have an affiliation with the company other than former employment, for which we apply a five-year look back.

Affiliated Director – An affiliated director has a material financial, familial or other relationship with the company or its executives, but is not an employee of the company.2 This includes directors whose employers have a material financial relationship with the company.3 In addition, we view a director who owns or controls 20% or more of the company’s voting stock as an affiliate.

We view 20% shareholders as affiliates because they typically have access to and involvement with the management of a company that is fundamentally different from that of ordinary shareholders. More importantly, 20% holders may have interests that diverge from those of ordinary holders, for reasons such as the liquidity (or lack thereof) of their holdings, personal tax issues, etc.

Inside Director – An inside director simultaneously serves as a director and as an employee of the company. This category may include a chairman of the board who acts as an employee of the company or is paid as an employee of the company. In our view, an inside director who derives a greater amount of income as a result of affiliated transactions with the company rather than through compensation paid by the company (i.e., salary, bonus, etc. as a company employee) faces a conflict between making decisions that are in the best interests of the company versus those in the director’s own best interests. Therefore, we will recommend voting against such a director.

Definition of “Material”: A material relationship is one in which the dollar value exceeds:

(i)

$50,000 (or where no amount is disclosed) for directors who are paid for a service they have agreed to perform for the company, outside of their service as a director, including professional or other services; or (ii) $120,000 (or where no amount is disclosed) for those directors employed by a professional services firm such as a law firm, investment bank, or consulting firm where the company pays the firm, not the individual, for services. This dollar limit would also apply to charitable contributions to schools where a board member is a professor; or charities where a director serves on the board or is an executive;4 and any aircraft and real estate dealings between the company and the director’s firm; or (iii) 1% of either company’s consolidated gross revenue for other business relationships (e.g., where the director is an executive officer of a company that provides services or products to or receives services or products from the company).

Definition of “Familial”: Familial relationships include a person’s spouse, parents, children, siblings, grandparents, uncles, aunts, cousins, nieces, nephews, in-laws, and anyone (other than domestic employees) who shares such person’s home. A director is an affiliate if the director has a family member who is employed by the company and who receives compensation of $120,000 or more per year or the compensation is not disclosed.

Definition of “Company”: A company includes any parent or subsidiary in a group with the company or any entity that merged with, was acquired by, or acquired the company.

2   If a company classifies one of its non-employee directors as non-independent, Glass Lewis will classify that director as an affiliate.

3   We allow a five-year grace period for former executives of the company or merged companies who have consulting agreements with the surviving company. (We do not automatically recommend voting against directors in such cases for the first five years.) If the consulting agreement persists after this five-year grace period, we apply the materiality thresh- olds outlined in the definition of “material.”

4  We will generally take into consideration the size and nature of such charitable entities in relation to the company’s size and industry along with any other relevant factors such as the director’s role at the charity.

Voting Recommendations on the Basis of Board Independence

Glass Lewis believes a board will be most effective in protecting shareholders’ interests if it is at least two-thirds independent. We note that each of the Business Roundtable, the Conference Board, and the Council of Institutional Investors advocates that two-thirds of the board be independent. Where more than one-third of the members are affiliated or inside directors, we typically5 recommend voting against some of the inside and/or affiliated directors in order to satisfy the two-thirds threshold.6

In the case of a less than two-thirds independent board, Glass Lewis strongly supports the existence of a presiding or lead director with authority to set the meeting agendas and to lead sessions outside the insider chairman’s presence.

In addition, we scrutinize avowedly “independent” chairmen and lead directors. We believe that they should be unquestionably independent or the company should not tout them as such.

Committee Independence

We believe that only independent directors should serve on a company’s audit, compensation, nominating, andgovernancecommittees.7 Wetypicallyrecommendthatshareholdersvoteagainst any affiliated or inside director seeking appointment to an audit, compensation, nominating, or governance committee, or who has served in that capacity in the past year.

Independent Chairman

Glass Lewis believes that separating the roles of CEO (or, more rarely, another executive position) and chairman creates a better governance structure than a combined CEO/chairman position. An executive manages the business according to a course the board charts. Executives should report to the board regarding their performance in achieving goals the board set. This is needlessly complicated when a CEO chairs the board, since a CEO/chairman presumably will have a significant influence over the board.

It can become difficult for a board to fulfill its role of overseer and policy setter when a CEO/ chairman controls the agenda and the boardroom discussion. Such control can allow a CEO to have an entrenched position, leading to longer-than-optimal terms, fewer checks on management, less scrutiny of the business operation, and limitations on independent, shareholder-focused goal-setting by the board.

A CEO should set the strategic course for the company, with the board’s approval, and the board should enable the CEO to carry out the CEO’s vision for accomplishing the board’s objectives. Failure to achieve the board’s objectives should lead the board to replace that CEO with someone in whom the board has confidence.

5   With a staggered board, if the affiliates or insiders that we believe should not be on the board are not up for election, we will express our concern regarding those directors, but we will not recommend voting against the affiliates or insiders who are up for election just to achieve two-thirds independence.

6   Where a director serves on a board as a representative (as part of his or her basic responsibilities) of an investment firm with greater than 20% ownership, we will generally consider him/her to be affiliated but will not recommend voting against unless (i) the investment firm has disproportionate board representation or (ii) the director serves on the audit committee.

7   We will recommend voting against an audit committee member who owns 20% or more of the company’s stock, and we believe that there should be a maximum of one director (or no directors if the committee is comprised of less than three directors) who owns 20% or more of the company’s stock on the compensation, nominating, and governance com- mittees.

Likewise, an independent chairman can better oversee executives and set a pro-shareholder agenda without the management conflicts that a CEO and other executive insiders often face. Such oversight and concern for shareholders allows for a more proactive and effective board of directors that is better able to look out for the interests of shareholders.

Further, it is the board’s responsibility to select a chief executive who can best serve a company and its shareholders and to replace this person when his or her duties have not been appropriately fulfilled. Such a replacement becomes more difficult and happens less frequently when the chief executive is also in the position of overseeing the board.

We recognize that empirical evidence regarding the separation of these two roles remains inconclusive. However, Glass Lewis believes that the installation of an independent chairman is almost always a positive step from a corporate governance perspective and promotes the best interests of shareholders. Further, the presence of an independent chairman fosters the creation of a thoughtful and dynamic board, not dominated by the views of senior management.

We do not recommend that shareholders vote against CEOs who chair the board. However, we typically encourage our clients to support separating the roles of chairman and CEO whenever that question is posed in a proxy (typically in the form of a shareholder proposal), as we believe that it is in the long-term best interests of the company and its shareholders.

Performance

The most crucial test of a board’s commitment to the company and its shareholders lies in the actions of the board and its members. We look at the performance of these individuals as directors and executives of the company and of other companies where they have served.

Voting Recommendations on the Basis of Performance

We disfavor directors who have a record of not fulfilling their responsibilities to shareholders at any company where they have held a board or executive position. We typically recommend voting against:

1.

A director who fails to attend a minimum of 75% of the board meetings or 75% of the total of applicable committee meetings and board meetings.8

2.

A director who belatedly filed a significant form(s) 4 or 5, or who has a pattern of late filings if the late filing was the director’s fault (we look at these late filing situations on a case-by-case basis).

3.

A director who is also the CEO of a company where a serious and material restatement has occurred after the CEO had previously certified the pre-restatement financial statements.

4.

A director who has received two against recommendations from Glass Lewis for identical reasons within the prior year at different companies (the same situation must also apply at the company being analyzed).

5.

All directors who served on the board if, for the last three years, the company’s performance has been in the bottom quartile of the sector and the directors have not taken reasonable steps to address the poor performance.

8   However, where a director has served for less than one full year, we will typically not recommend voting against for failure to attend 75% of meetings. Rather, we will note the poor attendance with a recommendation to track this issue going forward. We will also refrain from recommending to vote against directors when the proxy discloses that the direc- tor missed the meetings due to serious illness or other extenuating circumstances.

Audit Committees and Performance

Audit committees play an integral role in overseeing the financial reporting process because “[v]ibrant and stable capital markets depend on, among other things, reliable, transparent, and objective financial information to support an efficient and effective capital market process. The vital oversight role audit committees play in the process of producing financial information has never been more important.”9

When assessing an audit committee’s performance, we are aware that an audit committee does not prepare financial statements, is not responsible for making the key judgments and assumptions that affect the financial statements, and does not audit the numbers or the disclosures provided to investors. Rather, an audit committee member monitors and oversees the process and procedures that management and auditors perform. The 1999 Report and Recommendations of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees stated it best:

A proper and well-functioning system exists, therefore, when the  three main groups responsible for financial reporting – the full board including the audit committee, financial management including the internal auditors, and the outside auditors – form a ‘three legged stool’ that supports responsible financial disclosure and active participatory oversight. However, in the view of the Committee, the audit committee must be ‘first among equals’ in this process, since the audit committee is an extension of the full board and hence the ultimate monitor of the process.

Standards for Assessing the Audit Committee

For an audit committee to function effectively on investors’ behalf, it must include members with sufficient knowledge to diligently carry out their responsibilities. In its audit and accounting recommendations, the Conference Board Commission on Public Trust and Private Enterprise said “members of the audit committee must be independent and have both knowledge and experience in auditing financial matters.”10

We are skeptical of audit committees where there are members that lack expertise as a Certified Public Accountant(CPA), Chief Financial Officer(CFO) orcorporatecontrollerorsimilarexperience. While we will not necessarily vote against members of an audit committee when such expertise is lacking, we are more likely to vote against committee members when a problem such as a restatement occurs and such expertise is lacking.

Glass Lewis generally assesses audit committees against the decisions they make with respect to their oversight and monitoring role. The quality and integrity of the financial statements and earnings reports, the completeness of disclosures necessary for investors to make informed decisions, and the effectiveness of the internal controls should provide reasonable assurance that the financial statements are materially free from errors. The independence of the external auditors and the results of their work all provide useful information by which to assess the audit committee.

9   Audit Committee Effectiveness – What Works Best.” PricewaterhouseCoopers. The Institute of Internal Auditors Re- search Foundation. 2005.

10   Commission on Public Trust and Private Enterprise. The Conference Board. 2003.

When assessing the decisions and actions of the audit committee, we typically defer to its judgment and would vote in favor of its members, but we would recommend voting against the following members under the following circumstances:11

1.

All members of the audit committee when options were backdated, there is a lack of adequate controls in place, there was a resulting restatement, and disclosures indicate there was a lack of documentation with respect to the option grants.

2.

The audit committee chair, if the audit committee does not have a financial expert or the committee’s financial expert does not have a demonstrable financial background sufficient to understand the financial issues unique to public companies.

3.

The audit committee chair, if the audit committee did not meet at least 4 times during the year.

4.

The audit committee chair, if the committee has less than three members.

5.

Any audit committee member who sits on more than three public company audit committees, unlesstheauditcommitteememberisaretired CPA, CFO, controllerorhassimilar experience, in which case the limit shall be four committees, taking time and availability into consideration including a review of the audit committee member’s attendance at all board and committee meetings.

6.

All members of an audit committee who are up for election and who served on the committee at the time of the audit, if audit and audit-related fees total one-third or less of the total fees billed by the auditor.

7.

The audit committee chair when tax and/or other fees are greater than audit and audit- related fees paid to the auditor for more than one year in a row (in which case we also recommend against ratification of the auditor).

8.

All members of an audit committee where non-audit fees include fees for tax services (including, but not limited to, such things as tax avoidance or shelter schemes) for senior executives of the company. Such services are now prohibited by the PCAOB.

9.

All members of an audit committee that reappointed an auditor that we no longer consider to be independent for reasons unrelated to fee proportions.

10.

All members of an audit committee when audit fees are excessively low, especially when compared with other companies in the same industry.

11.

The audit committee chair12 if the committee failed to put auditor ratification on the ballot for shareholder approval. However, if the non-audit fees or tax fees exceed audit plus audit-related fees in either the current or the prior year, then Glass Lewis will recommend voting against the entire audit committee.

11   Where the recommendation is to vote against the committee chair but the chair is not up for election because the board is staggered, we do not recommend voting against the members of the committee who are up for election; rather, we will simply express our concern with regard to the committee chair.

12   In all cases, if the chair of the committee is not specified, we recommend voting against the director who has been on the committee the longest.

12.

All members of an audit committee where the auditor has resigned and reported that a section 10A13 letter has been issued.

13.

All members of an audit committee at a time when material accounting fraud occurred at the company.

14.

All members of an audit committee at a time when annual and/or multiple quarterly financial statements had to be restated, and any of the following factors apply:

•

The restatement involves fraud or manipulation by insiders;

•

The restatement is accompanied by an SEC inquiry or investigation;

•

The restatement involves revenue recognition;

•

The restatement results in a greater than 5% adjustment to costs of goods sold, operating expense, or operating cash flows; or

• Therestatementresultsinagreaterthan 5% adjustmenttonetincome, 10% adjustment to assets or shareholders equity, or cash flows from financing or investing activities.

15.

All members of an audit committee if the company repeatedly fails to file its financial reports in a timely fashion. For example, the company has filed two or more quarterly or annual financial statements late within the last 5 quarters.

16.

All members of an audit committee when it has been disclosed that a law enforcement agency has charged the company and/or its employees with a violation of the Foreign Corrupt Practices Act (FCPA).

17.

All members of an audit committee when the company has aggressive accounting policies and/or poor disclosure or lack of sufficient transparency in its financial statements.

18.

All members of the audit committee when there is a disagreement with the auditor and the auditor resigns or is dismissed.

19.

All members of the audit committee if the contract with the auditor specifically limits the auditor’s liability to the company for damages.14

20.

All members of the audit committee who served since the date of the company’s last annual meeting, and when, since the last annual meeting, the company has reported a material weakness that has not yet been corrected, or, when the company has an ongoing material weakness from a prior year that has not yet been corrected.

We also take a dim view of audit committee reports that are boilerplate, and which provide little or no information or transparency to investors. When a problem such as a material weakness, restatement or late filings occurs, we take into consideration, in forming our judgment with respect to the audit committee, the transparency of the audit committee report.

Compensation Committee Performance

13   Auditors are required to report all potential illegal acts to management and the audit committee unless they are clearly inconsequential in nature. If the audit committee or the board fails to take appropriate action on an act that has been determined to be a violation of the law, the independent auditor is required to send a section 10A letter to the SEC. Such letters are rare and therefore we believe should be taken seriously.

14   The Council of Institutional Investors. “Corporate Governance Policies,” p. 4, April 5, 2006; and “Letter from Council of Institutional Investors to the AICPA,” November 8, 2006.

Compensation committees have the final say in determining the compensation of executives. This includes deciding the basis on which compensation is determined, as well as the amounts and types of compensation to be paid. This process begins with the hiring and initial establishment of employment agreements, including the terms for such items as pay, pensions and severance arrangements. It is important in establishing compensation arrangements that compensation be consistent with, and based on the long-term economic performance of, the business’s long-term shareholders returns.

Compensation committees are also responsible for the oversight of the transparency of compensation. This oversight includes disclosure of compensation arrangements, the matrix used in assessing pay for performance, and the use of compensation consultants. In order to ensure the independence of the compensation consultant, we believe the compensation committee should only engage a compensation consultant that is not also providing any services to the company or management apart from their contract with the compensation committee. It is important to investors that they have clear and complete disclosure of all the significant terms of compensation arrangements in order to make informed decisions with respect to the oversight and decisions of the compensation committee.

Finally, compensation committees are responsible for oversight of internal controls over the executive compensation process. This includes controls over gathering information used to determine compensation, establishment of equity award plans, and granting of equity awards. Lax controls can and have contributed to conflicting information being obtained, for example through the use of nonobjective consultants. Lax controls can also contribute to improper awards of compensation such as through granting of backdated or spring-loaded options, or granting of bonuses when triggers for bonus payments have not been met.

Central to understanding the actions of a compensation committee is a careful review of the Compensation Discussion and Analysis (CD&A) report  included  in  each  company’s  proxy. We review the CD&A in our evaluation of the overall compensation practices of a company, as overseen by the compensation committee. The CD&A is also integral to the evaluation of compensation proposals at companies, such as management-submitted advisory compensation vote proposals, which allow shareholders to vote on the compensation paid to a company’s top executives.

In our evaluation of the CD&A, we examine, among other factors, the following:

1.

The extent to which the company uses appropriate performance goals and metrics in determining overall compensation as an indication that pay is tied to performance.

2.

How clearly the company discloses performance metrics and goals so that shareholders may make an independent determination that goals were met.

3.

The extent to which the performance metrics, targets and goals are implemented to enhance company performance and encourage prudent risk-taking.

4.

The selected peer group(s) so that shareholders can make a comparison of pay and performance across the appropriate peer group.

5.

The extent to which the company benchmarks compensation levels at a specific percentile of its peer group along with the rationale for selecting such a benchmark.

6.

The amount of discretion granted management or the compensation committee to deviate from defined performance metrics and goals in making awards, as well as the appropriateness of the use of such discretion.

Weprovideanoverallevaluationofthequalityandcontentofacompany’sexecutivecompensation policies and procedures as disclosed in a CD&A as either good, fair or poor.

We evaluate compensation committee members on the basis of their performance while serving on the compensation committee in question, not for actions taken solely by prior committee memberswhoarenotcurrentlyservingonthecommittee. Atcompaniesthatprovideshareholders with non-binding advisory votes on executive compensation (“Say-on-Pay”), we will use the Say-on-Pay proposal as the initial, primary means to express dissatisfaction with the company’s compensation polices and practices rather than recommending voting against members of the compensation committee (except in the most egregious cases).

When assessing the performance of compensation committees, we will recommend voting against for the following:15

1.

All members of the compensation committee who are up for election and served at the time of poor pay-for-performance (e.g., a company receives an F grade in our pay- for-performance analysis) when shareholders are not provided with an advisory vote on executive compensation.16

2.

Any member of the compensation committee who has served on the compensation committee of at least two other public companies that received F grades in our pay-for- performance model and who is also suspect at the company in question.

3.

The compensation committee chair if the company received two D grades in consecutive years in our pay-for-performance analysis, and if during the past year the Company performed the same as or worse than its peers.17

4.

All members of the compensation committee (during the relevant time period) if the company entered into excessive employment agreements and/or severance agreements.

5.

All members of the compensation committee when performance goals were changed (i.e., lowered) when employees failed or were unlikely to meet original goals, or performance- based compensation was paid despite goals not being attained.

6.

All members of the compensation committee if excessive employee perquisites and benefits were allowed.

15   Where the recommendation is to vote against the committee chair and the chair is not up for election because the board is staggered, we do not recommend voting against any members of the committee who are up for election; rather, we will simply express our concern with regard to the committee chair.

16   Where there are multiple CEOs in one year, we will consider not recommending against the compensation committee but will defer judgment on compensation policies and practices until the next year or a full year after arrival of the new CEO. In addition, if a company provides shareholders with a Say-on-Pay proposal and receives an F grade in our pay-for- performance model, we will recommend that shareholders only vote against the Say-on-Pay proposal rather than the members of the compensation committee, unless the company exhibits egregious practices. However, if the company receives successive F grades, we will then recommend against the members of the compensation committee in addition to recommending voting against the Say-on-Pay proposal.

17   In cases where the company received two D grades in consecutive years, but during the past year the company performed better than its peers or improved from a D to an F grade year over year, we refrain from recommending to vote against the compensation chair. In addition, if a company provides shareholders with a Say-on-Pay proposal in this instance, we will consider voting against the advisory vote rather than the compensation committee chair unless the company exhibits unquestionably egregious practices.

7.

The compensation committee chair if the compensation committee did not meet during the year, but should have (e.g., because executive compensation was restructured or a new executive was hired).

8.

All members of the compensation committee when the company repriced options within the past two years and we would not have supported the repricing (e.g., officers and directors were allowed to participate).

9.

All members of the compensation committee when vesting of in-the-money options is accelerated or when fully vested options are granted.

10.

All members of the compensation committee when option exercise prices were backdated. Glass Lewis will recommend voting against an executive director who played a role in and participated in option backdating.

11.

All members of the compensation committee when option exercise prices were spring- loaded or otherwise timed around the release of material information.

12.

All members of the compensation committee when a new employment contract is given to an executive that does not include a clawback provision and the company had a material restatement, especially if the restatement was due to fraud.

13.

The chair of the compensation committee where the CD&A provides insufficient or unclear information about performance metrics and goals, where the CD&A indicates that pay is not tied to performance, or where the compensation committee or management has excessive discretion to alter performance terms or increase amounts of awards in contravention of previously defined targets.

14.

All members of the compensation committee during whose tenure the committee failed to implement a shareholder proposal regarding a compensation-related issue, where the proposal received the affirmative vote of a majority of the voting shares at a shareholder meeting, and when a reasonable analysis suggests that the compensation committee (rather than the governance committee) should have taken steps to implement the request.18

Nominating and Governance Committee Performance

The nominating and governance committee, as an agency for the shareholders, is responsible for the governance by the board of the company and its executives. In performing this role, the board is responsible and accountable for selection of objective and competent board members. It is also responsible for providing leadership on governance policies adopted by the company, such as decisions to implement shareholder proposals that have received a majority vote.

Regarding the nominating and or governance committee, we will recommend voting against the following:19

1.

All members of the governance committee20 during whose tenure the board failed to implement a shareholder proposal with a direct and substantial impact on shareholders and

18   In all other instances (i.e. a non-compensation-related shareholder proposal should have been implemented) we rec- ommend that shareholders vote against the members of the governance committee.

19   Where we would recommend to vote against the committee chair but the chair is not up for election because the board is staggered, we do not recommend voting against any members of the committee who are up for election; rather, we will simply express our concern regarding the committee chair.

20   If the board does not have a governance committee (or a committee that serves such a purpose), we recommend vot- ing against the entire board on this basis.

their rights - i.e., where the proposal received enough shareholder votes (at least a majority) to allow the board to implement or begin to implement that proposal.21 Examples of these types of shareholder proposals are majority vote to elect directors and to declassify the board.

2.

The governance committee chair,22 when the chairman is not independent and an independent lead or presiding director has not been appointed.23 We note that each of the Business Roundtable, The Conference Board, and the Council of Institutional Investors advocates that two-thirds of the board be independent.

3.

In the absence of a nominating committee, the governance committee chair when there are less than five or the whole nominating committee when there are more than 20 members on the board.

4.

The governance committee chair, when the committee fails to meet at all during the year.

5.

The governance committee chair, when for two consecutive years the company provides what we consider to be “inadequate” related party transaction disclosure (i.e. the nature of such transactions and/or the monetary amounts involved are unclear or excessively vague, thereby preventing an average shareholder from being able to reasonably interpret the independence status of multiple directors above and beyond what the company maintains is compliant with SEC or applicable stock-exchange listing requirements).

Regarding the nominating committee, we will recommend voting against the following:24

1. Allmembersofthenominatingcommittee, whenthecommitteenominatedorrenominated an individual who had a significant conflict of interest or whose past actions demonstrated a lack of integrity or inability to represent shareholder interests.

2.

The nominating committee chair, if the nominating committee did not meet during the year, but should have (i.e., because new directors were nominated or appointed since the time of the last annual meeting).

3.

In the absence of a governance committee, the nominating committee chair25 when the chairman is not independent, and an independent lead or presiding director has not been appointed.26

21   Where a compensation-related shareholder proposal should have been implemented, and when a reasonable analysis suggests that the members of the compensation committee (rather than the governance committee) bear the responsi- bility for failing to implement the request, we recommend that shareholders only vote against members of the compen- sation committee.

22 If the committee chair is not specified, we recommend voting against the director who has been on the committee the longest. If the longest-serving committee member cannot be determined, we will recommend voting against the longest- serving board member serving on the committee.

23   We believe that one independent individual should be appointed to serve as the lead or presiding director. When such a position is rotated among directors from meeting to meeting, we will recommend voting against as if there were no lead or presiding director.

24   Where we would recommend is to vote against the committee chair but the chair is not up for election because the board is staggered, we do not recommend voting against any members of the committee who are up for election; rather, we will simply express our concern regarding the committee chair.

25   If the committee chair is not specified, we will recommend voting against the director who has been on the commit- tee the longest. If the longest-serving committee member cannot be determined, we will recommend voting against the longest-serving board member on the committee.

26   In the absence of both a governance and a nominating committee, we will recommend voting against the chairman of the board on this basis.

4.

The nominating committee chair, when there are less than five or the whole nominating committee when there are more than 20 members on the board.27

5.

The nominating committee chair, when a director received a greater than 50% against vote the prior year and not only was the director not removed, but the issues that raised shareholder concern were not corrected.28

Board-level Risk Management Oversight

Glass Lewis evaluates the risk management function of a public company board on a strictly case-by-case basis. Sound risk management, while necessary at all companies, is particularly important at financial firms which inherently maintain significant exposure to financial risk. We believe such financial firms should have a chief risk officer reporting directly to the board and a dedicated risk committee or a committee of the board charged with risk oversight. Moreover, many non-financial firms maintain strategies which involve a high level of exposure to financial risk. Similarly, since many non-financial firm have significant hedging or trading strategies, including financial and non-financial derivatives, those firms should also have a chief risk officer and a risk committee.

When analyzing the risk management practices of public companies, we take note of any significant losses or writedowns on financial assets and/or structured transactions. In cases where a company has disclosed a sizable loss or writedown, and where we find that the company’s board- level risk committee contributed to the loss through poor oversight, we would recommend that shareholders vote against such committee members on that basis. In addition, in cases where a company maintains a significant level of financial risk exposure but fails to disclose any explicit form of board-level risk oversight (committee or otherwise)29, we will consider recommending to vote against the chairman of the board on that basis. However, we generally would not recommend voting against a combined chairman/CEO except in egregious cases.

Experience

We find that a director’s past conduct is often indicative of future conduct and performance. We often find directors with a history of overpaying executives or of serving on boards where avoidable disasters have occurred appearing at companies that follow these same patterns. Glass Lewis has a proprietary database of every officer and director serving at 8,000 of the most widely held U.S. companies. We use this database to track the performance of directors across companies.

Voting Recommendations on the Basis of Director Experience

We typically recommend that shareholders vote against directors who have served on boards or as executives of companies with records of poor performance, inadequate risk oversight,

27   In the absence of both a governance and a nominating committee, we will recommend voting against the chairman of the board on this basis.

28   Considering that shareholder discontent clearly relates to the director who received a greater than 50% against vote rather than the nominating chair, we review the validity of the issue(s) that initially raised shareholder concern, follow- up on such matters, and only recommend voting against the nominating chair if a reasonable analysis suggests that it would be most appropriate.  In rare cases, we will consider recommending against the nominating chair when a director receives a substantial (i.e., 25% or more) vote against based on the same analysis.

29   A committee responsible for risk management could be a dedicated risk committee, or another board committee, usu- ally the audit committee but occasionally the finance committee, depending on a given company’s board structure and method of disclosure.  At some companies, the entire board is charged with risk management.

overcompensation, audit- oraccounting-relatedissues, and/orotherindicatorsofmismanagement or actions against the interests of shareholders.30

Likewise, we examine the backgrounds of those who serve on key board committees to ensure that they have the required skills and diverse backgrounds to make informed judgments about the subject matter for which the committee is responsible.

Other Considerations

In addition to the three key characteristics – independence, performance, experience – that we use to evaluate board members, we consider conflict-of-interest issues in making voting recommendations.

Conflicts of Interest

We believe board members should be wholly free of identifiable and substantial conflicts of interest, regardless of the overall level of independent directors on the board. Accordingly, we recommend that shareholders vote against the following types of affiliated or inside directors:

1.

A CFO who is on the board: In our view, the CFO holds a unique position relative to financial reporting and disclosure to shareholders. Because of the critical importance of financial disclosure and reporting, we believe the CFO should report to the board and not be a member of it.

2.

A director who is on an excessive number of boards: We will typically recommend voting against a director who serves as an executive officer of any public company while serving on more than two other public company boards and any other director who serves on more than six public company boards typically receives an against recommendation from Glass Lewis. Academic literature suggests that one board takes up approximately 200 hours per year of each member’s time. We believe this limits the number of boards on which directors can effectively serve, especially executives at other companies.31 Further, we note a recent study has shown that the average number of outside board seats held by CEOs of S&P 500 companies is 0.7, down from 0.9 in 2004 and 1.6 in 1999.32

3.

A director, or a director who has an immediate family member, providing consulting or other material professional services to the company: These services may include legal, consulting, or financial services. We question the need for the company to have consulting relationships with its directors. We view such relationships as creating conflicts for directors, since they may be forced to weigh their own interests against shareholder interests when making board decisions. In addition, a company’s decisions regarding where to turn for the best professional services may be compromised when doing business with the professional services firm of one of the company’s directors.

4.

A director, or a director who has an immediate family member, engaging in airplane, real estate, or similar deals, including perquisite-type grants from the company, amounting

30 We typically apply a three-year look-back to such issues and also research to see whether the responsible directors have been up for election since the time of the failure, and if so, we take into account the percentage of support they received from shareholders.

31   Our guidelines are similar to the standards set forth by the NACD in its “Report of the NACD Blue Ribbon Commission on Director Professionalism,” 2001 Edition, pp. 14-15 (also cited approvingly by the Conference Board in its “Corporate Governance Best Practices: A Blueprint for the Post-Enron Era,” 2002, p. 17), which suggested that CEOs should not serve on more than 2 additional boards, persons with full-time work should not serve on more than 4 additional boards, and others should not serve on more than six boards.

32   Spencer Stuart Board Index, 2009, p. 19

to more than $50,000: Directors who receive these sorts of payments from the company will have to make unnecessarily complicated decisions that may pit their interests against shareholder interests.

5.

Interlocking directorships: CEOs or other top executives who serve on each other’s boards create an interlock that poses conflicts that should be avoided to ensure the promotion of shareholder interests above all else.33

6.

All board members who served at a time when a poison pill was adopted without shareholder approval within the prior twelve months.

Size of the Board of Directors

While we do not believe there is a universally applicable optimum board size, we do believe boards should have at least five directors to ensure sufficient diversity in decision-making and to enable the formation of key board committees with independent directors. Conversely, we believe that boards with more than 20 members will typically suffer under the weight of “too many cooks in the kitchen” and have difficulty reaching consensus and making timely decisions. Sometimes the presence of too many voices can make it difficult to draw on the wisdom and experience in the room by virtue of the need to limit the discussion so that each voice may be heard.

To that end, we typically recommend voting against the chairman of the nominating committee at a board with fewer than five directors. With boards consisting of more than 20 directors, we typically recommend voting against all members of the nominating committee (or the governance committee, in the absence of a nominating committee).34

Controlled Companies

Controlled companies present an exception to our independence recommendations. The board’s function is to protect shareholder interests; however, when an individual or entity owns more than 50% of the voting shares, the interests of the majority of shareholders are the interests of that entity or individual. Consequently, Glass Lewis does not apply our usual two-thirds independence rule and therefore we will not recommend voting against boards whose composition reflects the makeup of the shareholder population.

Independence Exceptions

The independence exceptions that we make for controlled companies are as follows:

1.

We do not require that controlled companies have boards that are at least two-thirds independent. So long as the insiders and/or affiliates are connected with the controlling entity, we accept the presence of non-independent board members.

2.

The compensation committee and nominating and governance committees do not need to consist solely of independent directors.

33   There is no look-back period for this situation. This only applies to public companies and we only footnote it for the non-insider.

34   The Conference Board, at p. 23 in its report “Corporate Governance Best Practices, Id.,” quotes one of its roundtable participants as stating, “[w]hen you’ve got a 20 or 30 person corporate board, it’s one way of assuring that nothing is ever going to happen that the CEO doesn’t want to happen.”

a.

We believe that standing nominating and corporate governance committees at controlled companies are unnecessary. Although having a committee charged with the duties of searching for, selecting, and nominating independent directors can be beneficial, the unique composition of a controlled company’s shareholder base makes such committees weak and irrelevant.

b.

Likewise, we believe that independent compensation committees at controlled companies are unnecessary. Although independent  directors  are  the  best  choice for approving and monitoring senior executives’ pay, controlled companies serve a unique shareholder population whose voting power ensures the protection of its interests. As such, we believe that having affiliated directors on a controlled company’s compensation committee is acceptable. However, given that a controlled company has certain obligations to minority shareholders we feel that an insider should not serve on the compensation committee. Therefore, Glass Lewis will recommend voting against any insider (the CEO or otherwise) serving on the compensation committee.

3.

Controlled companies do not need an independent chairman or an independent lead or presiding director. Although an independent director in a position of authority on the board – such as chairman or presiding director – can best carry out the board’s duties, controlled companies serve a unique shareholder population whose voting power ensures the protection of its interests.

4.

Where an individual or entity owns more than 50% of a company’s voting power but the company is not a “controlled” company as defined by relevant listing standards, we apply a lower independence requirement of a majority of the board but keep all other standards in place. Similarly, where an individual or entity holds between 20-50% of a company’s voting power, but the company is not “controlled” and there is not a “majority” owner, we will allow for proportional representation on the board based on the individual or entity’s percentage of ownership.

Size of the Board of Directors

We have no board size requirements for controlled companies.

Audit Committee Independence

We believe that audit committees should consist solely of independent directors. Regardless of a company’s controlled status, the interests of all shareholders must be protected by ensuring the integrity and accuracy of the company’s financial statements. Allowing affiliated directors to oversee the preparation of financial reports could create an insurmountable conflict of interest.

Mutual Fund Boards

Mutual funds, or investment companies, are structured differently from regular public companies (i.e., operating companies). Typically, members of a fund’s adviser are on the board and management takes on a different role from that of regular public companies. Thus, we focus on a short list of requirements, although many of our guidelines remain the same.

The following mutual fund policies are similar to the policies for regular public companies:

1.

Size of the board of directors: The board should be made up of between five and twenty directors.

2.

The CFO on the board: Neither the CFO of the fund nor the CFO of the fund’s registered investment adviser should serve on the board.

3.

Independence of the audit committee: The audit committee should consist solely of independent directors.

4.

Audit committee financial expert: At least one member of the audit committee should be designated as the audit committee financial expert.

The following differences from regular public companies apply at mutual funds:

1.

Independence of the board: We believe that three-fourths of an investment company’s board should be made up of independent directors. This is consistent with a proposed SEC rule on investment company boards. The Investment Company Act requires 40% of the board to be independent, but in 2001, the SEC amended the Exemptive Rules to require that a majority of a mutual fund board be independent. In 2005, the SEC proposed increasing the independence threshold to 75%. In 2006, a federal appeals court ordered that this rule amendment be put back out for public comment, putting it back into “proposed rule” status. Since mutual fund boards play a vital role in overseeing the relationship between the fund and its investment manager, there is greater need for independent oversight than there is for an operating company board.

2.

When the auditor is not up for ratification: We do not recommend voting against the audit committee if the auditor is not up for ratification because, due to the different legal structure of an investment company compared to an operating company, the auditor for the investment company (i.e., mutual fund) does not conduct the same level of financial review for each investment company as for an operating company.

3.

Non-independent chairman: The SEC has proposed that the chairman of the fund board be independent. We agree that the roles of a mutual fund’s chairman and CEO should be separate. Although we believe this would be best at all companies, we recommend voting against the chairman of an investment company’s nominating committee as well as the chairman of the board if the chairman and CEO of a mutual fund are the same person and the fund does not have an independent lead or presiding director. Seven former SEC commissioners support the appointment of an independent chairman and we agree with them that “an independent board chairman would be better able to create conditions favoring the long-term interests of fund shareholders than would a chairman who is an executive of the adviser.” (See the comment letter sent to the SEC in support of the proposed rule at http://sec.gov/rules/proposed/s70304/ s70304-179.pdf)

DECLASSIFIED BOARDS

Glass Lewis favors the repeal of staggered boards and the annual election of directors. We believe staggeredboardsarelessaccountabletoshareholdersthanboardsthatareelectedannually. Furthermore, we feel the annual election of directors encourages board members to focus on shareholder interests.

Empirical studies have shown: (i) companies with staggered boards reduce a firm’s value; and (ii) in the context of hostile takeovers, staggered boards operate as a takeover defense, which entrenches management, discourages potential acquirers, and delivers a lower return to target shareholders.

In our view, there is no evidence to demonstrate that staggered boards improve shareholder returns in a takeover context. Research shows that shareholders are worse off when a staggered board blocks a transaction. A study by a group of Harvard Law professors concluded that companies whose staggered boards prevented a takeover “reduced shareholder returns for targets ... on the order of eight to ten percent in the nine months after a hostile bid was announced.”35 When a staggered board negotiates a friendly transaction, no statistically significant difference in premiums occurs.36

During a March 2004 Glass Lewis Proxy Talk on staggered boards, the proponents of staggered boards could not identify research showing that staggered boards increase shareholder value. The opponents of such a structure marshaled significant support for the proposition that, holding everything else constant, classified boards reduce shareholder value. Lucian Bebchuk, a Harvard Law professor who studies corporate governance issues, concluded that charter-based staggered boards “reduce the market value of a firm by 4% to 6% of its market capitalization” and that “staggered boards bring about and not merely reflect this reduction in market value.”37

Shareholders have increasingly come to agree with this view. In 2008 only 40% of U.S. companies had a classified board structure, down from approximately 60% of companies in 2004. Clearly, more shareholders have supported the repeal of classified boards. Resolutions relating to the repeal of staggered boards garnered on average over 70% support among shareholders in 2008, whereas in 1987, only 16.4% of votes cast favored board declassification.

Given the empirical evidence suggesting staggered boards reduce a company’s value and the increasing shareholder opposition to such a structure, Glass Lewis supports the declassification of boards and the annual election of directors.

MANDATORY DIRECTOR RETIREMENT PROVISIONS

Director Term and Age Limits

Glass Lewis believes that director age and term limits typically are not in shareholders’ best interests. Too often age and term limits are used by boards as a crutch to remove board members who have served for an extended period of time. When used in that fashion, they are indicative of a board that has a difficult time making “tough decisions.”

Academic literature suggests that there is no evidence of a correlation between either length of tenure or age and director performance. On occasion, term limits can be used as a means to remove a director for boards that are unwilling to police their membership and to enforce turnover. Some shareholders support term limits as a way to force change when boards are unwilling to do so.

While we understand age limits can be a way to force change where boards are unwilling to make changes on their own, the long-term impact of age limits restricts experienced and potentially valuable board members from service through an arbitrary means. Further, age limits unfairly imply that older (or, in rare cases, younger) directors cannot contribute to company oversight. A director’s experience can be valuable to shareholders because directors navigate complex and critical issues when serving on a board.

In our view, a director’s experience can be a valuable asset to shareholders because of the complex, critical issues that boards face. However, we support periodic director rotation to ensure a fresh perspective in the boardroom and the generation of new ideas and business strategies. We believe the board should implement such rotation instead of relying on arbitrary limits. When necessary, shareholders can address the issue of director rotation through director elections.

35   Lucian Bebchuk, John Coates, Guhan Subramanian, “The Powerful Antitakeover Force of Staggered Boards: Further Findings and a Reply to Symposium Participants,” December 2002, page 1.

36   Id. at 2 (“Examining a sample of seventy-three negotiated transactions from 2000 to 2002, we find no systematic ben- efits in terms of higher premia to boards that have [staggered structures].”).

37   Lucian Bebchuk, Alma Cohen, “The Costs of Entrenched Boards” (2004).

We believe that shareholders are better off monitoring the board’s approach to corporate governance and the board’s stewardship of company performance rather than imposing inflexible rules that don’t necessarily correlate with returns or benefits for shareholders.

However, if a board adopts term/age limits, it should follow through and not waive such limits. If the board waives its term/age limits, Glass Lewis will consider recommending shareholders vote against the nominating and/or governance committees, unless the rule was waived with sufficient explanation, such as consummation of a corporate transaction like a merger.

REQUIRING TWO OR MORE NOMINEES PER BOARD SEAT

In an attempt to address lack of access to the ballot, shareholders sometimes propose that the board give shareholders a choice of directors for each open board seat in every election. However, we feel that policies requiring a selection of multiple nominees for each board seat would discourage prospective directors from accepting nominations. A prospective director could not be confident either that he or she is the board’s clear choice or that he or she would be elected. Therefore, Glass Lewis generally will vote against such proposals.

SHAREHOLDER ACCESS

The SEC proposal: Shareholders have continuously sought a way to have a voice in director elections in recent years. Most of these efforts have centered on regulatory change at the SEC over the past several years. In July of 2007, the SEC responded by issuing two proposed rules, one to allow certain shareholders to submit director nominations for inclusion on management’s proxy and the second to disallow shareholder access proposals from being submitted by shareholders. The former rule did not pass but the latter rule was subsequently approved by the SEC in November of 2007, allowing companies to exclude shareholder access proposals from their proxy statements, in effect reverting to the SEC position prior to AFSCME’s challenge, ultimately upheld by the Second Circuit Court of Appeals, of the SEC’s decision to allow AIG to exclude the group’s access proposal.

During this window of opportunity prior to the SEC’s final rulemaking in November, three companies faced access proposals in 2007. The proposals received considerable votes in favor, garnering nearly 40% support at Hewlett Packard, 42% support at UnitedHealth and passing with 51% of the votes at Cryo-Cell International.

More recently, in June 2009 the SEC released proposed Rule 14a-11, which, if adopted would require most companies to include shareholder nominees for directors in company proxy materials under certain circumstances—namely if the shareholder(s) seeking to nominate directors beneficially owned shares in the company for at least one year, as well as met an ownership threshold based on a sliding scale depending on the company’s size. Since the release of proposed Rule 14a-11, the SEC has reviewed over 500 public comment letters regarding the rule and has therefore deferred voting on the proposed rule until early 2010. As a result, it is unlikely shareholders will have the opportunity to vote on access proposals in 2010.

MAJORITY VOTE FOR THE ELECTION OF DIRECTORS

In stark contrast to the failure of shareholder access to gain acceptance, majority voting for the election of directors is fast becoming the de facto standard in corporate board elections. In our view, the majority voting proposals are an effort to make the case for shareholder impact on director elections on a company-specific basis.

While this proposal would not give shareholders the opportunity to nominate directors or lead to elections where shareholders have a choice among director candidates, if implemented, the proposal would allow shareholders to have a voice in determining whether the nominees proposed by the board should actually serve as the overseer-representatives of shareholders in the boardroom. We believe this would be a favorable outcome for shareholders.

During 2009 Glass Lewis tracked 46 proposals to require a majority vote to elect directors at annual meetings in the U.S., up from 24 such proposals in 2008, but down from 54 proposals during 2007 and 147 proposals during 2006. The general decline in the number of proposals being submitted was a result of many companies adopting some form of majority voting, including well over 2/3 of companies in the S&P 500 index. During 2009 these proposals received on average 59% shareholder support (based on for and against votes), up from 54% in 2008.

The plurality vote standard

Today, most US companies still elect directors by a plurality vote standard. Under that standard, if one shareholder holding only one share votes in favor of a nominee (including himself, if the director is a shareholder), that nominee “wins” the election and assumes a seat on the board. The common concern among companies with a plurality voting standard was the possibility that one or more directors would not receive a majority of votes, resulting in “failed elections.” This was of particular concern during the 1980s, an era of frequent takeovers and contests for control of companies.

Advantages of a majority vote standard

If a majority vote standard were implemented, a nominee would have to receive the support of a majority of the shares voted in order to be elected. Thus, shareholders could collectively vote to reject a director they believe will not pursue their best interests. We think that this minimal amount of protection for shareholders is reasonable and will not upset the corporate structure nor reduce the willingness of qualified shareholder-focused directors to serve in the future.

We believe that a majority vote standard will likely lead to more attentive directors. Occasional use of this power will likely prevent the election of directors with a record of ignoring shareholder interests in favor of other interests that conflict with those of investors. Glass Lewis will generally support proposals calling for the election of directors by a majority vote except for use in contested director elections.

In response to the high level of support majority voting has garnered, many companies have voluntarily taken steps to implement majority voting or modified approaches to majority voting. These steps range from a modified approach requiring directors that receive a majority of withheld votes to resign (e.g., Ashland Inc.) to actually requiring a majority vote of outstanding shares to elect directors (e.g., Intel).

We feel that the modified approach does not go far enough because requiring a director to resign is not the same as requiring a majority vote to elect a director and does not allow shareholders a definitive voice in the election process. Further, under the modified approach, the corporate governance committee could reject a resignation and, even if it accepts the resignation, the corporate governance committee decides on the director’s replacement. And since the modified approach is usually adopted as a policy by the board or a board committee, it could be altered by the same board or committee at any time.

II. Transparency and

Integrity of Financial Reporting

AUDITOR RATIFICATION

The auditor’s role as gatekeeper is crucial in ensuring the integrity and transparency of the financial information necessary for protecting shareholder value. Shareholders rely on the auditor to ask tough questions and to do a thorough analysis of a company’s books to ensure that the information provided to shareholders is complete, accurate, fair, and that it is a reasonable representation of a company’s financial position. The only way shareholders can make rational investment decisions is if the market is equipped with accurate information about a company’s fiscal health. As stated in the October 6, 2008 Final Report of the Advisory Committee on the Auditing Profession to the U.S. Department of the Treasury:

“The auditor is expected to offer critical and objective judgment on the financial matters under consideration, and actual and perceived absence of conflicts is critical to that expectation. The Committee believes that auditors, investors, public companies, and other market participants must understand the independence requirements and their objectives, and that auditors must adopt a mindset of skepticism when facing situations that may compromise their independence.”

As such, shareholders should demand an objective, competent and diligent auditor who performs at or above professional standards at every company in which the investors hold an interest. Like directors, auditors should be free from conflicts of interest and should avoid situations requiring a choice between the auditor’s interests and the public’s interests. Almost without exception, shareholders should be able to annually review an auditor’s performance and to annually ratify a board’s auditor selection. Moreover, in October 2008, the Advisory Committee on the Auditing Profession went even further, and recommended that “to further enhance audit committee oversight and auditor accountability

... disclosure in the company proxy statement regarding shareholder ratification [should] include the name(s) of the senior auditing partner(s) staffed on the engagement.”38

Voting Recommendations on Auditor Ratification

We generally support management’s choice of auditor except when we believe the auditor’s independence or audit integrity has been compromised. Where a board has not allowed shareholders to review and ratify an auditor, we typically recommend voting against the audit committee chairman. When there have been material restatements of annual financial statements or material weakness in internal controls, we usually recommend voting against the entire audit committee.

Reasons why we may not recommend ratification of an auditor include:

1.

When audit fees plus audit-related fees total less than the tax fees and/or other non-audit fees.

38   “Final Report of the Advisory Committee on the Auditing Profession to the U.S. Department of the Treasury.” p. VIII:20, October 6, 2008.

2.

Recent material restatements of annual financial statements, including those resulting in the reporting of material weaknesses in internal controls and including late filings by the company where the auditor bears some responsibility for the restatement or late filing.39

3.

When the auditor performs prohibited services such as tax-shelter work, tax services for the CEO or CFO, or contingent-fee work, such as a fee based on a percentage of economic benefit to the company.

4.

When audit fees are excessively low, especially when compared with other companies in the same industry.

5.

When the company has aggressive accounting policies.

6.

When the company has poor disclosure or lack of transparency in its financial statements.

7.

Where the auditor limited its liability through its contract with the company or the audit contract requires the corporation to use alternative dispute resolution procedures.

8.

We also look for other relationships or concerns with the auditor that might suggest a conflict between the auditor’s interests and shareholder interests.

We typically support audit-related proposals regarding mandatory auditor rotation when the proposal uses a reasonable period of time (usually not less than 5-7 years).

PENSION ACCOUNTING ISSUES

A pension accounting question often raised in proxy proposals is what effect, if any, projected returns on employee pension assets should have on a company’s net income. This issue often arises in the executive-compensation context in a discussion of the extent to which pension accounting should be reflected in business performance for purposes of calculating payments to executives.

Glass Lewis believes that pension credits should not be included in measuring income that is used to award performance-based compensation. Because many of the assumptions used in accounting for retirement plans are subject to the company’s discretion, management would have an obvious conflict of interest if pay were tied to pension income. In our view, projected income from pensions does not truly reflect a company’s performance.

39   An auditor does not audit interim financial statements. Thus, we generally do not believe that an auditor should be opposed due to a restatement of interim financial statements unless the nature of the misstatement is clear from a read- ing of the incorrect financial statements.

III. The Link Between Compensation and Performance

Glass Lewis carefully reviews the compensation awarded to senior executives. We believe that this is an important area in which the board’s priorities are revealed. However, as a general rule, Glass Lewis does not believe shareholders should be involved in the design, negotiation, management or approval of compensation packages. Such matters should be left to the compensation committee, which can be held accountable for its decisions through their election.

However, Glass Lewis strongly believes executive compensation should be linked directly with the performance of the business the executive is charged with managing. Glass Lewis has a proprietary pay- for-performance model that evaluates the pay of the top five executives at US companies. Our model benchmarks these executives’ pay against their performance using four peer groups for each company: an industry peer group, a smaller sector peer group, a group of similar size companies and a geographic peer group. Using a forced curve and a school letter-grade system, we rank companies according to their pay-for-performance and recommend voting against compensation committees of companies failing our pay-for-performance analysis.

We use this analysis to inform our voting decisions on each of the compensation issues that arise on the ballot. Likewise, we use this analysis in our evaluation of the compensation committee’s performance.

Full Disclosure of Executive Compensation

Glass Lewis believes that comprehensive, timely and transparent disclosure of executive pay is critical to allowing shareholders to evaluate the extent to which the pay is keeping pace with company performance. When reviewing proxy materials, Glass Lewis examines whether the company discloses the performance metrics used to determine executive compensation. Performance metrics vary and may include items such as revenue growth, targets, or human resources issues.

However, we are concerned when a proposal goes too far in the level of detail that it requests for executives other than the most high-ranking leaders of the company. Shareholders are unlikely to need or be able to use compensation information for employees below the level of the most senior corporate officers.

Moreover, it is rarely in shareholders’ interests to disclose competitive data about individual salaries below the senior executive level. Such disclosure could create internal personnel discord that would be counterproductive for the company and its shareholders. While we favor full disclosure for senior executives and we view pay disclosure at the aggregate level (e.g., the number of employees being paid over a certain amount or in certain categories) as potentially useful, we do not believe shareholders need or will benefit from detailed reports about individual management employees other than the most senior executives.

Advisory Vote on Executive Compensation (“Say-on-Pay”)

The practice of approving a  company’s  compensation  reports  is  standard  practice  in  many  non- US countries, and has been a requirement for companies in the United Kingdom since 2002 and in Australia since 2005. More recently, such proposals have been gaining traction in the United States. Beginning with AFLAC in 2008, over a dozen US companies began to voluntarily provide shareholders with an advisory vote prior to 2009. However, in February of 2009 the U.S. government implemented the American Recovery and Reinvestment Act, which required all companies that participated in the

Capital Purchase Program (“CPP”) under the US Treasury’s Troubled Asset Relief Program (“TARP”) to provide shareholders with a separate shareholder vote to approve executive compensation. Glass Lewis reviewed over 280 of these Say-on-Pay proposals in 2009. As the US Treasury Department, the SEC and Congress contemplate proposed federal regulation in 2010 that would mandate advisory votes at all US public companies, shareholders should anticipate Say-on-Pay becoming a routine item at annual meetings in the years ahead.

Glass Lewisappliesahighlynuancedapproachwhenanalyzingadvisoryvotesonexecutivecompensation. Not only can the specific resolutions vary from company to company, but we believe the compensation- related disclosure must be examined in the context of each company’s distinct industry as well as its historic pay-for-performance practices. Although Say-on-Pay proposals are non-binding, a high level of “against” or “abstain” votes demonstrate a lack of shareholder confidence in a company’s compensation policies and procedures. Therefore, after determining the specific aspects of disclosure actually being voted on (i.e., the CD&A, the summary compensation tables, and/or any related material), we focus on the following main factors when reviewing Say-on-Pay proposals:

•

The overall design and structure of the Company’s executive compensation program;

•

The link between compensation and performance as indicated by the Company’s current and past pay-for-performance grades;

•

The quality and content of the Company’s CD&A disclosure and

•

Any significant changes or modifications made to the Company’s compensation structure or award amounts, including base salaries.

In cases where our analysis reveals a compensation structure in drastic need of reform, we will recommend that shareholders vote against the Say-on-Pay proposal. Generally such instances include evidence of a pattern of poor pay-for-performance practices (i.e., deficient or failing pay for performance grades), unclear or questionable disclosure regarding the overall compensation structure (i.e., limited information regarding benchmarking processes, limited rationale for bonus performance metrics and targets, etc.), questionable adjustments to certain aspects of the overall compensation structure (i.e., limited rationale for significant changes to performance targets or metrics, the payout of guaranteed bonuses or sizable retention grants, etc.), and/or other egregious compensation practices.

Limits on Executive Compensation

Generally, Glass Lewis believes shareholders should not be directly involved in setting executive pay. Such matters should be left to the compensation committee. We view the election of compensation committee members as the appropriate mechanism for shareholders to express their disapproval or support of board policy on executive pay. Further, we believe that companies whose pay-for-performance is in line with their peers should be able to pay their executives in a way that drives growth and profit, without destroying ethical values, giving consideration to their peers’ comparable size and performance.

However, Glass Lewis favors performance-based compensation as an effective way to motivate executives to act in shareholders’ best interests. Performance-based pay may be limited if CEO pay is capped at a low level rather than flexibly tied to company performance.

Limits on Executive Stock Options

Stock options are a common form of executive compensation. Making options a part of compensation may be an effective way to attract and retain experienced executives and other key employees. Tying a portion of an executive’s pay to company performance also provides a good incentive for executives to maximize share value. Thus, we typically recommend that our clients oppose caps on executive stock options. However, stock option plans should prohibit re-pricing or vesting acceleration of the options.

Equity-Based Compensation Plans

Glass Lewis evaluates option- and other equity-based compensation plans using a detailed model and analyst review. We believe that equity compensation awards are useful, when not abused, for retaining employees and providing an incentive for them to act in a way that will improve company performance.

Equity-based compensation programs have important differences  from  cash  compensation  plans and bonus programs. Accordingly, our model and analysis takes into account factors such as plan administration, the method and terms of exercise, repricing history, express or implied rights to reprice, and the presence of evergreen provisions.

Our analysis is quantitative and focused on the plan’s cost as compared with the business’s operating metrics. We run twenty different analyses, comparing the program with absolute limits we believe are key to equity value creation and with a carefully chosen peer group. In general, our model seeks to determine whether the proposed plan is either absolutely excessive or is more than one standard deviation away from the average plan for the peer group on a range of criteria, including dilution to shareholders and the projected annual cost relative to the company’s financial performance. Each of the twenty analyses (and their constituent parts) is weighted and the plan is scored in accordance with that weight.

In our analysis, we compare the program’s expected annual expense with the business’s operating metrics to help determine whether the plan is excessive in light of company performance. We also compare the option plan’s expected annual cost to the enterprise value of the firm rather than to market capitalization because the employees, managers and directors of the firm create enterprise value and not necessarily market capitalization (the biggest difference is seen where cash represents the vast majority of market capitalization). Finally, we do not rely exclusively on relative comparisons with averages because we believe that academic literature proves that some absolute limits are warranted.

We evaluate option plans based on ten overarching principles:

1.

Companies should seek more shares only when needed.

2.

Plans should be small enough that companies need shareholder approval every three to four years (or more frequently).

3.

If a plan is relatively expensive, it should not grant options solely to senior executives and board members.

4.

Annual net share count and voting power dilution should be limited.

5.

Annual cost of the plan (especially if not shown on the income statement) should be reasonable as a percentage of financial results and should be in line with the peer group.

6.

The expected annual cost of the plan should be proportional to the business’s value.

7.

The intrinsic value that option grantees received in the past should be reasonable compared with the business’s financial results.

8.

Plans should deliver value on a per-employee basis when compared with programs at peer companies.

9.

Plans should not permit re-pricing of stock options.

10.

Plans should not contain excessively liberal administrative or payment terms.

Option Exchanges

Glass Lewis views option repricing plans and option exchange programs with great skepticism. Shareholders have substantial risk in owning stock and we believe that the employees, officers, and directors who receive stock options should be similarly situated to align their interests with shareholder interests.

We are concerned that option grantees who believe they will be “rescued” from underwater options will be more inclined to take unjustifiable risks. Moreover, a predictable pattern of repricing or exchanges substantially alters a stock option’s value because options that will practically never expire deeply out of the money are worth far more than options that carry a risk of expiration.

In short, repricings and option exchange programs change the bargain between shareholders and employees after the bargain has been struck. Re-pricing is tantamount to re-trading.

There is one circumstance in which a repricing or option exchange program is acceptable: if macroeconomic or industry trends cause a stock’s value to decline dramatically, rather than specific company issues, and repricing is necessary to motivate and retain employees. In this circumstance, we think it fair to conclude that option grantees may be suffering from a risk that was not foreseeable when the original “bargain” was struck. In such a circumstance, we will support a repricing only if the following conditions are true:

(i)

officers and board members do not participate in the program;

(ii)

the stock decline mirrors the market or industry price decline in terms of timing and approximates the decline in magnitude;

(iii)

the exchange is value-neutral or value-creative to shareholders with very conservative assumptions and with a recognition of the adverse selection problems inherent in voluntary programs; and

(iv)

management and the board make a cogent case for needing to motivate and retain existing employees, such as being in a competitive employment market.

Performance-Based Options

Shareholders commonly ask boards to adopt policies requiring that a significant portion of future stock option grants to senior executives be based on performance. Performance-based options are options where the exercise price is linked to an industry peer group’s stock-performance index.

Glass Lewis believes in performance-based equity compensation plans for senior executives. We feel that executives should be compensated with equity when their performance and the company’s performance warrants such rewards. While we do not believe that equity-based pay plans for all employees should be based on overall company performance, we do support such limitations for equity grants to senior executives (although some equity-based compensation of senior executives without performance criteria is acceptable, such as in the case of moderate incentive grants made in an initial offer of employment or in emerging industries).

Boards often argue that basing option grants on performance would hinder them in attracting talent. We believe that boards can develop a consistent, reliable approach to attract executives with the ability to guide the company toward its targets. If the board believes in performance-based pay for executives, then these proposals requiring the same should not hamper the board’s ability to create equity-based compensation plans.

We generally recommend that shareholders vote in favor of performance-based option requirements.

Option Backdating, Spring-Loading, and Bullet-Dodging

Glass Lewis views option backdating, and the related practices of spring-loading and bullet-dodging, as egregious actions that warrant holding the appropriate management and board members responsible. These practices are similar to re-pricing options and eliminate much of the downside risk inherent in an option grant that is designed to induce recipients to maximize shareholder return. Backdating an option is the act of changing an option’s grant date from the actual grant date to an earlier date when the market price of the underlying stock was lower, resulting in a lower exercise price for the option. Glass Lewis has identified over 270 companies that have disclosed internal or government investigations into their past stock-option grants.

Spring-loading is granting stock options while in possession of material, positive information that has not been disclosed publicly. Bullet-dodging is delaying the grants of stock options until after the release of material, negative information. This can allow option grants to be made at a lower price either before the release of positive news or following the release of negative news, assuming the stock’s price will move up or down in response to the information. This raises a concern similar to that of insider trading, or the trading on material non-public information.

The exercise price for an option is determined on the day of grant, providing the recipient with the same market risk as an investor who bought shares on that date. However, where options were backdated, the executive or the board (or the compensation committee) changed the grant date retroactively. The new date may be at or near the lowest price for the year or period. This would be like allowing an investor to look back and select the lowest price of the year at which to buy shares.

A 2006 study of option grants made between 1996 and 2005 at 8,000 companies found that option backdating can be an indication of poor internal controls. The study found that option backdating was more likely to occur at companies without a majority independent board and with a long-serving CEO; both factors, the study concluded, were associated with greater CEO influence on the company’s compensation and governance practices.40

Where a company granted backdated options to an executive who is also a director, Glass Lewis will recommend voting against that executive/director, regardless of who decided to make the award. In addition, Glass Lewis will recommend voting against those directors who either approved or allowed the backdating. Glass Lewis feels that executives and directors who either benefited from backdated options or authorized the practice have breached their fiduciary responsibility to shareholders.

Given the severe tax and legal liabilities to the company from backdating, Glass Lewis will consider recommending voting against members of the audit committee who served when options were backdated, a restatement occurs, material weaknesses in internal controls exist and disclosures indicate there was a lack of documentation. These committee members failed in their responsibility to ensure the integrity of the company’s financial reports.

When a company has engaged in spring-loading or bullet-dodging, Glass Lewis will consider recommending voting against the compensation committee members where there has been a pattern of granting options at or near historic lows. Glass Lewis will also recommend voting against executives serving on the board who benefited from the spring-loading or bullet-dodging.

162(m) Plans

Section 162(m) of the Internal Revenue Code allows companies to deduct compensation in excess of $1 million for the CEO and the next three most highly compensated executive officers, excluding the CFO,

40   Lucian Bebchuk, Yaniv Grinstein and Urs Peyer. “LUCKY CEOs.” November, 2006.

upon shareholder approval of the excess compensation. Glass Lewis recognizes the value of executive incentive programs and the tax benefit of shareholder-approved incentive plans.

We believe the best practice for companies is to provide reasonable disclosure to shareholders so that they can make sound judgments about the reasonableness of the proposed compensation plan. To allow for meaningful shareholder review, we prefer that these proposals include: specific performance goals, a maximum award pool, and a maximum award amount per employee. We also believe it is important to analyze the estimated grants to see if they are reasonable and in line with the company’s peers.

We typically recommend against a 162(m) plan where: a company fails to provide at least a list of performance targets; a company fails to provide one of either a total pool or an individual maximum; or the proposed plan is excessive when compared with the plans of the company’s peers.

The company’s record of aligning pay with performance (as evaluated using our proprietary pay-for- performance model) also plays a role in our recommendation. Where a company has a record of reasonable pay relative to business performance, we are not typically inclined to recommend against a plan even if the plan caps seem large relative to peers because we recognize the value in special pay arrangements for continued exceptional performance.

As with all other issues we review, our goal is to provide consistent but contextual advice given the specifics of the company and ongoing performance. Overall, we recognize that it is generally not in shareholders’ best interests to vote against such a plan and forgo the potential tax benefit since shareholder rejection of such plans will not curtail the awards, it will only prevent the tax deduction associated with them.

Director Compensation Plans

Glass Lewis believes that non-employee directors should receive compensation for the time and effort they spend serving on the board and its committees. In particular, we support compensation plans that include option grants or other equity-based awards that help to align the interests of outside directors with those of shareholders. Director fees should be competitive in order to retain and attract qualified individuals. But excessive fees represent a financial cost to the company and threaten to compromise the objectivity and independence of non-employee directors. Therefore, a balance is required.

Glass Lewis uses a proprietary model and analyst review to evaluate the costs of those plans compared to the plans of peer companies with similar market capitalizations. We use the results of this model to assist in making our voting recommendations on director compensation plans.

IV. Governance Structure

and  the  Shareholder  Franchise

ANTI-TAKEOVER MEASURES

Poison Pills (Shareholder Rights Plans)

Glass Lewis believes that poison pill plans are not generally in shareholders’ best interests. They can reduce management accountability by substantially limiting opportunities for corporate takeovers. Rights plans can thus prevent shareholders from receiving a buy-out premium for their stock. Typically we recommend that shareholders vote against these plans to protect their financial interests and ensure that they have an opportunity to consider any offer for their shares, especially those at a premium.

We believe boards should be given wide latitude in directing company activities and in charting the company’s course. However, on an issue such as this, where the link between the shareholders’ financial interests and their right to consider and accept buyout offers is substantial, we believe that shareholders should be allowed to vote on whether they support such a plan’s implementation. This issue is different from other matters that are typically left to board discretion. Its potential impact on and relation to shareholders is direct and substantial. It is also an issue in which management interests may be different from those of shareholders; thus, ensuring that shareholders have a voice is the only way to safeguard their interests.

In certain circumstances, we will support a limited poison pill to accomplish a particular objective, such as the closing of an important merger, or a pill that contains what we believe to be a reasonable qualifying offer clause. We will consider supporting a poison pill plan if the qualifying offer clause includes the following attributes: (i) The form of offer is not required to be an all-cash transaction; (ii) the offer is not required to remain open for more than 90 business days; (iii) the offeror is permitted to amend the offer, reduce the offer, or otherwise change the terms; (iv) there is no fairness opinion requirement; and (v) there is a low to no premium requirement. Where these requirements are met, we typically feel comfortable that shareholders will have the opportunity to voice their opinion on any legitimate offer.

NOL Poison Pills

Similarly, Glass Lewis may consider supporting a limited poison pill in the unique event that a company seeks shareholder approval of a rights plan for the express purpose of preserving Net Operating Losses (NOLs). While companies with NOLs can generally carry these losses forward to offset future taxable income, Section 382 of the Internal Revenue Code limits companies’ ability to use NOLs in the event of a “change of ownership.”41 In this case, a company may adopt or amend a poison pill (“NOL pill”) in order to prevent an inadvertent change of ownership by multiple investors purchasing small chunks of stock at the same time, and thereby preserve the ability to carry the NOLs forward. Often such NOL pills have trigger thresholds much lower than the common 15% or 20% thresholds, with some NOL pill triggers as low as 5%.

Glass Lewis evaluates NOL pills on a strictly case-by-case basis taking into consideration, among other factors, the value of the NOLs to the company, the likelihood of a change of ownership based on the size of the holding and the nature of the larger shareholders, the trigger threshold and whether the term of

41   Section 382 of the Internal Revenue Code refers to a “change of ownership” of more than 50 percentage points by one or more 5% shareholders within a three-year period. The statute is intended to deter the “trafficking” of net operating losses.

the plan is limited in duration (i.e., whether it contains a reasonable “sunset” provision) or is subject to periodic board review and/or shareholder ratification. However, we will recommend that shareholders vote against a proposal to adopt or amend a pill to include NOL protective provisions if the company has adopted a more narrowly tailored means of preventing a change in control to preserve its NOLs. For example, a company may limit share transfers in its charter to prevent a change of ownership from occurring.

Furthermore, we believe that shareholders should be offered the opportunity to vote on any adoption or renewal of a NOL pill regardless of any potential tax benefit that it offers a company. As such, we will consider recommending voting against those members of the board who served at the time when an NOL pill was adopted without shareholder approval within the prior twelve months and where the NOL pill is not subject to shareholder ratification.

Fair Price Provisions

Fair price provisions, which are rare, require that certain minimum price and procedural requirements be observed by any party that acquires more than a specified percentage of a corporation’s common stock. The provision is intended to protect minority shareholder value when an acquirer seeks to accomplish a merger or other transaction which would eliminate or change the interests of the minority stockholders. The provision is generally applied against the acquirer unless the takeover is approved by a majority of ”continuing directors” and holders of a majority, in some cases a supermajority as high as 80%, of the combined voting power of all stock entitled to vote to alter, amend, or repeal the above provisions.

The effect of a fair price provision is to require approval of any merger or business combination with an “interested stockholder” by 51% of the voting stock of the company, excluding the shares held by the interested stockholder. An interested stockholder is generally considered to be a holder of 10% or more of the company’s outstanding stock, but the trigger can vary.

Generally, provisions are put in place for the ostensible purpose of preventing a back-end merger where the interested stockholder would be able to pay a lower price for the remaining shares of the company than he or she paid to gain control. The effect of a fair price provision on shareholders, however, is to limit their ability to gain a premium for their shares through a partial tender offer or open market acquisition which typically raise the share price, often significantly. A fair price provision discourages such transactions because of the potential costs of seeking shareholder approval and because of the restrictions on purchase price for completing a merger or other transaction at a later time.

Glass Lewis believes that fair price provisions, while sometimes protecting shareholders from abuse in a takeover situation, more often act as an impediment to takeovers, potentially limiting gains to shareholders from a variety of transactions that could significantly increase share price. In some cases, even the independent directors of the board cannot make exceptions when such exceptions may be in the best interests of shareholders. Given the existence of state law protections for minority shareholders such as Section 203 of the Delaware Corporations Code, we believe it is in the best interests of shareholders to remove fair price provisions.

REINCORPORATION

In general, Glass Lewis believes that the board is in the best position to determine the appropriate jurisdiction of incorporation for the company. When examining a management proposal to reincorporate to a different state or country, we review the relevant financial benefits, generally related to improved corporate tax treatment, as well as changes in corporate governance provisions, especially those relating to shareholder rights, resulting from the change in domicile. Where the financial benefits are de minimis and there is a decrease in shareholder rights, we will recommend voting against the transaction.

However, costly, shareholder-initiated reincorporations are typically not the best route to achieve the furtherance of shareholder rights. We believe shareholders are generally better served by proposing specific shareholder resolutions addressing pertinent issues which may be implemented at a lower cost, and perhaps even with board approval. However, when shareholders propose a shift into a jurisdiction with enhanced shareholder rights, Glass Lewis examines the significant ways would the Company benefit from shifting jurisdictions including the following:

1.

Is the board sufficiently independent?

2.

Does the Company have anti-takeover protections such as a poison pill or classified board in place?

3.

Has the board been previously unresponsive to shareholders (such as failing to implement a shareholder proposal that received majority shareholder support)?

4.

Do shareholders have the right to call special meetings of shareholders?

5.

Are there other material governance issues at the Company?

6.

Has the Company’s performance matched or exceeded its peers in the past one and three years?

7.

How has the Company ranked in Glass Lewis’ pay-for-performance analysis during the last three years?

8.

Does the company have an independent chairman?

We note, however, that we will only support shareholder proposals to change a company’s place of incorporation in exceptional circumstances.

AUTHORIZED SHARES

Glass Lewis believes that adequate capital stock is important to a company’s operation. When analyzing a request for additional shares, we typically review four common reasons why a company might need additional capital stock:

(i)

Stock Split – We typically consider three metrics when evaluating whether we think a stock split is likely or necessary: The historical stock pre-split price, if any; the current price relative to the company’s most common trading price over the past 52 weeks; and some absolute limits on stock price that, in our view, either always make a stock split appropriate if desired by management or would almost never be a reasonable price at which to split a stock.

(ii)

Shareholder Defenses – Additional authorized shares could be used to bolster takeover defenses such as a “poison pill.” Proxy filings often discuss the usefulness of additional shares in defending against or discouraging a hostile takeover as a reason for a requested increase. Glass Lewis is typically against such defenses and will oppose actions intended to bolster such defenses.

(iii)

Financing for Acquisitions – We look at whether the company has a history of using stock for acquisitions and attempt to determine what levels of stock have typically been required to accomplish such transactions. Likewise, we look to see whether this is discussed as a reason for additional shares in the proxy.

(iv)

Financing for Operations – We review the company’s cash position and its ability to secure financing through borrowing or other means. We look at the company’s history of capitalization and whether the company has had to use stock in the recent past as a means of raising capital.

Issuing additional shares can dilute existing holders in limited circumstances. Further, the availability of additional shares, where the board has discretion to implement a poison pill, can often serve as a deterrent to interested suitors. Accordingly, where we find that the company has not detailed a plan for use of the proposed shares, or where the number of shares far exceeds those needed to accomplish a detailed plan, we typically recommend against the authorization of additional shares.

While we think that having adequate shares to allow management to make quick decisions and effectively operate the business is critical, we prefer that, for significant transactions, management come to shareholders to justify their use of additional shares rather than providing a blank check in the form of a large pool of unallocated shares available for any purpose.

ADVANCE NOTICE REQUIREMENTS

FOR SHAREHOLDER BALLOT PROPOSALS

We typically recommend that shareholders vote against proposals that would require advance notice of shareholder proposals or of director nominees.

These proposals typically attempt to require a certain amount of notice before shareholders are allowed to place proposals on the ballot. Notice requirements typically range between three to six months prior to the annual meeting. Advance notice requirements typically make it impossible for a shareholder who misses the deadline to present a shareholder proposal or a director nominee that might be in the best interests of the company and its shareholders.

We believe shareholders should be able to review and vote on all proposals and director nominees. Shareholders can always vote against proposals that appear with little prior notice. Shareholders, as owners of a business, are capable of identifying issues on which they have sufficient information and ignoring issues on which they have insufficient information. Setting arbitrary notice restrictions limits the opportunity for shareholders to raise issues that may come up after the window closes.

VOTING STRUCTURE

Cumulative Voting

We review cumulative voting proposals on a case-by-case basis, factoring in the independence of the board and the status of the company’s governance structure. But we typically find these proposals on ballots at companies where independence is lacking and where the appropriate checks and balances favoring shareholders are not in place. In those instances we typically recommend in favor of cumulative voting.

Cumulative voting is a process that maximizes minority shareholders’ ability to ensure representation of their views on the board. It can be important when a board is controlled by insiders or affiliates and where the company’s ownership structure includes one or more shareholders who control a majority- voting block of company stock.

Glass Lewis believes that cumulative voting generally acts as a safeguard for shareholders by ensuring that those who hold a significant minority of shares can elect a candidate of their choosing to the board. This allows the creation of boards that are responsive to the interests of all shareholders rather than just a small group of large holders.

Academic literature indicates that where a highly independent board is in place and the company has a shareholder-friendly governance structure, shareholders may be better off without cumulative voting. The analysis underlying this literature indicates that shareholder returns at firms with good governance structures are lower and that boards can become factionalized and prone to evaluating the needs of special interests over the general interests of shareholders collectively.

Where a company has adopted a true majority vote standard (i.e., where a director must receive a majority of votes cast to be elected, as opposed to a modified policy indicated by a resignation policy only), Glass Lewis will recommend voting against cumulative voting proposals due to the incompatibility of the two election methods. For companies that have not adopted a true majority voting standard but have adopted some form of majority voting, Glass Lewis will also generally recommend voting against cumulative voting proposals if the company has not adopted antitakeover protections and has been responsive to shareholders.

Where a company has not adopted a majority voting standard and is facing both a shareholder proposal to adopt majority voting and a shareholder proposal to adopt cumulative voting, Glass Lewis will support only the majority voting proposal. When a company has both majority voting and cumulative voting in place, there is a higher likelihood of one or more directors not being elected as a result of not receiving a majority vote. This is because shareholders exercising the right to cumulate their votes could unintentionally cause the failed election of one or more directors for whom shareholders do not cumulate votes.

Supermajority Vote Requirements

Glass Lewis believes that supermajority vote requirements impede shareholder action on ballot items critical to shareholder interests. An example is in the takeover context, where supermajority vote requirements can strongly limit the voice of shareholders in making decisions on such crucial matters as selling the business. This in turn degrades share value and can limit the possibility of buyout premiums to shareholders. Moreover, we believe that a supermajority vote requirement can enable a small group of shareholders to overrule the will of the majority shareholders. We believe that a simple majority is appropriate to approve all matters presented to shareholders.

TRANSACTION OF OTHER BUSINESS

AT AN ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS

We typically recommend that shareholders not give their proxy to management to vote on any other business items that may properly come before the annual meeting. In our opinion, granting unfettered discretion is unwise.

ANTI-GREENMAIL PROPOSALS

Glass Lewis will support proposals to adopt a provision preventing the payment of greenmail, which would serve to prevent companies from buying back company stock at significant premiums from a certain shareholder. Since a large or majority shareholder could attempt to compel a board into purchasing its shares at a large premium, the anti-greenmail provision would generally require that a majority of shareholders other than the majority shareholder approve the buyback.

MUTUAL FUNDS: INVESTMENT POLICIES AND ADVISORY AGREEMENTS

Glass Lewis believes that decisions about a fund’s structure and/or a fund’s relationship with its investment advisor or sub-advisors are generally best left to management and the members of the board, absent a showing of egregious or illegal conduct that might threaten shareholder value. As such, we focus our analyses of such proposals on the following main areas:

•

The terms of any amended advisory or sub-advisory agreement;

•

Any changes in the fee structure paid to the investment advisor; and

•

Any material changes to the fund’s investment objective or strategy.

We generally support amendments to a fund’s investment advisory agreement absent a material change that is not in the best interests of shareholders. A significant increase in the fees paid to an investment advisor would be reason for us to consider recommending voting against a proposed amendment to an investment advisory agreement. However, in certain cases, we are more inclined to support an increase in advisory fees if such increases result from being performance-based rather than asset-based. Furthermore, we generally support sub-advisory agreements between a fund’s advisor and sub-advisor, primarily because the fees received by the sub-advisor are paid by the advisor, and not by the fund.

In matters pertaining to a fund’s investment objective or strategy, we believe shareholders are best served when a fund’s objective or strategy closely resembles the investment discipline shareholders understood and selected when they initially bought into the fund. As such, we generally recommend voting against amendments to a fund’s investment objective or strategy when the proposed changes would leave shareholders with stakes in a fund that is noticeably different than when originally contemplated, and which could therefore potentially negatively impact some investors’ diversification strategies.

V. Environmental,  Social  and Governance  Shareholder  Initiatives

Glass Lewis evaluates shareholder proposals on a case-by-case basis. We generally recommend supporting shareholder proposals calling for the elimination or removal of, as well as to require shareholder approval of, antitakeover devices such as poison pills and classified boards, both discussed in detail above. We generally recommend supporting proposals likely to increase or protect shareholder value and/or promote the furtherance of shareholder rights. In addition, we also generally recommend supporting proposals seeking to promote director accountability and to improve compensation practices especially those promoting a closer link between compensation and performance.

However, we typically prefer to leave decisions regarding day-to-day management and policy decisions, including those related to social, environmental or political issues, to management and the board except when there is a clear link between the proposal and economic or financial value enhancement or risk mitigation for the firm. We feel strongly that shareholders should not attempt to micromanage the company, its businesses or its executives through the shareholder initiative process.

Rather, we believe shareholders should use their influence to push for governance structures that protect shareholders and promote director accountability, including majority voting for director elections, and then put in place a board they can trust to make informed and careful decisions that are in the best interests of the business and its owners. We believe shareholders should hold directors accountable for management and policy decisions through director elections. However, we recognize that support of appropriately crafted shareholder initiatives that provide shareholders with increased information, and that allow the board sufficient flexibility can, in some cases, serve to promote or protect shareholder value. The following is a discussion of Glass Lewis’ approach to certain common shareholder resolution proposals. We note that the following is not an exhaustive list of all shareholder proposals analyzed or expected.

GOVERNANCE

Right of Shareholders to Call a Special Meeting

Glass Lewis strongly supports the right of shareholders to call special meetings. Thus we believe in certain circumstances shareholders should have the ability to call meetings of shareholders between annual meetings to consider matters that require prompt attention. However, in order to prevent abuse and waste of corporate resources by a small minority of shareholders, we believe that shareholders representing at least a sizable minority of shares must support such a meeting prior to its calling. Should the threshold be set too low, companies might frequently be subjected to meetings whose effect could be the disruption of normal business operations in order to focus on the interests of only a small minority of owners. Typically we believe this threshold should not fall below 10-15% of shares, depending on company size.

In our evaluation whether to recommend supporting such proposals, we consider the following:

•

Company size

•

Shareholder base in both percentage of ownership and type of shareholder (e.g., hedge fund, activist investor, mutual fund, pension fund, etc.)

•

Responsiveness of board and management to shareholders evidenced by progressive shareholder rights policies (e.g., majority voting, declassifying boards, etc.) and reaction to shareholder proposals

•

Company performance and steps taken to improve bad performance (e.g., new executives/ directors, spin offs, etc.)

•

Existence of anti-takeover protections or other entrenchment devices

•

Opportunities for shareholder action (e.g., ability to act by written consent)

•

Existing ability for shareholders to call a special meeting

Right of Shareholders to Act by Written Consent

Glass Lewis strongly supports shareholders’ right to act by written consent. As with the right to call special meetings, we believe such rights should be limited to, again depending on company size, a minimum of 10-15% of the shareholders requesting action by written consent, to prevent abuse and waste of corporate resources. Again, we believe a lower threshold may leave companies subject to meetings that may disrupt business operations to focus on the interests of a minority of owners. But we will support proposals to allow shareholders to act by written consent without a minimum threshold because shareholders are better off with this right than without it, and the benefit to shareholders outweighs the potential for abuse.

Board Composition

Glass Lewis believes the selection and screening process for identifying suitably qualified candidates for a company’s board of directors is one which requires the judgment of many factors, including the balance of skills and talents, as well as the breadth and diversity of experience of candidates and existing board members.

The diversity of skills, abilities and points of view can foster the development of a more creative and effective board. In general, however, we do not believe that it is in the best interests of shareholders for firms to be beholden to arbitrary rules regarding its board composition. We believe such matters should be left to a board’s nominating committee, which is generally responsible for establishing and implementing policies regarding the composition of the board, and which can be held accountable through their election.

Reimbursement of Solicitation Expenses

Glass Lewis feels that in some circumstances, replacing some or all directors on a company’s board is warranted where the incumbent director or directors have failed in their oversight of management by failing to address continuously poor performance. Where a dissident shareholder is seeking reimbursement for his or her expenses and has received the support of a majority of shareholders, Glass Lewis generally will recommend in favor of reimbursing the dissident for expenses incurred in waging the contest.

In those rare cases where a shareholder has put the shareholder’s own time and money into a successful campaign to unseat a poorly performing director, we feel that the dissident should be entitled to reimbursement of expenses by the company. In such a situation, other shareholders express their agreement by virtue of their majority vote for the dissident and will share in the improved company performance.

Since contests are expensive and distracting to the management and the board, to avoid encouraging nuisance or agenda-driven contests, we only support the reimbursement of expenses where the dissident has convinced at least a majority of shareholders to support a certain candidate(s).

COMPENSATION

Severance Agreements

As a general rule, Glass Lewis believes that shareholders should not be involved in the approval of individual severance plans. Such matters should be left to the board’s compensation committee, which can be held accountable for its decisions through the election of its director members.

However, when proposals are crafted to only require approval if the benefit exceeds 2.99 times the amount of the executive’s base salary plus bonus, Glass Lewis typically supports such requests. Above this threshold, based on the executive’s average annual compensation for the most recent five years, the company can no longer deduct severance payments as an expense, and thus shareholders are deprived of a valuable benefit. We believe that shareholders should be consulted before relinquishing such a right, and that implementing such policies would still leave companies with sufficient freedom to enter into the vast majority of severance arrangements.

Additionally, investors should monitor severance agreements when they are initially put in place. If shareholders initially approved of a severance agreement, it is inappropriate to vote against the compensation committee later on when the severance agreement goes into effect. However, in the absence of a shareholder vote on severance agreements, Glass Lewis will evaluate the role of the compensation committee when the agreement was adopted.

Advisory Vote on Executive Compensation (“Say-on-Pay”)

As noted above, Glass Lewis does not believe shareholders should be involved in the design, negotiation, management or approval of compensation packages. Such matters should be left to the compensation committee, which can be held accountable for its decisions through their election.

In the case of advisory votes on compensation, however, proposals are typically crafted to allow shareholders a non-binding vote on the company’s executive officers’ compensation and policies. Glass Lewis believes that the advisory vote therefore provides an effective mechanism for enhancing transparency in setting executive pay, improving accountability to shareholders, and providing for a more effective link between pay and performance. Where shareholders believe compensation packages are inappropriately structured, a high negative vote could compel the board to reexamine its compensation practices and act accordingly. While a vote to approve the report will not directly affect the board’s ability to set compensation policy, it will allow shareholders to register their opinions regarding the company’s compensation practices.

While still somewhat nascent, empirical research regarding the effects of advisory votes in certain non- US markets paints a broadly positive picture of the impact of such votes. In particular, a 2004 study for the British Department of Trade and Industry found that the advisory voting requirement has resulted in “a number of well publicized situations where [compensation] committees have changed their policy or practice as a result of direct shareholder voting.” (“Report on the Impact of the Directors’ Remuneration Report Regulations.” Deloitte & Touche. 2004). The study also found that the extent to which companies consulted shareholders about compensation practices has greatly increased over the past two years.

Further empirical evidence suggests that CEO compensation in the UK has been more sensitive to negative operating metrics following the introduction of the remuneration report vote than in prior periods, indicating a decrease in “rewards for failure”. (Fabrizio Ferri and David Maber. “Say on Pay Vote and CEO Compensation: Evidence from the UK.” SSRN: http://ssrn.com/abstract=1169446. June 30, 2008.)

We recognize that criticism has been raised with respect to shareholder advisory votes, such as injecting shareholders too far into compensation decisions and limiting the flexibility of companies to uniquely tailor their compensation policies as they strive to conform to external guidelines. (Laraine S. Rothenberg and Todd S. McCafferty. “’Say on Pay’: Linking Executive Pay to Performance”. New York Law Journal. September 24, 2008). However, we do not believe these arguments are persuasive since shareholders are already, and increasingly, reviewing all aspects of compensation irrespective of an opportunity to cast an advisory vote on compensation. Indeed, a growing number of institutional investors vote against compensation committee members as a means to express concern or dissatisfaction with companies’ compensation practices. As a result, some of these institutions do not feel the adoption of advisory votes is necessary since they will vote against compensation committee members directly.

Glass Lewis does, however, recognize that the use of advisory compensation votes does not necessarily reduce executive compensation. One recent study that found that executive remuneration in the UK has continued to rise at the same rate as prior to the adoption of say on pay, indicating a general failure to curb executive compensation. (Jeffrey Gordon. “’Say on Pay’: Cautionary Notes on the UK Experience and the Case for Muddling Through.” Columbia Law and Economics Working Paper No. 336. SSRN: http:// ssrn.com/abstract=1262867. September 3, 2008). We, however, do not believe that the purpose of an advisory vote on compensation is to “rein in” executive pay. Rather it is to ensure that the remuneration paid to executives is firmly tied to the creation and advancement of long-term shareholder value.

Bonus Recoupments (“Clawbacks”)

Glass Lewis carefully reviews the compensation awarded to senior executives and we believe that senior executives of a company should never receive compensation for performance that was not achieved by the company.

We believe shareholders would be well-served by requiring the board to adopt a more detailed and stringent policy on recouping unearned bonuses, rather than relying on regulatory action such as requirements under Sarbanes Oxley. When examining proposals that require companies to recoup executives’ bonuses paid as a result of faulty accounting, Glass Lewis will first look to see if the company has already adopted a policy to recoup bonuses awarded to senior executives during a restatement, and whether that policy is included in the CEO’s contract. When the board has already committed to a proper course, in our opinion, and their current policy covers the major tenets of the proposal at hand while giving the board adequate flexibility to exercise discretion over these matters, we see no need for further action.

In some instances, shareholder proposals call for board action that may contravene the board’s legal obligations under existing employment agreements with executives. In addition, the board’s ability to exercise its judgment and reasonable discretion on this issue may be excessively limited under such proposals, which may not be warranted, depending on the specific situation of the company in question. We believe it is reasonable that a recoupment policy should only affect senior executives and those directly responsible for the company’s accounting errors.

Where a company is giving a new contract to an executive that does not include a clawback provision and the company has had a material restatement, especially if the restatement was due to fraud, Glass Lewis will recommend voting against the responsible members of the compensation committee. Compensation committee members have an obligation to build in reasonable controls to executive contracts to prevent payments in the case of inappropriate behavior.

Linking Executive Pay to Social Criteria

We recognize that companies’ involvement in environmentally sensitive and labor-intensive industries influences the degree to which a firm’s overall strategy must weigh environmental and social concerns. However, we also understand that the value generated by incentivizing executives to prioritize environmental and social issues is difficult to quantify and therefore measure, and necessarily varies among industries and companies.

When reviewing such proposals seeking to tie executive compensation to environmental or social practices, we will review the target firm’s compliance with (or violation of) applicable laws and regulations, and examine any history of environmental and social related concerns including those resulting in material investigations, lawsuits, fines and settlements. We will also review the firm’s current compensation policies and practice. However, with respect to executive compensation, Glass Lewis generally believes that such policies should be left to the compensation committee. We view the election of directors, specifically those who sit on the compensation committee, as the appropriate mechanism for shareholders to express their disapproval of board policy on this issue.

ENVIRONMENT

When management and the board have displayed disregard for environmental risks, have engaged in egregious or illegal conduct, or have failed to adequately respond to current or imminent environmental risks that threaten shareholder value, we believe shareholders should hold directors accountable when they face reelection. We believe it is prudent for management to assess its potential exposure to all risks, including environmental and regulations pertaining thereto and incorporate this information into its overall business risk profile.

Glass Lewis recognizes the significant financial, legal and reputational risks to companies resulting from poor environmental practices or negligent oversight thereof. We believe part of the board’s role is to ensure that management conducts a complete risk analysis of company operations, including those that have environmental implications. Further, directors should monitor management’s performance in mitigating the environmental risks attendant with relevant operations in order to eliminate or minimize the risks to the company and shareholders.

While Glass Lewis recognizes that most environmental concerns are best addressed via avenues other than proxy proposals, when a substantial environmental risk has been ignored or inadequately addressed, we may recommend voting against responsible members of the governance committee. In some cases, we may recommend voting against all directors who were on the board when the substantial risk arose, was ignored, or was not mitigated.

Climate Change and Green House Gas Emission Disclosure Proposals

Glass Lewis will consider recommending a vote in favor of a reasonable shareholder proposal to disclose a company’s climate change and/or green house gas emission approaches when (i) a company has encountered problems such as lawsuits and/or government investigations or investors have established a link to impact on shareholder value from climate change and/or green house gas emission regulations, and (ii) the company has failed to adequately disclose how it has addressed these problems. We will examine such proposals in light of requests made to the company for additional information, its response and whether there is a reasonable case as to the negative implications to shareholders and the company.

With respect to climate risk, Glass Lewis believes companies should actively consider their exposure to:

Direct environmental risk: Companies should evaluate their financial exposure to a potential rise in sea levels, increased wildfires and extreme weather, reduced air quality, water availability and public health problems brought on by higher temperatures.

Risk due to legislation/regulation: We believe companies, and particularly those operating in carbon-intensive industries, should evaluate their exposure to a potential increase or shift in environmental regulation with respect to their operations.

Legal and reputational risk: As has been seen relating to other environmental, social and governance matters, failure to take action may carry the risk of damaging negative publicity and potentially costly litigation.

As such, Glass Lewis will consider recommending a vote in favor of a reasonable proposal to disclose a company’s climate change and/or greenhouse gas emission strategies when (i) a company has suffered financial impact from reputational damage, lawsuits and/or government investigations, (ii) there is a strong link between climate change and/or its resultant regulation and shareholder value at the firm, and (iii) the company has failed to adequately disclose how it has addressed these risks.

Sustainability

With respect to shareholder proposals requesting that a firm produce a sustainability report, when evaluating these requests we will consider, among other things:

•

The financial risk to the company from the firm’s environmental practices and/or regulation;

•

The relevant company’s current level of disclosure;

•

The level of sustainability information disclosed by the firm’s peers;

•

The industry in which the firm operates;

•

The level and type of sustainability concerns/controversies at the relevant firm, if any;

•

The time frame within which the relevant report is to be produced; and

•

The level of flexibility granted to the board in the implementation of the proposal.

Sustainable Forestry

Sustainable forestry provides for the long-term sustainable management and use of trees and other non-timber forest products. Retaining the economic viability of forests is one of the tenets of sustainable forestry, along with encouraging more responsible corporate use of forests. Sustainable land use and the effective management of land are viewed by some shareholders as important in light of the impact of climate change. Forestry certification has emerged as a way that corporations can address prudent forest management. There are currently several primary certification schemes such as the Sustainable Forestry Initiative (“SFI”) and the Forest Stewardship Council (“FSC”).

There are nine main principles that comprise the SFI: (i) sustainable forestry; (ii) responsible practices;

(iii) reforestation and productive capacity; (iv) forest health and productivity; (v) long-term forest and soil productivity; (vi) protection of water resources; (vii) protection of special sites and biodiversity; (viii) legal compliance; and (ix) continual improvement.

The FSC adheres to ten basic principles: (i) compliance with laws and FSC principles; (ii) tenure and use rights and responsibilities; (iii) indigenous peoples’ rights; (iv) community relations and workers’ rights;

(v)

benefits from the forest; (vi) environmental impact; (vii) management plan; (viii) monitoring and assessment; (ix) maintenance of high conservation value forests; and (x) plantations.

Shareholder proposals regarding sustainable forestry have typically requested that the firm comply with the above SFI or FSC principles as well as to assess the feasibility of phasing out the use of uncertified fiber and increasing the use of certified fiber. We will evaluate target firms’ current mix of certified and uncertified paper and the firms’ general approach to sustainable forestry practices, both absolutely and relative to its peers but will only support proposals of this nature when we believe that the proponent has clearly demonstrated that the implementation of this proposal is clearly linked to an increase in shareholder value.

SOCIAL ISSUES

Non-Discrimination Policies

Where there is clear evidence of employment practices resulting in significant negative economic exposure to the company, Glass Lewis will support shareholder proposals that seek to address labor policies, such as shareholder proposals calling for increased disclosure of labor policies and of steps a company has taken to mitigate the risks associated with those policies.

Glass Lewis recognizes that companies with a record of poor labor relations or treatment of its workers can face risks, such as employee lawsuits, poor employee work performance and turnover, and regulatory investigations. Glass Lewis will hold directors accountable for company decisions related to labor and employment problems.

As risk associated with sensitive issues such as EEO policies and investigations of discrimination have the potential to directly affect shareholder value, we believe shareholders should closely monitor the company’s policies regarding these issues. As an increasing number of peer companies adopt inclusive EEO policies, companies without comprehensive policies may face damaging recruitment, reputational and, potentially, legal risks. We recognize that the theoretical increase in, or protection of, shareholder value resulting from inclusive employment policies may be difficult, if not impossible, to identify or measure.

However, we believe that a pattern of making financial settlements as a result of lawsuits based on discrimination could indicate exposure to findings of discriminatory employment practices. As such, shareholders could, in some instances, benefit from codifying nondiscriminatory policies.

MacBride Principles

To promote peace, justice and equality regarding employment in Northern Ireland, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, proposed the following equal opportunity employment principles:

1.

Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs;

2.

Adequate security for the protection of minority employees both at the workplace and while traveling to and from work;

3.

The banning of provocative religious or political emblems from the workplace;

4.

All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups;

5.

Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings;

6.

The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin;

7.

The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees;

8.

The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement; and

9.

The appointment of senior management staff member to oversee the company’s affirmative action efforts and setting up of timetables to carry out affirmative action principles.

Proposals requesting the implementation of the above principles are typically proposed at firms that operate, or maintain subsidiaries that operate, in Northern Ireland. In each case, we will examine the company’s current equal employment opportunity policy and the extent to which the company has been subject to protests, fines, or litigation regarding discrimination in the workplace, if any. Further, we will examine any evidence of the firm’s specific record of labor concerns in Northern Ireland.

Human Rights

Glass Lewis believes explicit policies set out by companies’ boards of directors on human rights provides shareholders with the means to evaluate whether the company has taken steps to mitigate risks from its human rights practices. As such, we believe that it is prudent for firms to actively evaluate risks to shareholder value stemming from global activities and human rights practices along entire supply chains. Findings and investigations of human rights abuses can inflict, at a minimum, reputational damage on targeted companies and have the potential to dramatically reduce shareholder value. This is particularly true for companies operating in emerging market countries in extractive industries and in politically unstable regions.

As such, while we typically rely on the expertise of the board on these important policy issues, we recognize that, in some instances, shareholders could benefit from increased reporting or further codification of human rights policies.

Military and US Government Business Policies

Glass Lewis believes that disclosure to shareholders of information on key company endeavors is important. However, we generally do not support resolutions that call for shareholder approval of policy statements for or against government programs, most of which are subject to thorough review by the federal government and elected officials at the national level. We also do not support proposals favoring disclosure of information where such disclosure is already mandated by law, unless circumstances exist that warrant the extra disclosure.

Foreign Government Business Policies

Where a corporation operates in a foreign country, Glass Lewis believes that the company and board should maintain sufficient controls to prevent illegal or egregious conduct with the potential to decrease shareholder value, examples of which include bribery, money laundering, severe environmental violations or proven human rights violations. We believe that shareholders should hold board members, and in particular members of the audit committee and CEO, accountable for these issues when they face reelection, as these concerns may subject the company to financial risk such as fines for violating the Foreign Corrupt Practices Act. In some instances, we will support appropriately crafted shareholder proposals specifically addressing concerns with the target firm’s actions outside its home jurisdiction.

Health Care Reform Principles

Health care reform in the United States has long been a contentious political issue and Glass Lewis therefore believes firms must evaluate and mitigate the level of risk to which they may be exposed regarding potential changes in health care legislation. In 2009, Glass Lewis reviewed multiple shareholder proposals requesting  that  boards adopt  principles for  comprehensive health  reform, such  as  the following based upon principles reported by the Institute of Medicine:

•

Health care coverage should be universal;

•

Health care coverage should be continuous;

•

Health care coverage should be affordable to individuals and families;

•

The health insurance strategy should be affordable and sustainable for society; and

•

Health insurance should enhance health and well-being by promoting access to high-quality care that is effective, efficient, safe, timely, patient-centered and equitable.

Given the current national debate regarding health care, we typically believe that individual board rooms are not the appropriate forum in which to address evolving and contentious national policy issues. The adoption of a narrow set of principles could limit the board’s ability to comply with new regulation or to appropriately and flexibly respond to health care issues as they arise. As such, barring a compelling reason to the contrary, we typically do not support the implementation of national health care reform principles at the company level.

Tobacco

Glass Lewis recognizes the contentious nature of the production, procurement, marketing and selling of tobacco. However, we typically do not support proposals requesting that firms shift away from, or significantly alter, the legal production or marketing of core products. We also recognize that tobacco companies are particularly susceptible to reputational and regulatory risk due to the nature of its operations. As such, we will consider supporting uniquely tailored and appropriately crafted shareholder proposals requesting increased information or the implementation of suitably broad policies at target firms on a case-by-case basis.

Reporting Contributions and Political Spending

Glass Lewis believes that disclosure of how a company uses its funds is an important component of corporate accountability to shareholders. In our view, a rigorous oversight process can minimize a company’s exposure to legal, reputational and financial risk by ensuring that corporate assets are used to enhance shareholder value in accordance with federal and state law, consistent with a company’s stated values, and the long-term interests of the company.

While corporate contributions to national political parties and committees controlled by federal officeholders are prohibited under federal law, corporations can legally donate to state and local candidates, organizations registered under 26 USC Sec. 527 of the Internal Revenue Code and state- level political committees. There is, however, no standardized manner in which companies must disclose this information. As such, shareholders often must search through numerous campaign finance reports and detailed tax documents to ascertain even limited information. Corporations also frequently join trade associations, generally paying dues to do so, as a means for corporate political action. However, trade associations are neither required to report funds they receive for nor spend on political activity. Therefore, the tracking of corporate expenditures to political causes through trade associations can be impossible, often leaving corporations unable to determine for themselves which causes or campaigns their dues or donations have gone to support. Since not all donations to trade organizations are used strictly for political purposes, we question how corporations are able to assess the efficacy of such donations or determine the effect of such expenditure on long-term shareholder value.

Further, the empirical evidence regarding the benefit to shareholders of corporate political contributions remains unclear. In one study of firm-level contributions to U.S. political campaigns from 1979 to 2004, researchers found that measures of support to candidates were positively and significantly correlated with a cross-section of future returns. This was especially the case when those contributions went to a large number of candidates in the same state as the contributing firm (Michael J. Cooper, Huseyin Gulen and Alexei V. Ovtchinnikov. “Corporate Political Contributions and Stock Returns.” SSRN. September 26, 2008). However, in a separate study of political contributions from 1991 to 2004, researchers found donations to be negatively correlated with future excess returns with only limited support for the contention that political donations represent an investment in political capital (Rajash K. Aggarwal, Felix Meschke and Tracy Yue Wang. “Corporate Political Contributions: Investment or Agency?” SSRN. August 11, 2008).

Given that political donations are strategic decisions intended to increase shareholder value and have the potential to negatively affect the company, we believe the board should either implement processes and procedures to ensure the proper use of the funds or closely evaluate the process and procedures used by management. At least one study found that close board oversight of lobbying strategies may minimize instances of the company contributing to causes that are not in shareholders best interests (Robert Repetto. “Best Practice in Internal Oversight of Lobbying Practice”. Yale Center for Environmental Law & Policy. September 1, 2006).

When evaluating whether the report requested would benefit shareholders, Glass Lewis seeks answers to the following three key questions:

•

Is the Company’s disclosure comprehensive and readily accessible?

•

How does the Company’s political expenditure policy and disclosure compare to its peers?

•

What is the Company’s current level of oversight?

Glass Lewis will consider supporting a proposal seeking increased disclosure of corporate political expenditure and contributions if the firm’s current disclosure is insufficient, is lacking compared to its peers, and where there is inadequate board oversight, evidenced by some evidence or credible allegation that the Company is mismanaging corporate funds through political donations or has a record of doing so. We will, in each case, consider the merits of the proposal in the context of relevant company. If Glass Lewis discovers particularly egregious actions by the company, we will consider recommending voting against the governance committee members or other responsible directors.

Animal Welfare

Glass Lewis believes that it is prudent for management to assess potential exposure to regulatory, legal and reputational risks associated with all business practices including those related to animal welfare; failure to take action on certain issues may carry the risk of fines and damaging negative publicity. A high profile campaign launched against a company could result in shareholder action, a reduced customer base, protests and potentially costly litigation.

However, in general, we believe that the board and management are in the best position to determine policies relating to the care and use of animals. As such, we will typically vote against proposals seeking to eliminate or limit board discretion regarding animal welfare unless there is a clear and documented link between the board’s policies and the degradation of shareholder value.

For more information about Glass Lewis’ policies

or approach to proxy analysis, please visit www.glasslewis.com or contact Chief Policy Officer

Robert McCormick at +1 415 678-4228

San  Francisco

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